UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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COREBRIDGE FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

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Corebridge Financial, Inc.

2023 Notice of Annual Meeting and Proxy Statement

To Corebridge Financial, Inc. Stockholders:

We are pleased to hold the first annual meeting of Corebridge Financial, Inc. (“Corebridge”) stockholders. The attached 2023 Proxy Statement contains important information regarding the agenda for the meeting and voting instructions.

2022 was an extraordinary year for Corebridge. Notably, we completed both the largest ever debt raise by an U.S. insurance company and the largest U.S. initial public offering in 2022. We also reported full-year financial results for 2022 that demonstrated the strength of the Corebridge platform and how its diversified, scaled businesses provide opportunity and stability, even in a challenging macroeconomic environment.

The Board encourages you to read the 2023 Proxy Statement and the accompanying Annual Report.  We appreciate your important vote on the matters contained in the 2023 Proxy Statement and welcome you to join the virtual Annual Meeting of Shareholders at www.virtualshareholdermeeting.com/CRBG2023 on Tuesday, June 20, 2023, at 8:30 a.m. Eastern Time.  Thank you for your support of Corebridge.

Peter Zaffino	Kevin Hogan
Chairman of the Board	President and Chief Executive Officer

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Notice of Corebridge Financial, Inc.
2023 Annual Meeting of Stockholders

On behalf of the Corebridge Financial, Inc. (“Corebridge”) Board of Directors, I cordially invite you to attend the Corebridge 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

2023 Annual Meeting Details

Date and Time: June 20, 2023 at 8:30 a.m. Eastern Time (ET)	Location: Live via the internet at www.virtualshareholder meeting.com/CRBG2023

Record Date:
April 24, 2023

If you owned shares of Corebridge common stock at the close of business on the record date of April 24, 2023, you are entitled to receive this notice and to vote during the meeting or by proxy.

How to Vote

Method	Details	Vote must be received or submitted by:
By Phone	1-800-690-6903	11:59 p.m. ET, June 19, 2023
Online Before the Meeting	www.proxyvote.com	11:59 p.m. ET, June 19, 2023
By Mail	Return your completed proxy card in the prepaid envelope	11:59 p.m. ET, June 19, 2023
Online During the Meeting	Go to: www.virtualshareholder meeting.com/CRBG2023	Before the polls close during the Annual Meeting

Proxies

The Corebridge Board of Directors is soliciting proxies to be voted at the Annual Meeting on June 20, 2023, and at any postponed or reconvened meeting. Proxy materials or a Notice of Internet Availability of Proxy Materials were first made available, sent or given to stockholders beginning on or about April 28, 2023.

Items of Business

1.	Elect thirteen directors for a one-year term ending at the 2024 Annual Meeting of Stockholders
2.	Vote to approve the 2022 compensation of Corebridge’s named executive officers on an advisory basis
3.	Vote to approve the frequency of future executive compensation votes on an advisory basis
4.	Vote to ratify the appointment of PricewaterhouseCoopers LLP as Corebridge’s independent registered public accounting firm for 2023
5.	Transact any other business properly presented at the Annual Meeting

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Accessing the 2023 Annual Meeting

To participate in the 2023 Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on any voting instruction form accompanying these proxy materials.

Please carefully review the 2023 Proxy Statement for additional information regarding the matters to be acted on during the Annual Meeting.

By order of the Board of Directors,

Chris Banthin
Chief Corporate Counsel and Corporate Secretary

We have adopted a virtual meeting format for the Annual Meeting to provide a convenient opportunity for our stockholders to participate from wherever they are located. We believe that the virtual meeting format affords our stockholders an opportunity for meaningful participation, and we have taken steps so that stockholders will be able to attend, vote and submit questions via the internet.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held virtually via the internet on June 20, 2023.

The 2023 Proxy Statement and our 2022 Annual Report are available free of charge in the Investors section of our website at www.corebridgefinancial.com.

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Certain Important Terms

Term	Means
AGC	AGC Life Insurance Company, a Missouri insurance company
AIG	AIG Inc. and its subsidiaries other than the Company, unless the context refers to AIG Inc. only
AIG Bermuda	AIG Life of Bermuda, Ltd., a Bermuda insurance company
AIG CEO	AIG Inc.’s Chairman and Chief Executive Officer
AIG Director	A director designated by AIG pursuant to its right under the Separation Agreement to designate a number of directors on each Corebridge Slate until the date on which AIG ceases to beneficially own at least 5% of Corebridge’s common stock
AIG Inc.	American International Group, Inc., a Delaware corporation and our controlling shareholder
AIGLH	AIG Life Holdings, Inc., a Texas corporation
AIG Life UK	AIG Life Limited, a UK insurance company, and its subsidiary
AIGM	AIG Markets, Inc., a consolidated subsidiary of AIG
AIRCO	American International Reinsurance Company, Ltd., a consolidated subsidiary of AIG
Annual Meeting	Corebridge Financial, Inc. 2023 Annual Meeting of Stockholders
Argon	Argon Holdco LLC, a wholly-owned subsidiary of Blackstone Inc.
Audited consolidated financial statements	The consolidated balance sheets of the Company as of December 31, 2022 and 2021 and the related consolidated statements of income (loss), of comprehensive income (loss), of equity and of cash flows for each of the three years in the period ended December 31, 2022, including the related notes and financial statement schedules
Blackstone	Blackstone Inc. and its subsidiaries
Blackstone IM	Blackstone ISG-1 Advisors L.L.C.
Blackstone Stockholders’ Agreement	Stockholders’ Agreement dated November 2, 2021 between Corebridge, AIG Inc. and Argon
Board	Corebridge Financial, Inc. Board of Directors
By-laws	Corebridge Financial, Inc. Second Amended and Restated By-laws
Change in Control Date	First date on which AIG ceases to beneficially own more than 50% of Corebridge’s common stock
CLO	Collateralized Loan Obligation
COI	Corebridge Financial, Inc. Amended and Restated Certificate of Incorporation
Commitment Letter	Commitment Letter, dated November 2, 2021, between Blackstone IM and Corebridge

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Company	Corebridge and its consolidated subsidiaries, unless the context refers to Corebridge only
Controlled Company	A controlled company as defined by the NYSE Listed Company Manual
Corebridge	Corebridge Financial, Inc.
Corebridge Slate	Candidates for election as Corebridge directors proposed or recommended by the Board to Corebridge shareholders in connection with a meeting of shareholders
Corporate Governance Guidelines	Corebridge Financial, Inc. Corporate Governance Guidelines
Exchange Act	Securities Exchange Act of 1934, as amended
Fortitude Re	Fortitude Reinsurance Company Ltd., a Bermuda insurance company
Fortitude Re Bermuda	FGH Parent, L.P., a Bermuda exempted limited partnership and the indirect parent of Fortitude Re
GAAP	U.S. generally accepted accounting principles
IPO	Initial public offering of Corebridge common stock on September 14, 2022
Laya	Laya Healthcare Limited, an Irish insurance intermediary, and its subsidiary
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PwC	PricewaterhouseCoopers LLP
Registration Rights Agreement	Registration Rights Agreement between AIG and Corebridge dated September 14, 2022
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
Separation Agreement	Separation Agreement between AIG and Corebridge dated September 14, 2022
Transition Services Agreement	Transition Services Agreement between AIG and Corebridge dated September 14, 2022
SMA	Certain separately managed account agreements between Corebridge and Blackstone IM
VIE	Variable interest entity
We, us, our	The Company, unless the context refers to Corebridge only

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Proxy Statement Summary

This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider in making a voting decision, and you should carefully read the entire Proxy Statement before voting.

Proposal		Board Recommendation	Page
1.	Elect thirteen directors for a one-year term ending at the 2024 Annual Meeting of Stockholders	FOR each director nominee	9
2.	Approve, on an advisory basis, the 2022 compensation paid to our named executive officers	FOR	45
3.	Approve, on an advisory basis, the frequency of future executive compensation votes	ANNUAL	87
4.	Ratify the appointment of PwC to serve as our independent registered public accounting firm for 2023	FOR	88

What We Do

We make it possible for more people to take action in their financial lives. With more than $355 billion in assets under management and administration as of December 31, 2022, Corebridge is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures.

Corporate Governance Highlights

We are pleased to be starting our journey as a public company with a strong corporate governance framework.

What We Do	What We Don’t Do

   Annual election of directors with equal voting rights per share

   Majority voting for directors in uncontested elections

   Regular meetings of independent directors in executive sessions without management

   Robust director and executive stock ownership guidelines

   Proxy access rights

   Shareholder rights to call a special meeting of shareholders

   Shareholder rights to act by written consent

   Robust clawback policy

x   Directors generally may not stand for election after reaching age 75

x   No supermajority voting requirements

x   Directors are subject to limitations on board service at other public companies

x   Board generally will not appoint a Committee Chair to serve for longer than a five-year term

x   Directors’ equity awards do not settle until they retire from the Board

x   No hedging, pledging or short sales of Corebridge securities

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Compensation Highlights

2022 was a transition year for our executive compensation program. While our executives participated in AIG’s direct compensation program in 2022, they also began participation in our own retirement, health and welfare plans prior to the IPO. We also adopted our own equity compensation plans and certain compensation policies and practices during 2022, including a clawback policy and stock ownership guidelines for executives and directors.

The components of our executives’ compensation include direct compensation, indirect compensation and termination benefits as described in the following table.

Component	Description	Purpose
Direct Compensation
Base Salary	Fixed cash compensation	To fairly compensate executives for the responsibilities of their positions, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking
Short-Term Incentive Awards	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	To drive business objectives and strategies and reward performance delivered during the year
Long-Term Incentive Awards	Equity-based compensation in the form of performance share units, restricted stock units and stock options	To reward long-term value creation, performance achievements and stock price appreciation
Indirect Compensation
Retirement, Health and Welfare Programs	Retirement savings, financial protection and other compensation and benefits providing long- term financial support and security for employees	To assist with long-term financial support and security, including retirement savings
Termination Benefits
Severance Benefits	Lump sum payment and other benefits for certain terminations of employment	To offer competitive total compensation packages and enable us to obtain a release of employment-related claims
Change-in-Control Benefits	Benefits in the event of termination related to a change in control	To help ensure ongoing retention of executives when considering potential transactions that may create uncertainty as to their future employment and enable us to obtain a release of employment-related claims

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Proposal 1: Election of Directors

What am I voting on?

The Board has nominated thirteen directors for election at the Annual Meeting. Each director elected at the Annual Meeting will serve until the 2024 Annual Meeting or until a successor is duly elected and qualified. Each of the director nominees is a current member of the Board and has consented to being named as a nominee and to serve if elected.

How does the Board recommend that I vote?

The Board recommends that you vote FOR the election of each director nominee. The Board believes that, if elected, the nominees will continue to provide effective oversight of our business and continue to advance our shareholders’ interests by drawing upon their collective qualifications, skills, experience and attributes, as summarized below.

How will the proxyholders vote?

Unless otherwise instructed, the proxyholders will vote FOR the election of the director nominees. It is not expected that any of the nominees will become unavailable for election as a director at the Annual Meeting, but if any should become unavailable, proxies will be voted for such other persons as the proxyholders may determine in their discretion. Alternatively, the Board may reduce its size.

What is the vote required for the election of a director nominee?

The By-Laws provide that, in uncontested elections, director nominees must receive the affirmative vote of a majority of the votes cast to be elected (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). An “uncontested election of directors” means an election of directors in which the number of director nominees does not exceed the number of directors to be elected by the shareholders at that election. Only votes cast “for” or “against” a director nominee will be considered.

Under the By-laws and Corporate Governance Guidelines, each director nominee is required to submit an irrevocable resignation from the Board that would become effective upon: (1) the failure of the nominee to receive the required vote at the Annual Meeting and (2) the Board’s acceptance of the resignation. If a nominee fails to receive the required vote, the Board will accept the resignation unless the Board determines that the best interests of Corebridge and its shareholders would not be served by doing so.

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Director Election Considerations

We believe it is essential to have a qualified group of directors with an appropriate mix of skills, experience and attributes to oversee our business. This section describes various considerations related to the election of directors.

Board Size and Composition

The size and composition of the Board will be determined from time to time by balancing the following considerations:

•	The size of the Board should facilitate substantive discussions by the whole Board in which each director can participate meaningfully. Given the size and complexity of the businesses in which we are engaged, as well as the value of diversity of experience and views among Board members, the Board currently believes that it will be desirable over time to have between 8 and 14 members (allowing that a larger or smaller number may be necessary or advisable in periods of transition or other particular circumstances).
•	To provide oversight to management, given our complex businesses, the composition of the Board should encompass a broad range of skills, expertise, insurance, financial services and other industry knowledge and diversity of opinion. This variety of attributes should contribute to the Board’s collective strength.
•	Although the Board has not adopted a specific diversity policy, important diversity characteristics that contribute to the total mix of viewpoints and experiences represented on the Board include race, gender identity, ethnicity, religion, nationality, disability, sexual orientation and cultural background. Also, the Board considers diversity in a broad sense, including work experience, skills and perspective.
•	After the Change in Control Date, at least two-thirds of the Board will consist of directors who are, under the NYSE listing standards, “independent” in the business judgment of the Board, to the extent required by the NYSE and subject to applicable transition rules as a Controlled Company.

In addition to the above, under the Separation Agreement, AIG has the right to designate the majority of directors on each Corebridge Slate until the Change in Control Date. After the Change in Control Date and until AIG ceases to own at least 5% of Corebridge’s common stock, AIG will have the right to designate a number of directors on each Corebridge Slate in proportion to its ownership, rounded up to the nearest whole number. The following directors currently serve as AIG Directors pursuant to the Separation Agreement: Mr. Zaffino, Mr. Burk, Ms. Fato, Ms. Hirsch, Ms. Purtill, Ms. Rocha and Mr. Schaper.

Under the Blackstone Stockholders’ Agreement, Blackstone has the right to designate one member of our Board, subject to maintaining specified ownership requirements. Mr. Gray currently serves as the Blackstone designee.

Director Tenure

Directors hold office until the annual meeting of stockholders next succeeding their election and until a successor is elected and qualified or their earlier resignation or removal. The Board does not believe that term limits are appropriate, as term limits may result in the loss of long-serving directors who over time have developed unique and valuable insights into our business and therefore can provide a significant contribution to the Board.

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No individual may stand for election as a director after reaching the age of 75. The Board may waive this requirement for a period of one year, if it determines that a waiver is in the best interests of Corebridge.

Director Recruitment Process

The Board will consider candidates recommended by other directors, stockholders and executive management. The Board also may engage search firms to assist in identifying and/or evaluating candidates and to ensure that it is considering a large and more diverse pool of candidates.

Stockholder Input in Recommending and Nominating Directors

The Board will give appropriate consideration to candidates for Board membership proposed by stockholders, including pursuant to our proxy access by-law, and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Board. Stockholders may propose nominees for consideration by the Board by complying with the procedures and requirements in the By-laws or by submitting names and supporting information by email to corebridgecorporategovernance@aig.com or mail to:

Corporate Secretary
Corebridge Financial, Inc.
2919 Allen Parkway, L4-01
Woodson Tower
Houston, Texas 77019

All stockholder recommendations as to possible Board members must comply with the information and timing requirements set forth in the By-laws.

Proxy Access

The By-laws also permit eligible shareholders to include their own director nominees in our proxy statement for the annual meeting. The Board believes proxy access is an additional mechanism for Board accountability and for ensuring that director nominees are supported by our long-term shareholders.

Under the proxy access provision of the By-laws, a shareholder, or a group of up to 20 shareholders, owning three percent or more of Corebridge common stock continuously for at least three years may nominate and include in Corebridge’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board, so long as the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Qualifying shareholders who wish to submit director nominees for election at the 2024 Annual Meeting of Shareholders pursuant to the proxy access by-law may do so in compliance with the procedures described in “Other Matters—Shareholder Proposals for the 2024 Annual Meeting.”

Criteria for Evaluating Director Candidates

Nominees for the position of director will be selected considering the following criteria:

•	high personal and professional ethics, values and integrity;
•	ability to work together as part of an effective, collegial group;
•	commitment to representing the long-term interests of Corebridge;
•	skill, expertise, diversity, background and experience with businesses and other organizations that the Board deems relevant;
•	the interplay of the individual’s experience with the experience of other Board members;
•	the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively;
•	ability and willingness to commit adequate time to Corebridge over an extended period of time; and
•	the extent to which the individual would otherwise be a desirable addition to the Board and any committees of the Board.

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Our Director Nominees

Director Independence Assessment

The Board has determined that four of the director nominees—Mr. Colberg, Mr. Lynch, Ms. Schioldager and Ms. Walsh—are independent under the NYSE listing standards. No other directors who have served on the Board since the IPO have been determined to be independent by the Board.

In making the independence determinations, the Board considered relationships arising from: (1) insurance products provided to directors and/or entities with which they are affiliated within the ordinary course of business and on the same terms made available to third parties, (2) our status as a Controlled Company of AIG, (3) Blackstone’s investment in Corebridge and (4) the former employment of a director’s immediate family member in a non-executive capacity.

NYSE rules require that listed companies have a majority of independent members on their Board. However, as a Controlled Company, we are not required to comply with this rule until one year after we cease to be a Controlled Company.

Director Information

Peter Zaffino, AIG Director and Chairman of the Board

Age: 56

Director Since: 2021

Committees:

•   Audit Committee

•   Special Purpose Committee (Chairman)

Career Highlights:

AIG (2017 – Present)

•   Chairman since 2022

•   Chief Executive Officer since 2021

•   President since 2020

•   Executive Vice President and Global Chief Operating Officer, 2017 – 2021

•   Chief Executive Officer, General Insurance, 2017 – 2019

Marsh & McLennan Companies, Inc. (professional services)

•   Various senior positions, including:

–   Chairman for the Risk and Insurance Services segment, 2015 – 2017

–   Chief Executive Officer of Marsh, LLC, 2011 – 2017

–   President and Chief Executive Officer of Guy Carpenter, 2008 – 2011

–   Various executive roles at Guy Carpenter, 2001 – 2008

CORE Holdings, a GE Capital portfolio company

•   Various roles, 1995 – 2001

Other Directorships: AIG

Qualifications: Mr. Zaffino brings to the Board his expertise and key leadership skills developed through extensive experience in the insurance and financial services industries, with a strong background across finance, operations, professional services and risk management, as well as perspective as Chairman and Chief Executive Officer of AIG.

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Adam Burk, AIG Director

Age: 46

Director Since: 2021

Committees: None

Career Highlights:

AIG (2013 – Present)

•   Head of Corporate Development, Strategy and Mergers & Acquisitions since 2021

•   Previously served as Chief Financial Officer of Global Operations and held other senior roles within capital strategy and planning

Citigroup, Nomura and Morgan Stanley

•   Investment Banker (focused on financial institutions, specializing in insurance)

Latham & Watkins

•   Associate

Qualifications:  Mr. Burk brings to the Board his expertise developed through extensive experience in the financial services industry, with a strong background across financial services, insurance and capital strategy, and perspective as a Head of Corporate Development, Strategy and Mergers & Acquisitions for AIG.

Alan Colberg, Independent Director

Age: 61

Director Since: 2022

Committees: Audit Committee (Chair)

Career Highlights:

Assurant, Inc.

•   Chief Executive Officer, 2021 – 2022

•   President and Chief Executive Officer, 2014 – 2021

•   Executive Vice President of Marketing and Business Development, 2011 – 2014

Bain & Company, Inc.

•   Consultant for 22 years, leading the firm’s global Financial Services practice

Other Current Directorships: US Bancorp

Former Directorships:

•   Assurant, Inc.

•   CarMax, Inc.

Qualifications:  Mr. Colberg’s chief executive officer experience at Assurant and senior leadership experience in the financial services, insurance and consulting industries qualify him to serve on our Board. Further, Mr. Colberg’s extensive background in corporate strategy and finance enables him to provide additional insight to our Board and its committees.

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Lucy Fato, AIG Director

Age: 56

Director Since: 2021

Committees: Special Purpose Committee

Career Highlights:

AIG (2017 – Present)

•   Executive Vice President and General Counsel, since 2017

•   Global Head of Communications and Government Affairs, since 2020

•   Interim Head of Human Resources from October 2018 - 2019 and in 2021

Nardello & Co. LLC

•   Managing Director, Head of the Americas and General Counsel, 2016 – 2017

McGraw Hill Financial, Inc. (now known as S&P Global)

•   Consultant, 2015 – 2016

•   Executive Vice President & General Counsel, 2014 – 2015

Marsh & McLennan Companies, Inc.

•   Vice President, Deputy General Counsel and Corporate Secretary, 2005 – 2014

Davis Polk & Wardwell LLP

•   Partner, 2000 – 2005

•   Associate 1991 – 2000

Current Directorships: New York State Department of Financial Services Insurance Advisory Board

Qualifications:  Ms. Fato brings to the Board her expertise developed through extensive experience in the legal and insurance industries, with a strong background in capital markets and corporate governance and across other professional services, as well as perspective as General Counsel and Global Head of Communications and Government Affairs of AIG.

Jonathan Gray, Blackstone Director

Age: 53

Director Since: 2021

Committees: None

Career Highlights:

Blackstone Inc. (1992 – Present)

•   President and Chief Operating Officer

•   Previously served as Global Head of Real Estate

Other Directorships:

•   Blackstone Inc.

•   Hilton Worldwide Holdings Board of Directors

Qualifications:  Mr. Gray brings to the Board his expertise developed through extensive experience in the financial services industry, with a strong background across financial services, private investment and real estate and perspective as President and Chief Operating Officer of Blackstone.

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Marilyn Hirsch, AIG Director

Age: 54

Director Since: 2022

Committees: None

Career Highlights:

AIG (2022 – Present)

•   Senior Vice President and Treasurer, since 2022

•   Various corporate development and strategy roles, 2011 – 2015

The Allstate Corporation

•   Senior Vice President, Treasury, FP&A and Corporate Development, 2019 - 2021

•   Senior Vice President, Head of Corporate Development, 2015 - 2019

Credit Suisse (f.k.a, Donaldson, Lufkin & Jenrette Securities Corporation)

•   Investment banker, 1995 - 2006

Qualifications:  Ms. Hirsch’s expertise and experience in the financial services and insurance industries qualify her to serve on our Board. Further, Ms. Hirsch’s extensive background in corporate treasury and finance enables her to provide additional insight to our Board.

Kevin Hogan, Director, President and Chief Executive Officer

Age: 60

Director Since: 2021

Committees: None

Career Highlights:

Corebridge Financial, Inc. (2014 – Present)

•   President and Chief Executive Officer, since 2014

Zurich Insurance Group

•   Chief Executive Officer, Global Life Insurance, 2009 – 2013

AIG

•   Various senior positions, 1984 – 2008

Other Current Directorships:

•   LL Global/LIMRA

•   Alliance for Lifetime Income

•   ACLI

Qualifications:  Mr. Hogan brings to the Board, his expertise and key leadership skills developed through his extensive experience in the financial services industry. Mr. Hogan holds a very strong background in insurance, and perspective as Chief Executive Officer of Corebridge.

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Christopher Lynch, Independent Director

Age: 65

Director Since: 2021

Committees: Audit Committee

Career Highlights:

Independent Consultant

•   Provides a variety of services to public and privately held companies, since 2007

KPMG

•   Variety of positions over 29-year career:

–    National Partner in Charge of Financial Services Line of Business

–    Chaired America’s Financial Services Leadership team and member of the Global Financial Services Leadership and the U.S. Industries Leadership teams

–    Partner in National Department of Professional Practice and Fellow at the Financial Accounting Standards Board

Other Current Directorships: Tenet Healthcare Corporation

Former Directorships:

•   AIG

•   Federal Home Loan Mortgage Corporation

Qualifications:  Mr. Lynch brings to the Board his expertise and key leadership skills developed through extensive experience in the financial services industry, with a strong background across financial audit and accounting services.

Sabra Purtill, AIG Director

Age: 60

Director Since: 2023

Committees: None

Career Highlights:

AIG (2019 – Present)

•   Interim AIG Chief Financial Officer, since January 2023

•   Corebridge Executive Vice President and Chief Investment Officer, April 2022 – January 2023

•   AIG Executive Vice President and Chief Risk Officer, July 2021 – April 2022

•   Previously, Deputy Chief Financial Officer overseeing Treasury, Rating Agency Relations, Investor Relations and Corporate Development

Hartford Financial Service Group, Inc.

•   Senior Vice President, Investor Relations and Treasurer

Assured Guaranty Ltd.

•   Managing Director, Investor Relations and Communications

Chubb Limited

•   Senior Vice President

Qualifications:  Ms. Purtill brings to the Board her expertise developed through extensive experience in the financial services industry, with a strong background across insurance, risk management and investment management, and perspective from her executive role at AIG.

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Elaine Rocha, AIG Director

Age: 50

Director Since: 2021

Committees: None

Career Highlights:

AIG (2010 – Present)

•   Senior Vice President and Global Chief Investment Officer

•   Previously served as Global Chief Operating Officer of Reinsurance, Global Chief Operating Officer of Investments and Senior Attorney

Qualifications:  Ms. Rocha brings to the Board her expertise developed through extensive experience in the financial services and legal industry, with a strong background across insurance, investments, and law and perspective as a senior executive of AIG.

Chris Schaper, AIG Director

Age: 58

Director Since: 2023

Committees: None

Career Highlights:

AIG (2019 – Present)

•   Chief Executive Officer for AIG Re, Validus Re and AlphaCat

Marsh & McLennan Companies, Inc.

•   Chief Executive Officer of Victor Insurance Holdings, Marsh’s global managing general agent business, 2016 – 2019

Montpelier Re Ltd

•   President

Blue Capital (Montpelier’s capital markets entity)

•   Underwriting Chair

Endurance Specialty Insurance Ltd.

•   Various leadership roles, including Chief Underwriting Officer and Head of Reinsurance

Other Directorships:

•   Flagstone (Bermuda) Holdings Limited, September 2020 – Present

•   Reinsurance Association of America, September 2020 – Present

Qualifications:  Mr. Schaper brings to the Board his expertise developed through extensive experience in the insurance and reinsurance industry and perspective as a senior executive of AIG.

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Amy Schioldager, Independent Director

Age: 60

Director Since: 2021

Committees:

•   Special Purpose Committee

•   Section 16 Subcommittee

Career Highlights:

Blackrock, Inc.

•   Senior Managing Director and Global Head of Beta Strategies, 2006 – 2017

•   Member of Global Executive Committee, 2012 – 2017

•   Vice Chair of Corporate Governance committee, 2008 – 2015

•   Founded and lead BlackRock’s Women’s Initiative

Wells Fargo Investment Advisors

•   Fund Accountant

Other Directorships: Intermediate Capital Group

Former Directorships: AIG

Qualifications:  Ms. Schioldager brings to the Board her expertise and key leadership skills developed through extensive experience in the financial services industry, with a strong background across investment management, corporate governance and accounting services.

Patricia Walsh, Independent Director

Age: 57

Director Since: 2022

Committees:

•   Special Purpose Committee, Section 16 Sub-Committee

Career Highlights:

Stripe Inc.

•   Chief Legal Officer since January 2020

Voya Financial, Inc.

•   Chief Legal Officer, 2015 – 2020

Cigna Corp.

•   Deputy General Counsel

MassMutual Life Insurance Company

•   Deputy General Counsel

Cleary Gottlieb Steen & Hamilton LLP

•   Associate

Office of the General Counsel at the SEC

Qualifications:  Ms. Walsh’s expertise and experience in the technology and insurance industries qualify her to serve on our Board. Further, Ms. Walsh’s extensive legal background enables her to provide additional insight to our Board and its committees.

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Corporate Governance

We are committed to effective corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics while promoting the long-term interests of shareholders. Our governance structure is set forth in the COI, By-laws, Corporate Governance Guidelines and other documents. These documents were updated or adopted at the time of our IPO, and we intend to regularly review and make modifications to them from time to time based on corporate governance developments and shareholder feedback to ensure their continued effectiveness.

Governance Practices

What We Do	What We Don’t Do

   Annual election of directors with equal voting rights per share

   Majority voting for directors in uncontested elections

   Regular meetings of independent directors in executive sessions without management

   Robust director and executive stock ownership guidelines

   Proxy access rights

   Shareholder rights to call a special meeting of shareholders

   Shareholder rights to act by written consent

   Robust clawback policy

x  Directors generally may not stand for election after reaching age 75

x  No supermajority voting requirements

x  Directors are subject to limitations on board service at other public companies

x  Board generally will not appoint a Committee Chair to serve for longer than a five-year term

x  Directors’ equity awards do not settle until they retire from the Board

x  No hedging, pledging or short sales of Corebridge securities

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Leadership Structure

The Board does not have a policy mandating whether the roles of Chair and Chief Executive Officer should be separate or combined. Rather, the Board believes that it is in the best interests of Corebridge for the Board to periodically evaluate and make a determination regarding whether or not the Chair role should be held by an independent director and whether or not to separate or combine the roles of Chair and Chief Executive Officer, depending upon the circumstances.

The current policy of the Board, reflected in the By-laws, is that:

•	the role of Chair may or may not be filled by an independent director and
•	after the Change in Control Date, if the Chair is not independent, the independent directors shall elect a lead independent director.

Also, we are currently subject to the terms of the Separation Agreement which provide that:

•	the Chair must be a director designated by AIG until the Change in Control Date and
•	after the Change in Control Date and until the date upon which AIG ceases to own more than 25% of Corebridge’s stock, Corebridge may not elect, appoint, designate or remove the Chair (other than removal for cause) without AIG’s consent.

Our independent directors regularly meet in executive sessions without management. The presiding director for each meeting is chosen on an ad hoc basis based on the items to be discussed.

Board Effectiveness

Attendance at Board, Committee and Annual Meetings

The Board considers director attendance at Board and Committee meetings an essential duty of a director. Accordingly, the Corporate Governance Guidelines provide that any director who, for two consecutive calendar years, attends fewer than 75% of the total regular meetings of the Board and the meetings of all Committees of which such director is a voting member, will not be nominated for re-election at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Board.

Our Board held eight meetings and the Audit Committee held six meetings in 2022 and each director attended at least 75% of the meetings. The independent directors regularly meet in executive session, without management present.

All directors are expected to attend our annual meetings. The 2023 Annual Meeting is our first annual meeting after becoming a public company in 2022.

Director Service on Other Boards

We value the experience directors bring from other boards on which they serve but recognize that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. Accordingly, memberships on any other public company board of directors or other significant commitments involving affiliation with other businesses or governmental units are subject to prior review and clearance by the Company.

It is our policy that the Chief Executive Officer should not serve on the board of directors of more than one public company (other than Corebridge or a company in which Corebridge has a significant equity interest). In addition, absent special circumstances: (1) other directors should not serve on the boards of directors of more than three public companies (other than Corebridge or a company in which Corebridge has a significant equity interest) that require substantial time commitments; (2) other directors who are executive officers of another public company should not serve on the boards of directors of more than

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one public company (other than Corebridge and the public company for which the director serves as an executive officer); and (3) members of the Audit Committee should not serve on more than two other public company board audit committees.

Risk Oversight

Corebridge has a risk management framework that leverages, and is consistent with, AIG’s overall risk management framework overseen by the AIG board of directors. Prior to the IPO, the Board reviewed and approved a new Risk Appetite Statement and a suite of Enterprise Risk Management and Finance policies. The risk management framework for Corebridge as a fully separate company will continue to develop over time.

In addition, the Board has delegated to the Audit Committee the responsibility for reviewing and discussing the guidelines and policies governing the process by which senior management and the relevant operations of Corebridge assess and manage exposure to risk, as well as major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Chief Risk Officer periodically reports to the Audit Committee on these matters.

Board Committees

Audit Committee

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Other key responsibilities include assisting the Board in overseeing:

•	the integrity of our financial statements and accounting and financial reporting processes (including internal control over financial reporting);
•	the qualifications, independence and performance of our independent registered public accounting firm;
•	our compliance with legal and regulatory requirements; and
•	the performance of our internal audit function.

The members of our Audit Committee are Mr. Colberg (Chair), Mr. Lynch and Mr. Zaffino. Our Board has designated each of the three members as “audit committee financial experts,” and each has been determined to be “financially literate” under applicable Exchange Act and NYSE rules.

Mr. Zaffino is the Chairman and Chief Executive Officer of AIG and was appointed to the Audit Committee pursuant to the terms of the Separation Agreement. Mr. Zaffino is relying on the one-year exemption period under Exchange Act Rule 10A-3(b)(1)(iv)(A)(2) and will resign from the Audit Committee on or before September 13, 2023. We do not believe that reliance on this exemption materially adversely affects the ability of the Audit Committee to act independently and to satisfy other applicable Audit Committee requirements, including because the Corebridge Related Person Transaction Policy prohibits directors who are affiliated with AIG from voting on the approval of transactions between the Company and AIG. See “Related Party Transactions – Policies and Procedures for Related Party Transactions.”

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Special Purpose Committee

The Special Purpose Committee serves as the administrator for the Corebridge Financial Inc. 2022 Omnibus Incentive Plan and meets as necessary to review and approve various compensation-related items, including:

•	incentive program design, including metrics;
•	total direct compensation for executives, including short-term incentive awards, long-term incentive grant dollar values and base salary;
•	compensation plans and
•	compensation and performance goals for the Chief Executive Officer.

The members of the Special Purpose Committee are Mr. Zaffino (Chair), Ms. Fato, Mr. Schaper, Ms. Schioldager and Ms. Walsh. The Special Purpose Committee does not have a charter.

The Special Purpose Committee has formed a Section 16 Sub-Committee with the authority to grant equity awards to employees and directors and approve all matters governed by Rule 16b-3 under the Exchange Act. The members of the Section 16 Sub-Committee are Ms. Schioldager and Ms. Walsh.

Nominating Committee

Under certain NYSE transition rules, we are not required to maintain a nominating committee. We believe it is appropriate not to maintain a nominating committee at this time since the nomination of directors will be determined by AIG, itself an NYSE listed company, until we cease to be a Controlled Company. Accordingly, while all candidates must be approved by the Board, the nomination process is currently managed by our AIG Directors.

Compensation Committee

Under certain NYSE transition rules, we are not required to maintain a compensation committee. We believe it is appropriate not to maintain a compensation committee at this time since the Special Purpose Committee performs many of the key functions of a compensation committee.

2022 Director Compensation

The following table provides information regarding compensation that we paid to our independent directors in 2022. No other directors received any compensation for their services as directors during 2022.

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Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Alan Colberg	44,850	165,000	209,850
Christopher Lynch	123,550	165,000	288,550
Amy Schioldager	123,550	165,000	288,550
Patricia Walsh	40,000	165,000	205,000
(1)	The amounts reported in this column represent the aggregate grant date fair value of 7,858 deferred stock units (DSUs) granted in 2022 in accordance with FASB ASC Topic 718. As of December 31, 2022, the directors had outstanding awards as follows:
Name	Deferred Stock Units
Alan Colberg	7,858
Christopher Lynch	7,858
Amy Schioldager	7,858
Patricia Walsh	7,858

Cash Retainers

Prior to the IPO, independent directors received a cash retainer of $125,000 paid quarterly in arrears. At the time of the IPO, we implemented the following cash retainers:

•	$120,000 cash retainer paid quarterly in arrears for all directors
•	$35,000 cash retainer paid quarterly in arrears for the Audit Committee Chair

Equity Retainer

At the time of the IPO, we implemented a $165,000 equity retainer paid annually at the time of the annual meeting of shareholders in DSUs, with the initial grant made at the time of the IPO. Each DSU constitutes an unfunded and unsecured promise of Corebridge to deliver one share of Corebridge common stock to the director. Directors are immediately vested in their DSUs.

DSUs are settled within 90 days after the later of: (i) the last trading day of the month in which the director’s service on the Board terminates and (ii) the last trading day of the month in which the first anniversary of the date of the director’s commencement of service occurs. DSUs accrue dividend equivalents that are paid at the same time as the shares underlying the DSUs. A dividend equivalent is an unfunded and unsecured promise of Corebridge to pay cash to the director in an amount equal to the dividends the director would have received if the DSUs had been actual shares.

Matching Grants Program

Non-employee directors may participate in the Corebridge Matching Grants Program. Under this program, the Company will match donations to eligible charitable organizations of $25 or more on a 2:1 basis, up to $10,000 per director per year.

Director Stock Ownership Guidelines

Our independent directors are required to hold five times the value of their annual cash retainer in our common stock. The independent directors will be required to retain 100% of any net shares (after the payment of taxes) received as compensation until the ownership requirement is met.

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Security Ownership of 5% Beneficial Owners, Directors and Executive Officers

The following tables set forth information as of March 10, 2023 with respect to the ownership of Corebridge common stock by each person known to own beneficially more than five percent of Corebridge common stock and our directors and executive officers. Information is also provided with respect to the ownership of AIG common stock by our directors and executive officers.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.

Percentage computations are based on 648,129,652 shares of Corebridge common stock and 734,095,047 shares of AIG common stock outstanding as of March 10, 2023. The address for each of the Corebridge directors and executive officers is c/o Corporate Secretary, 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019.

Ownership of Corebridge Common Stock by 5% Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
AIG(1)	501,145,000	77.3%
Argon(2)	63,855,000	9.9%

(1)	AIG’s address is c/o American International Group, Inc., 1271 Avenue of the Americas, 41st Floor, New York, New York 10020.
(2)	Argon’s address is c/o Blackstone Inc., 345 Park Ave., New York, New York 10154.

From time to time, we engage in ordinary course, arm’s-length transactions with entities or affiliates of entities that are the beneficial owners of more than five percent of our outstanding common stock.

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Ownership of Corebridge Common Stock by Directors and Executive Officers

Directors and Named Executive Officers	Number of Shares Owned(1)	Percent of Class
Peter Zaffino	—	*
Adam Burk	—	*
Alan Colberg	37,858	*
Lucy Fato	—	*
Jonathan Gray	—	*
Marilyn Hirsch	—	*
Christopher Lynch	7,858	*
Sabra Purtill	41,835	*
Elaine Rocha	—	*
Chris Schaper	—	*
Amy Schioldager	7,858	*
Patricia Walsh	7,858	*
Kevin Hogan	64,438	*
Elias Habayeb	56,938	*
Todd Solash	73,531	*
Terri Fiedler	52,526	*
All current directors and executive officers as a group (25 persons)	580,149
Geoffrey Cornell	—	*
Robert Scheinerman	73,531	*

*	Represents less than 1%.
(1)	For each independent director, includes 7,858 DSUs with delivery of the underlying Corebridge common stock deferred until director ceases to be a Board member. For each of Ms. Fiedler and Mr. Scheinerman, includes 11,067 restricted stock units.

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Ownership of AIG Stock by Directors and Executive Officers

Directors and Named Executive Officers	Number of Shares Owned(1)	Percent of Class (%)
Peter Zaffino	1,350,680	*
Adam Burk	5,777	*
Alan Colberg	10	*
Lucy Fato	450,399	*
Jonathan Gray	0	*
Marilyn Hirsch	7,482	*
Christopher Lynch	39,766	*
Sabra Purtill	39,810	*
Elaine Rocha	19,064	*
Chris Schaper	71,634	*
Amy Schioldager	16,407	*
Patricia Walsh	30	*
Kevin Hogan	588,406	*
Elias Habayeb	127,587	*
Todd Solash	26,394	*
Terri Fiedler	62,280	*
All current directors and executive officers as a group (25 persons)	3,057,115	*
Geoff Cornell	50,220	*
Rob Scheinerman	93,673	*

*	Represents less than 1%.
(1)	Includes: (i) for Mr. Lynch, 36,611 AIG DSUs with delivery of the underlying AIG common stock deferred until he ceases to be a Board member, (ii) for Ms. Schioldager, 16,407 AIG DSUs with delivery of the underlying AIG common stock deferred until she ceases to be a Board member, (iii) for Mr. Scheinerman, 142 warrants, (iv) for Mr. Cornell, 275 put options and (v) shares of AIG common stock subject to options which may be exercised within 60 days as follows:
Director/Executive Officer	Options
Peter Zaffino	1,041,051
Lucy Fato	322,355
Marilyn Hirsch	3,546
Sabra Purtill	33,079
Elaine Rocha	12,785
Chris Schaper	35,571
Kevin Hogan	365,227
Elias Habayeb	97,025
Todd Solash	26,394
Terri Fiedler	31,317
Geoff Cornell	49,945
Rob Scheinerman	93,257

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Related Party Transactions

Policies and Procedures for Related Party Transactions

Our Board has approved the Corebridge Financial, Inc. Related Party Transactions Approval Policy (the “Related Party Transaction Policy”), which sets forth policies and procedures with respect to the review and approval of certain transactions between us and a “Related Person,” or a “Related Party Transaction.” Pursuant to the terms of the Related Party Transaction Policy, our Board, acting through our Audit Committee, will review and decide whether to approve or ratify any Related Party Transaction. Any Related Party Transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The disinterested members of the Audit Committee must then review and decide whether to approve any Related Party Transaction.

For the purposes of the Related Party Transaction Policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Party Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of Corebridge or a nominee to become a director of Corebridge; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.

Relationship and Transactions with AIG

AIG holds a majority of our outstanding common stock, and as a result AIG continues to have control of our business, including pursuant to the agreements described below. AIG has announced its intention to sell all of its interest in Corebridge with intended sales of shares of our common stock over time, subject to any lock-up agreement and market conditions. AIG is under no obligation to do so and retains the sole discretion to determine the timing of any future sales of shares of our common stock. In addition, we expect that AIG will continue to fully consolidate our financial results in AIG’s consolidated financial statements, at least until such time AIG ceases to beneficially own more than 50% of our common stock.

Separation Agreement

The Separation Agreement governs the relationship between AIG and us following the IPO, including matters related to the allocation of assets and liabilities to us and to AIG, indemnification obligations of us and AIG, our corporate governance, including the composition of our Board and its committees, Board nomination rights, information rights, participation rights with respect to equity issuances by us, and consent rights of AIG with respect to certain business activities that we may undertake, among other matters, including during periods where AIG holds less than a majority of our common stock.

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AIG Rights with Respect to Our Board of Directors

The Separation Agreement entitles AIG to have our Board include in the candidates it designates for election a specified number of directors designated by AIG based on its beneficial ownership of our common stock, as follows:

•	until AIG ceases to beneficially own more than 50% of our outstanding common stock, AIG will be entitled to designate a majority of the directors on the Board;
•	thereafter, and until AIG ceases to beneficially own at least 5% of our outstanding common stock, AIG will be entitled to designate a number of the total number of directors entitled to serve on the Board proportionate to the percentage of our outstanding common stock beneficially owned by AIG, rounded up to the nearest whole number; and
•	thereafter, AIG will no longer have any right to designate directors to serve on the Board under the Separation Agreement.

The Separation Agreement provides that, until AIG ceases to beneficially own more than 50% of our outstanding common stock, the Chair of the Board will be a director designated by AIG, and until AIG ceases to beneficially own at least 25% of our outstanding common stock, AIG’s consent will be required for (i) the election, appointment, designation or removal (other than for cause) of the Chair of the Board and (ii) any change to the number of directors on the Board.

The Separation Agreement also provides that:

•	at the option of AIG, the Board will appoint a director designated by AIG to the audit committee of the Board, who, until September 13, 2023, need not be an independent director;
•	at any time during which the Board includes a director designated by AIG who is also an independent director, at least one member of the audit committee of the Board will be a director designated by AIG, so long as the director meets certain standards for membership on the committee;
•	until AIG ceases to beneficially own at least 25% of our outstanding common stock, if the Board has a compensation committee, AIG will be entitled to designate a number of the total number of directors entitled to serve on the compensation committee proportionate to the percentage of our outstanding common stock beneficially owned by AIG, rounded up to the nearest whole number, provided that following the date on which AIG ceases to beneficially own more than 50% of our outstanding common stock, such directors must be independent directors;
•	until AIG ceases to beneficially own at least 25% of our outstanding common stock, if the Board has a nominating and governance committee, AIG will be entitled to designate a number of the total number of directors entitled to serve on the nominating and governance committee proportionate to the percentage of our outstanding common stock beneficially owned by AIG, rounded up to the nearest whole number, provided that following the date on which AIG ceases to beneficially own more than 50% of our outstanding common stock, such directors must be independent directors; and
•	until AIG ceases to beneficially own more than 50% of our outstanding common stock, subject to certain exceptions, the compensation committee and the nominating and governance committee will only act with the consent of a majority of the members of the committee, which majority must include a director designated by AIG.

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AIG Consent Rights

The Separation Agreement provides that, until AIG ceases to beneficially own at least 25% of our outstanding common stock, the prior written consent of AIG will be required before we may take any of the following actions:

•	any merger, consolidation or similar transaction (or any amendment to or termination of an agreement to enter into such a transaction) involving us or any of our subsidiaries, on the one hand, and any other person, on the other hand; other than (i) an acquisition of 100% of the capital stock of such other person or (ii) a disposition of 100% of the capital stock of a subsidiary of us, in each case involving consideration not exceeding a specified threshold;
•	any acquisition or disposition of securities, assets or liabilities (including through reinsurance on a proportional or non-proportional basis whether involving full or partial risk transfer or for other purposes of surplus or capital relief) involving consideration or book value exceeding a specified threshold, other than transactions involving assets invested in our consolidated general account and approved in accordance with our established policies and procedures to monitor invested assets;
•	any increase or decrease in our authorized capital stock, or the creation of any new class or series of our capital stock;
•	any issuance or acquisition (including buy-back programs and other reductions of capital) of capital stock, or securities convertible into or exchangeable or exercisable for capital stock or equity-linked securities, subject to certain exceptions;
•	any issuance or acquisition (including redemptions, prepayments, open-market or negotiated repurchases or other transactions reducing the outstanding debt) of any debt security of, to or from a third party, in each case involving an aggregate principal amount exceeding a specified threshold;
•	any other incurrence or guarantee of a debt obligation to or of a third party having a principal amount exceeding a specified threshold, subject to certain exceptions;
•	entry into or termination of any joint venture, cooperation or similar arrangements involving assets having a book value exceeding a specified threshold;
•	the listing or delisting of securities on a securities exchange, other than the listing or delisting of debt securities on the NYSE or any other securities exchange located solely in the United States;
•	(A) the formation of, or delegation of authority to, any new committee, or subcommittee thereof, of our Board, (B) the delegation of authority to any existing committee or subcommittee of our Board not set forth in the committee’s charter or authorized by our Board prior to the completion of the IPO or (C) any amendments to the charter (or equivalent authorizing document) of any committee, including any action to increase or decrease the size of any committee (whether by amendment or otherwise), except in each case as required by applicable law;
•	the amendment (or approval or recommendation of the amendment) of our certificate of incorporation or by-laws;
•	any filing or the making of any petition under bankruptcy laws, any general assignment for the benefit of creditors, any admission of an inability to meet obligations generally as they become due or any other act the consequence of which is to subject us or any subsidiary to a proceeding under bankruptcy laws;
•	any commencement or settlement of material litigation or any regulatory proceedings if such litigation or regulatory proceeding could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;

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•	entry into any material written agreement or settlement with, or any material written commitment to, a regulatory agency or other governmental authority, or any settlement of a material enforcement action if such agreement, settlement or commitment could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;
•	any dissolution or winding-up of Corebridge;
•	the election, appointment, hiring, dismissal or removal (other than for cause) of our chief executive officer or chief financial officer;
•	the entry into, termination of or material amendment of any material contract with a third party, subject to certain exceptions;
•	any action that could result in AIG being required to make regulatory filings with or seek approval or consent from a governmental authority, other than any as contemplated by the Registration Rights Agreement;
•	any material change to the nature or scope of our business immediately prior to the completion of the IPO; or
•	any material change in any hedging strategy.

The Separation Agreement further provides that until the later of (i) the date when AIG ceases to be required under GAAP to consolidate our financial statements with its financial statements and (ii) the date when AIG ceases to beneficially own more than 50% of our outstanding common stock, AIG will have the right to approve our business plan and annual budget. In addition, to the extent that AIG is a party to any contract that provides that certain actions or inactions of affiliates of AIG may result in AIG being in breach of or in default under such contract, we are required not to take or fail to take any actions that reasonably could result in AIG being in breach of or in default under such contract.

Information Rights; Accounting and Financial Disclosure Matters; Rights with Respect to Policies

The Separation Agreement provides, in addition to other information and access rights, that:

•	we are required to continue to provide AIG with information and data relating to our business and financial results and access to our personnel, data and systems, and to maintain disclosure controls and procedures and internal control over financial reporting, as further provided therein during certain periods, including for as long as AIG is required to consolidate our financial results with its financial results and, thereafter, until the later of (i) the date when AIG is no longer required to account in its financial statements for its holdings in us under an equity accounting method or to consolidate our financial results with its financial results and (ii) the date on which AIG ceases to beneficially own at least 20% of our outstanding common stock;
•	until the date on which AIG is no longer required to account in its financial statements for its holdings in us under an equity accounting method, AIG will have certain access and cooperation rights with respect to the independent public registered accounting firm responsible for the audit of our financial statements and with respect to our internal audit function;
•	until the date on which AIG ceases to beneficially own at least 20% of our outstanding common stock, we will consult and coordinate with AIG with respect to public disclosures and filings, including in connection with our quarterly and annual financial results; and
•	during any period in which AIG is or may be deemed to control us for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of our outstanding common stock, we will provide AIG with information, records and documents

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requested or demanded by regulatory authorities or relating to regulatory filings, reports, responses or communications, and provide access to our offices, employees and management to regulatory authorities having jurisdiction or oversight authority over AIG.

The Separation Agreement provides that, until AIG ceases to beneficially own more than 50% of our outstanding common stock, our Board will, when determining whether to implement, amend or rescind any of our or our subsidiaries’ policies relating to risk, capital, investment, environmental and social responsibility or regulatory compliance, take into account our status as a consolidated subsidiary of AIG, and the interests of AIG with respect to such policies and the requirement for us to comply with AIG’s standards, and the Board will cause us to comply with policies of AIG that apply to us in our capacity as a subsidiary of AIG.

In addition, during any period in which AIG is deemed to control us for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of our outstanding common stock, we (i) may not adopt or implement any policies or procedures, and at AIG’s reasonable request, must refrain from taking any actions, that would cause AIG to violate any applicable laws to which AIG is subject, (ii) must, prior to implementing, amending or rescinding any policy referred to in the preceding paragraph, consult with AIG and, to the extent consistent with its fiduciary duties, our Board must take into account the interests of AIG with respect thereto and (iii) must maintain and observe the policies of AIG to the extent necessary for AIG to comply with its legal or regulatory obligations.

Participation Rights

The Separation Agreement provides that, subject to certain exceptions, until the date on which AIG ceases to beneficially own at least 20% of our outstanding common stock, as soon as practicable after determining to issue any shares of common stock or securities convertible or exchangeable for common stock, but in any event no fewer than ten business days prior to entering into a binding agreement to issue such shares or securities, we will be required to offer to sell to AIG a number of such shares or securities equal to the number of shares or securities to be sold multiplied by a fraction representing AIG’s beneficial ownership of our outstanding common stock at the lowest purchase price to be paid by the transferees of such shares or securities. Any such purchase by AIG of shares or securities will take place concurrently with the closing of the sale of shares or securities giving rise to AIG’s participation right or, if a concurrent closing is not practicable, as promptly as practicable thereafter.

Provisions Relating to Director and Officer Indemnification and Liability Insurance

The Separation Agreement provides that, until at least the day after the last date on which any director, officer, employee or certain designees of AIG (an “AIG Individual”) is a director, officer or employee of us, we must indemnify (including advancement of expenses) each such director, officer or employee to the greatest extent permitted under Section 145 of the Delaware General Corporation Law and other applicable laws. Such indemnification must continue as to any AIG Individual who becomes entitled to indemnification notwithstanding any subsequent change in our indemnification policies or, with respect to liabilities existing or arising from events that have occurred on or prior to such date, that such AIG Individual ceases to be a director, officer or employee of us.

Transfer of Assets and Assumption of Liabilities; Releases; Indemnification

The Separation Agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be transferred to or retained by each of us and AIG as part of our separation from AIG. The Separation Agreement provides that, among other things, subject to the terms and conditions contained therein, including certain exceptions:

•	assets used primarily in or primarily related to the Corebridge Business (defined as the life and retirement and primarily related investment management businesses, operations and activities

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conducted by AIG or the Company immediately prior to 12:01 a.m. Eastern Time on September 14, 2022 (the “Separation Time”)) were retained by or transferred to us, including:
–	equity interests of specified entities;
–	assets reflected on the pro forma condensed balance sheet of the Company, including any notes thereto, as of June 30, 2022 (the “Corebridge Balance Sheet”), other than any such assets disposed of subsequent to the date thereof;
–	assets of a nature or type that would have been included as assets on a pro forma combined balance sheet of the Company prepared immediately prior to the Separation Time;
–	assets expressly provided by the Separation Agreement or certain other agreements to be transferred to or owned by us (the “Specified Assets”); and
–	certain contracts, books and records, intellectual property, technology, information technology, permits and real and personal property;
•	certain liabilities were assumed or retained by the Company, including:
–	liabilities included or reflected as liabilities on the Corebridge Balance Sheet, other than any such liabilities discharged subsequent to the date thereto;
–	liabilities of a nature or type that would have been included as liabilities on a pro forma combined balance sheet of the Company prepared immediately prior to the Separation Time;
–	certain liabilities expressly provided by the Separation Agreement or certain other agreements as liabilities to be retained or assumed by the Company;
–	liabilities relating to or arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Separation Time to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets;
–	liabilities relating to or arising out of contracts, intellectual property, technology, information technology, permits, real or personal property allocated to us as provided above or products and services supplied, sold, provided or distributed, as the case may be, at any time, by us under a Company trademark; and
–	liabilities arising out of claims made by any third party against AIG or us to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets; and
•	all assets and liabilities, other than the assets and liabilities allocated to the Company as provided above, were transferred to, assumed by or retained by AIG.

Except as expressly set forth in the Separation Agreement or certain ancillary agreements, neither we nor AIG make any representation or warranty as to:

•	the assets, business or liabilities transferred or assumed as part of the separation;
•	any approvals or notifications required in connection with the transfers or assumptions;
•	the value or freedom from security interests of, or any other matter concerning, any assets; or
•	the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset.

All assets were transferred on an “as is,” “where is” basis, and the respective transferees bear the economic and legal risks that: (i) any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, (ii) any necessary approvals or notifications are not obtained or made, or (iii) any requirements of laws or judgments are not complied with.

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The Separation Agreement provides that in the event that the transfer of certain assets and liabilities to us or AIG, as applicable, did not occur prior to the separation, then until such assets or liabilities are able to be transferred, the applicable party will hold such assets for the use and benefit, or such liabilities for the performance or obligation, of the other party at the other party’s expense.

The Separation Agreement provides that each party will release and discharge the other party from: (i) all liabilities assumed by the party as part of the separation, (ii) all liabilities arising from or in connection with the transactions and other activities to implement the separation and the IPO and (iii) all liabilities arising from or in connection with actions, in inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Separation Time to the extent relating to, arising out of or resulting from the party’s business or assets or liabilities allocated to the party as provided above, except as expressly set forth in the Separation Agreement. These releases are subject to certain exceptions, including for any right to enforce the Separation Agreement or certain other agreements between the parties, in each case in accordance with their terms.

In the Separation Agreement, each party agrees, subject to certain exceptions, to indemnify, defend and hold harmless the other party, and each of its directors, officers, employees and agents, from and against:

•	all liabilities relating to, arising out of or resulting from any liability allocated to the party as described above;
•	any failure of the party to pay, perform or otherwise promptly discharge any such liabilities in accordance with their terms, whether prior to, on or after the Separation Time;
•	any breach by the party of the Separation Agreement or certain ancillary agreements;
•	any guarantee, indemnification or contribution obligation, surety or other credit support agreement, arrangement, commitment or understanding for the benefit of the party by the other party that survives following the separation; and
•	any untrue statement or alleged untrue statement in any public filings made by us with the SEC following the date of the IPO.

The Separation Agreement also establishes procedures with respect to claims subject to indemnification and related matters.

Dispute Resolution

The Separation Agreement contains provisions that govern the resolution of disputes or claims arising out of, relating to or in connection with the Separation Agreement. These provisions contemplate that if a dispute or claim cannot be resolved by senior officers of the parties, either party may submit the dispute or claim to non-binding mediation or, at any time before, during or following such non-binding mediation, binding arbitration, subject to the provisions of the Separation Agreement.

Term

The Separation Agreement terminates on the date that is one year following the date on which AIG ceases to beneficially own at least 5% of our outstanding common stock, except for certain provisions, including provisions relating to confidentiality, dispute resolution, allocation of assets and liabilities, and indemnification.

Registration Rights Agreement

The Registration Rights Agreement provides AIG and permitted transferees certain registration rights relating to shares of our common stock beneficially owned by AIG whereby, at any time after the IPO and the expiration of any related lock-up period, AIG and permitted transferees may require us to register under the Securities Act, all or any portion of such shares, a so-called “demand request.” AIG and permitted

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transferees also have “piggyback” registration rights, such that AIG and permitted transferees may include their respective shares in any future registrations of our equity securities, whether or not that registration relates to a primary offering by us or a secondary offering by or on behalf of any of our stockholders.

The Registration Rights Agreement sets forth customary registration procedures, including an agreement by us to make our management reasonably available to participate in roadshow presentations in connection with any underwritten offerings.

We also agree to indemnify AIG and permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in a registration statement by AIG or any permitted transferee.

Transition Services Agreement

We and AIG have historically provided certain services to the other, shared certain services and relied on certain third-party service providers to provide services pursuant to shared services contracts. We and AIG generally ceased to provide services to one another following the IPO and we have, subject to certain limited exceptions, (i) ceased to rely on the contracts, systems and other resources that we have historically shared with AIG and (ii) replaced those contracts with new contracts between us and third-party service providers, and procured other systems and resources, to the extent necessary. The Transition Services Agreement (i) governs our migration away from most shared services, systems and resources with AIG on an agreed schedule and (ii) provides for the continued provision (directly or through a third-party provider) of certain services between us and AIG. Certain contracts and services between us and AIG are not covered by the Transition Services Agreement and continue to be provided pursuant to the terms of such contracts.

The services subject to the Transition Services Agreement include:

•	information technology services,
•	certain finance and tax capabilities,
•	risk management and internal audit functions,
•	legal functions,
•	operational services,
•	services related to real estate,
•	human resources,
•	marketing services, and
•	various other miscellaneous services.

The charges for the services provided under the Transition Services Agreement generally are intended to allow the transition services provider to fully recover the costs associated with providing the services plus a percentage of such costs. Although we believe the Transition Services Agreement contains commercially reasonable terms (including fees for the services provided) that could have been negotiated with an independent third party, the terms of the agreement may later prove to be more or less favorable than arrangements we could make to provide these services internally or to obtain them from unaffiliated service providers in the future.

The Transition Services Agreement terminates on the last date on which either party thereto is obligated to provide or cause the provision of any service to or for the other party in accordance with the terms of the Transition Services Agreement and the schedules thereto. The services provided under the Transition

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Services Agreement will terminate at various times specified in the agreement and the schedules thereto, but the party receiving services may also elect to terminate a service, by giving a specified amount of advance written notice to the provider of the service. We anticipate most services under the Transition Services Agreement will be completed by the end of 2023. In the event of elective early termination of a particular service, the service recipient will be obligated to reimburse the service provider for all or a portion of the actual breakage fees paid by the provider to an unaffiliated third party in connection with such termination. In addition, subject to consent rights or requirements under third-party agreements and except as otherwise specified therein, the Transition Services Agreement provides that a service recipient may request an extension of any service term, on terms to be agreed between the parties.

Subject to certain exceptions and limitations set forth in the Transition Services Agreement, each party agrees to indemnify and hold harmless the other party from and against losses arising out of or resulting from the party’s breach of the confidentiality provisions of the Transition Services Agreement, third-party claims resulting from the party’s provision of services, the party’s bad faith, fraud, gross negligence or willful misconduct and losses from certain infringements or violations of intellectual property rights of a third party in connection with the services.

Except for certain exceptions, including with respect to bad acts and liability to an unaffiliated third party, the aggregate liability of each party to the Transition Services Agreement is limited (x) in respect of any service, to an amount equal to 12 times the amount of service fees paid for the first full calendar month in respect of such service and (y) in the aggregate, to an amount equal to three times the total service fees paid and payable to such party pursuant to the Transition Services Agreement during the 12 months prior to the occurrence of the event giving rise to the liability.

Trademark License Agreement and Related Agreements

We entered into an Intellectual Property Assignment Agreement (the “IP Agreement”), a Trademark License Agreement and a Grantback License Agreement (the “Grantback Agreement”) with AIG Inc. on September 14, 2022. Under the IP Agreement, AIG Inc. assigned certain trademarks and other intellectual property that are used in connection with our business to us for a de minimis fee.

Under the Trademark License Agreement, AIG Inc. grants us a nonexclusive, nontransferable license to use the trademark “AIG” (the “Licensed Mark”) in connection with insurance and financial services, regulatory filings and financial reporting (the “Licensed Services”) at no cost. The license is in effect in the United States, UK, Ireland and Bermuda and includes use of the Licensed Mark on the internet (collectively, the “Territory”), provided that such online use is not specifically targeted to computer users located outside of the Territory. We are able to use the Licensed Mark for a period of 18 months from the effective date of the Separation Agreement (the “Initial Term”). If it is not feasible for us to cease use of the Licensed Mark within the Initial Term, we may notify AIG Inc. of our need to continue the license for an additional 12-month period. Additional extension requests will be considered by AIG Inc. in good faith, and consent may not be unreasonably withheld. The Trademark License Agreement contains reciprocal indemnification obligations which are uncapped and subject to the indemnified party’s prompt notification of all claims of which it becomes aware. Specifically, AIG Inc. indemnifies us against trademark-related third-party claims arising from our use of the Licensed Marks for the Licensed Services during the Term in the Territory while we indemnify AIG Inc. against non-trademark-related claims arising from our use of the Licensed Marks for the Licensed Services during the Term in the Territory.

Under the Grantback Agreement, we grant AIG Inc. a nonexclusive, nontransferable license to use the trademarks that it sells to us under the IP Agreement in connection with the Licensed Services subject to the similar terms and conditions applicable to our use of the Licensed Mark under the Trademark License Agreement.

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Employee Matters Agreement

On September 14, 2022, we entered into an employee matters agreement with AIG. The employee matters agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters between us and AIG.

The employee matters agreement addresses certain compensation and employee benefit obligations with respect to our current and former employees and generally provides that, unless otherwise specified, each party will be responsible for liabilities associated with the current and former employees of such party and its subsidiaries for purposes of compensation and benefit matters following the IPO.

The employee matters agreement also governs the terms of certain equity-based awards granted by AIG prior to the IPO to our employees.

Tax Matters Agreement

We previously entered into a state and local tax payment allocation agreement (the “SALT PAA”) and the Tax Matters Agreement with AIG. These agreements govern the parties’ respective rights, responsibilities and obligations with respect to taxes, including the allocation of current and historic tax liabilities (whether income or non-income consolidated or stand-alone). The Tax Matters Agreement governs, among other things, procedural matters, such as filing of tax returns, tax elections, control and settlement of tax controversies and entitlement to tax refunds and tax attributes.

Under the Tax Matters Agreement, we and AIG agreed to make payments to each other in respect of historic tax periods and tax periods prior to our deconsolidation from AIG for purposes of the applicable tax, determined in a manner consistent with our pre-existing tax sharing agreements with AIG (including the SALT PAA). Under these arrangements, we generally bear our own taxes determined on a standalone basis. Each party agreed to indemnify the other against any amounts for which such other party is not responsible, such as taxes arising from the breach of any obligations or covenants under the Tax Matters Agreement and any taxes of the other party’s consolidated or affiliated group members arising in taxable periods following our deconsolidation from AIG for purposes of the relevant tax. The Tax Matters Agreement allocates control of tax audits and proceedings between the parties, with AIG generally having the right to control audits and proceedings for pre-deconsolidation tax periods subject to our participation and consent rights, and it generally requires the parties to cooperate with one another in relation to the preparation and filing of tax returns and in connection with tax audits and proceedings.

The Tax Matters Agreement also provides special rules relating to elections to protect our tax attributes from reduction or reallocation pursuant to the “unified loss rule.”

Guarantee Reimbursement Agreement

On September 4, 2022, Corebridge and AIGLH entered into a guarantee reimbursement agreement with AIG Inc., related to AIG Inc.’s guarantee of:

•	junior subordinated debentures of AIGLH, which as of December 31, 2022 consisted of: (i) $54 million of 8.500% junior subordinated debentures due July 2030, (ii) $142 million of 8.125% junior subordinated debentures due March 2046 and (iii) $31 million of 7.570% junior subordinated debentures due December 2045 (the “AIGLH Junior Subordinated Debt”) and
•	certain notes due and bonds payable by AIGLH with $200 million aggregate principal amount as of December 31, 2022 (together with the AIGLH Junior Subordinated Debt, the “AIGLH Debt”).

Pursuant to the guarantee reimbursement agreement, Corebridge and AIGLH agree to (i) pay and reimburse AIG Inc., for the full amount of any payment made by or on behalf of AIG Inc. pursuant to the indentures governing the AIGLH Debt and/or the related guarantees by AIG Inc. and (ii) pay, indemnify

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and reimburse AIG Inc., and its affiliates, and their respective officers, directors, employees, shareholders, members, attorneys and other advisors, agents and controlling persons for, and hold each indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements.

Collateral Agreement

On September 4, 2022, Corebridge and AIGLH entered into a collateral agreement with AIG Inc., related to AIG Inc.’s guarantee of the AIGLH Debt. Pursuant to the collateral agreement:

•	in the event of (i) a ratings downgrade of Corebridge or AIGLH senior debt below Baa3 (Moody’s)/ BBB- (S&P) or (ii) failure by AIGLH to pay principal and interest on the AIGLH Debt and applicable grace periods have lapsed (each, a “Collateralization Trigger Event”), Corebridge and AIGLH must collateralize with Eligible Collateral (as defined in the Collateral Agreement) an amount equal to the sum of: (i) 100% of the principal amount outstanding under the AIGLH Debt at any given time, (ii) accrued and unpaid interest, and (iii) 100% of the net present value of scheduled interest payments (the “Trigger Collateral Amount”); and
•	if at any time after Corebridge and AIGLH deposit funds in connection with a Collateralization Trigger Event AIG reasonably determines the fair market value of the collateral is less than the Trigger Collateral Amount, Corebridge and AIGLH must deposit additional collateral such that the fair market value of the collateral equals at least the Trigger Collateral Amount.

Other Transactions

On August 30, 2021, we sold to AIG 107,951 shares of AIG common stock which had a fair market value of $6 million.

On August 30, 2021, we distributed to AIG 697,960 shares of AIG common stock which had a fair market value of $38 million to AIG.

On September 9, 2022, certain of our insurance companies purchased from AIG senior debt issued by, as well as 100% of the ownership interests in, special purpose entities that held collateralized debt obligations for a total value of approximately $800 million. As a result of these transactions, we owned all the interests related to these investments and consolidate them in our financial statements. As of December 31, 2022, we sold the underlying collateralized debt obligations. The special purpose entities have been or will be dissolved.

On December 23, 2022, we purchased certain participation interests in residential mortgage loans from AIG for approximately $452 million.

On February 2, 2023, we purchased from AIG for €7.8 million a participation in a euro-denominated syndicated senior secured NAV facility.

On February 15, 2023, we entered into a purchase and sale agreement with AIG to purchase a senior secured private placement note asset for approximately $10.6 million. The transaction closed on March 2, 2023.

On April 20, 2023, AGL purchased from an AIG subsidiary a senior secured private placement note for approximately $41.4 million.

Partnership and Transactions with Blackstone

Blackstone Stockholders’ Agreement

The Blackstone Stockholders’ Agreement governs the relationship among the parties, including matters related to corporate governance, restrictions on the transfer of our common stock owned by Blackstone,

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and certain consent and information rights. Pursuant to the agreement, until Blackstone no longer owns at least 50% of its initial investment in 9.9% of our outstanding common stock (a “Fall-Away Event”), it will have the right to designate for nomination for election one member of our Board, so long as the nominee will not represent more than 9.9% of our entire Board. This designee is entitled to serve on each committee of our Board, subject to applicable stock exchange requirements and federal securities laws and regulations. If our Board consists of fewer than 11 members at any time, Blackstone’s designee will no longer be a member of our Board and will instead become a board observer.

Until a Fall-Away Event, we will not, without the prior written consent of Blackstone:

•	amend the organizational documents of Corebridge or any of our material subsidiaries, in either case so as to include provisions that would disproportionately adversely affect Blackstone in any material respect relative to AIG, in each case in their capacities as holders of our common stock, after taking into account differences in their respective ownership levels;
•	effect a voluntary liquidation, dissolution or winding up of Corebridge;
•	repurchase shares of common stock, if such repurchase would result in Blackstone owning more than 9.9% of our then-outstanding common stock;
•	other than (x) with respect to documentation relating to our separation from AIG, (y) any modification, amendment, termination of, or entry into any material contract between us and AIG (an “Affiliate Contract”) that is on arm’s-length terms, fair and reasonable to us in all material respects or in the ordinary course of business consistent with historical practice or (z) any modification, amendment or termination of, or entry into, any Affiliate Contracts in connection with our separation from AIG, (A) modify, amend (in any material respect) or terminate (other than as a result of the expiration of the term thereof) any Affiliate Contract, or waive, release or assign any material rights or claims thereunder or (B) enter into any Affiliate Contract, in each of cases (A) and (B) on terms that are adverse in any material respect to Blackstone; provided that the consent of Blackstone shall not be unreasonably withheld, delayed or conditioned; and
•	following the completion of the IPO, effect a voluntary deregistration or delisting of our common stock.

The Blackstone Stockholders’ Agreement also provides Blackstone with certain registration rights relating to shares of our common stock held by Blackstone whereby, at any time following the first anniversary of the IPO, Blackstone may require us (subject to certain restrictions) to register under the Securities Act, all or any portion of these shares, a so-called “demand request.” Blackstone will also have “piggyback” registration rights, such that we will use our reasonable best efforts to include the shares of common stock held by Blackstone in any future registrations of our equity securities. The Blackstone Stockholders’ Agreement sets forth customary registration procedures, including an agreement by us to participate in customary road show presentations in connection with any underwritten offerings. We have also agreed to pay all expenses related to any registration other than underwriting discounts and commissions and to indemnify Blackstone with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from written information furnished to us for use in a registration statement by Blackstone, and liabilities resulting from a violation by us of the Securities Act or state securities laws in connection with an offering covered by such registration. Blackstone’s registration rights under the Blackstone Stockholders’ Agreement will terminate when Blackstone no longer owns at least 75% of its initial investment in 9.9% of our outstanding common stock.

Further, the Blackstone Stockholders’ Agreement requires us, until a Fall-Away Event, to provide Blackstone upon reasonable request with information relating to our business and financial results, including with respect to information required for regulatory or compliance purposes.

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Under the Blackstone Stockholders’ Agreement, Blackstone may not sell its shares of our common stock, subject to certain exceptions, including:

•	if the purchaser of such shares is an affiliate of Blackstone and agrees to become bound by the Blackstone Stockholders’ Agreement;
•	after the first, second and third anniversary of the closing of the IPO, Blackstone may sell up to 25%, 67% and 75%, respectively, of its initial investment in 9.9% of our outstanding common stock;
•	after the fifth anniversary of the closing of the IPO, Blackstone may sell any shares of our common stock;
•	in connection with any share repurchase by us or AIG, to cause Blackstone’s ownership not to exceed 9.9% of our then-outstanding common stock;
•	in connection with a change of control of our company that is approved and recommended to our stockholders by our Board; and
•	with our consent (or, for so long as AIG owns at least 50% of our common stock, with AIG’s consent).

Further, under the Blackstone Stockholders’ Agreement, Blackstone may not, directly or indirectly, acquire any shares of, or rights in relation to, our common stock that would cause it to beneficially own more than 9.9% of our outstanding common stock before the fifth anniversary of the closing of the IPO, without our prior written approval.

Investment Management Relationships

Pursuant to our Commitment Letter with Blackstone IM and the SMAs, Blackstone IM serves as the exclusive external investment manager for portions of certain of our life insurance company subsidiaries’ investment portfolios. In 2021, we transferred management of $50 billion of our existing investment portfolio to Blackstone IM. Beginning in the fourth quarter of 2022, we transferred an additional $2.1 billion. The amount managed by Blackstone IM will increase to $92.5 billion by the third quarter of 2027.

Blackstone IM earns an investment management fee of 0.30% per annum on all assets with respect to the initial $50 billion of assets delivered by our insurance company subsidiaries to Blackstone IM for investment management. That fee will increase to 0.45% per annum with respect to additional assets delivered for investment management by Blackstone IM, and with respect to the initial $50 billion of assets as such amount is re-invested over time. Such fee does not apply in the case of investments made in funds or structures where Blackstone IM or one of its affiliates is the sponsor or is otherwise entitled to other fees. To the extent that our insurance company subsidiaries fail to deliver to Blackstone IM for investment management applicable amounts by the specified quarterly deadlines, we would still owe investment management fees on the full amount of assets expected to be managed by Blackstone IM.

In furtherance of the arrangements under the Commitment Letter, we rely on Blackstone IM to provide us with investment management and advisory services pursuant to SMAs. Under each SMA, Blackstone IM may delegate any or all of its discretionary investment and advisory rights and powers to one or more affiliate investment advisers, in which case the applicable sub-manager and the applicable insurance company subsidiary and/or Blackstone IM may enter into a Sub-Manager Agreement.

The Commitment Letter provides that each SMA and Sub-Manager Agreement will have an initial term of six years, with two-year automatic extensions unless earlier terminated in accordance with the Commitment Letter, and that our insurance company subsidiaries will not exercise their termination rights under the Sub-Manager Agreements or, so long as any Sub-Manager Agreement to which an insurance company is a party is in effect, any SMA, except as specified in the Commitment Letter. Specifically, at any time, an insurance company subsidiary may terminate an SMA or Sub-Manager Agreement by providing at

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least 30 days’ advance written notice to Blackstone IM that we have determined that (a) a cause event has occurred, which includes (i) Blackstone IM no longer being able to carry on its investment advisory business as a going concern or (ii) Blackstone IM performing its obligations under any SMA with gross negligence, willful misconduct or reckless disregard of any such obligations, (b) Blackstone IM having materially breached a material covenant of an SMA and (subject to certain exceptions) such breach remaining uncured for thirty days or (c) a material adverse change occurring at Blackstone IM such that Blackstone IM or its sub-managers are unable to manage the applicable asset classes as provided in the applicable SMA due to a complete loss of capability with respect to that asset class, and such event remaining uncured for three months. During the initial six-year term of the SMA arrangements, an insurance company subsidiary may also terminate, with 30 days’ prior written notice, a Sub-Manager Agreement or SMA for breach of Blackstone IM’s contractual obligation pursuant to the stock purchase agreement between AIG and Blackstone to hold its ownership interest in us for five years following the IPO, subject to certain exceptions. Termination of a Sub-Manager Agreement or SMA generally requires the affirmative approval of at least a majority of the directors of our Board, excluding any Blackstone IM representative.

Following the initial six-year term, an insurance company subsidiary may terminate a Sub-Manager Agreement to which it is a party for unsatisfactory long-term performance, as measured relative to objective benchmarks agreed between the parties, which underperformance remains uncured for at least one year. Termination for underperformance requires a majority vote of the independent members of our Board.

Notwithstanding our obligations under the Commitment Letter, any of our insurance company subsidiaries may terminate any individual SMA at any time upon 30 days’ advance written notice. Corebridge, but not any of our insurance company subsidiaries, may be required to pay damages for termination in certain circumstances where termination is not expressly permitted by the terms of the Commitment Letter. Our investment expense incurred related to Blackstone IM’s services was $147 million and $18 million for the years ended December 31, 2022 and 2021, respectively.

Sale of CLO Manager

On February 24, 2023, we completed the sale of 100% of the limited liability company interests of Clover Credit Management, LLC (“CCM”) to Blackstone. The base purchase price for the sale of CCM was approximately $34.8 million, net of the financings described below. Additional consideration in the form of management fee and incentive fee revenue sharing may be payable to us through December 31, 2029.

In connection with the closing of this transaction, we maintained an existing $20 million term loan to CCM secured by notes CCM owns in a CLO it originated. This term loan will be paid in full no later than January 2035 and will pay interest at a per annum rate equal to (i) 3.7156% through January 2024 and (ii) after January 2024, a benchmark rate (determined by the underlying CLO indenture) expected to be 3-month term SOFR, plus a credit spread adjustment, plus 2.05%. In addition, we provided a second $20 million term loan to CCM secured by notes CCM owns in a CLO it originated. This term loan will be paid in full no later than October 2033 and will pay interest at a per annum rate equal to a benchmark rate (determined by the underlying CLO indenture) of 3-month term LIBOR plus 2.05%. The current benchmark rate for this term loan is 3-month LIBOR.

Reorganization Transactions

Prior to the IPO, we undertook the Reorganization, as described generally below. The Reorganization’s primary goals were to ensure that, prior to the consummation of the IPO, we held all of AIG’s life and retirement business and substantially all of AIG’s investment management operations.

Transfer of Investment Management Business

We have historically conducted all of AIG’s life and retirement operations. Prior to the IPO, we and AIG entered into agreements to effectuate a contribution of substantially all of the entities that conduct AIG’s investment management operations from AIG to us. Specifically, AIG formed a new investment management holding company, SAFG Capital LLC (“SAFG Capital”), to which it transferred subsidiaries

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which conducted its investment management operations, subject to certain limited exceptions. Following the transfer of subsidiaries, SAFG Capital was contributed to us, effective December 31, 2021. The change of control of certain of these investment management subsidiaries resulting from the transfer and contribution described above was subject to receipt of certain regulatory approvals from FINRA and the FCA, all of which were received in December 2021.

AIGM has historically entered into derivatives, hedging and other similar capital markets transactions for our and AIG’s asset and liability portfolios. This has allowed our subsidiaries to have access to the consolidation and intermediation benefits of having one market-facing entity when entering into these transactions. In connection with the Reorganization, we formed our own market-facing entity, Corebridge Markets, LLC (“Corebridge Markets”), to perform these functions on behalf of our subsidiaries. We are currently in the process of transitioning these functions from AIGM to Corebridge Markets.

Transfer of Fortitude Re Interests

On October 1, 2021, AIG contributed to us its entire 3.5% ownership interest in Fortitude Re Bermuda. Currently, we hold a less than 3% interest in Fortitude Re Bermuda.

Transfer of AIG Technologies, Inc. (“AIGT”) and Eastgreen, Inc. (“Eastgreen”)

In connection with the Reorganization, we and AIG entered into agreements under which we purchased AIGT and Eastgreen from AIG on February 28, 2022 for total consideration of $106.5 million. AIGT provides data processing, technology and infrastructure services to AIG entities in the United States, including management of AIG hardware and networks. AIGT utilizes two data centers to provide its services. The real estate related to the two data centers is owned by Eastgreen.

European Insurance Entities

In 2021, AIG transferred AIG Life UK and Laya to us.

Historical Related Party Transactions

Guarantees

AIG has guaranteed our obligations under various debt instruments and agreements, including:

•	AIG provides guarantees with respect to all obligations arising from certain insurance policies issued by us. We paid no fees with respect to these guarantees for the years ended December 31, 2022, 2021 and 2020. For further information with respect to these guarantees, see Note 21 to our audited consolidated financial statements.
•	AIG provides a full and unconditional guarantee of the AIGLH Debt and an aggregate amount of $350 million promissory notes issued by AIGLH to one of our subsidiaries pursuant to a sale-leaseback transaction in 2020. The promissory notes of $150,000,000 and $200,000,000 have maturity dates of up to four and five years, respectively, and interest rates of 2.52% and 2.40%, respectively. For the years ended December 31, 2022, 2021 and 2020, we paid no fees for the guarantees and no payments were made under these guarantees.

•	Under an Amended and Restated Tax Payment Allocation Agreement, dated June 6, 2011, between AIG and AIG Bermuda, AIG has agreed to indemnify AIG Bermuda for certain tax liabilities resulting from adjustments made by the IRS or other appropriate authorities. During June and October 2021, AIG made additional payments of $354 million and $10 million to the U.S. Treasury with respect to this matter. For additional information, see Note 20 to our audited consolidated financial statements.
•	Under the terms of six transactions entered into between 2012 and 2014 that securitized portfolios of certain debt securities owned by us, we were obligated to make certain capital contributions to such a securitization VIE in the event that the VIE was unable to redeem any rated notes it had issued on the
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relevant redemption date. AIG Inc. had provided a guarantee of our obligations to the six securitization VIEs to make such capital contributions when due. During the year ended December 31, 2021, Corebridge terminated these six VIEs and recorded a loss on extinguishment of debt of $145 million.

Credit Facilities

Prior to the IPO, certain of our subsidiaries entered into revolving credit facilities with AIG pursuant to which they could, on a several basis, borrow monies from AIG (as lender). These facilities were terminated at the time of the IPO and included the following:

•	On January 1, 2015, several of our subsidiaries entered into a revolving loan facility with AIG Inc. pursuant to which the total aggregate amount of loans borrowed by all borrowers under the facility could not exceed $500 million with an interest rate of LIBOR plus 15 basis points. As of December 31, 2022, 2021 and 2020, there were no amounts owed under this agreement.
•	On April 1, 2015, AIGLH entered into a revolving loan facility with AIG Inc. pursuant to which the total aggregate amount of loans borrowed under the facility could not exceed $500 million with an interest rate of LIBOR plus 15 basis points. As of December 31, 2022, 2021 and 2020, there were no amounts owed under this agreement.
•	On August 14, 2018, AIG Life UK entered into a revolving loan facility with AIG pursuant to which AIG Life UK could borrow monies at an interest rate of LIBOR plus 15 basis points. The total aggregate amount of loans borrowed under the facility could not exceed $25 million. As of December 31, 2022, 2021 and 2020, there were no amounts owed under this agreement.

Promissory Notes

In 2019, we issued a note to AIG of $250 million. The carrying amount of the note was $253 million as of December 31, 2020. Interest expense incurred specific to this note was $0.4 million, and $4 million for the years ended December 31, 2021, and 2020, respectively. On February 12, 2021, we repaid the loan and interest of $254 million.

In November 2021, Corebridge issued an $8.3 billion note to AIG. The interest rate per annum was equal to LIBOR plus 100 basis points. The interest expense on this note during the years ended December 31, 2022 and 2021 was $46 million and $17 million, respectively. We repaid the principal balance and accrued interest on this note prior to the IPO.

Other Intercompany Funding Arrangements

Prior to the IPO, we participated in intercompany funding arrangements, whereby each of our participating subsidiaries placed excess funds on deposit with AIG in exchange for a stated rate of interest. As of December 31, 2022 and 2021, we held $0.4 billion and $1 billion, respectively, relating to these balances in short-term investments. Interest earned on these deposits was $14 million, $3 million and $7 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Derivative Agreements

We pay a fee to AIGM for a suite of capital markets services, including derivatives execution and support. In addition, in the ordinary course of business, we enter into over-the-counter derivative transactions with AIGM under standard ISDA agreements. The total expenses incurred for services provided by AIGM were $15 million, $17 million and $19 million for the years ended December 31, 2022, 2021 and 2020, respectively. Our derivative assets, net of gross assets and gross liabilities after collateral, were $12 million, $256 million and $261 million as of December 31, 2022, 2021 and 2020, respectively. Our derivative liabilities, net of gross assets and gross liabilities after collateral, were $0 million, $2.0 million and $0.1 million as of December 31, 2022, 2021 and 2020, respectively. The collateral posted to AIGM was $1.5 billion, $803 million and $845 million, as of December 31, 2022, 2021 and 2020, respectively. The collateral held by us was $380 million, $770 million and $507 million as of December 31, 2022, 2021 and 2020, respectively.

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In addition, we entered into certain unsecured derivative transactions with AIG prior to 2018. These derivative assets, net of gross assets and gross liabilities after collateral, were $253 million, $406 million and $465 million as of December 31, 2022, 2021 and 2020, respectively. These derivative liabilities, net of gross assets and gross liabilities after collateral, were $0.8 million as of December 31, 2020. There were no derivative net liabilities as of December 31, 2022. There was no collateral posted to AIG or held by us as of December 31, 2022, 2021 and 2020, respectively.

Capital Maintenance Agreement

Pursuant to a capital maintenance agreement between AGC and AIG (the “CMA”), AIG is obligated to maintain the total adjusted capital of AGC at or above a specified minimum percentage of AGC’s projected company action level RBC. AIG did not make capital contributions to AGC under the CMA during the years ended December 31, 2022, 2021 and 2020. As of December 31, 2022, 2021 and 2020, the specified minimum capital percentage in the CMA was 250%.

Tax Sharing Agreements

Prior to the IPO, we were included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined or unitary basis. As described above, under the Tax Matters Agreement, we and AIG agreed to make payments to each other in respect of historic tax periods and tax periods prior to our deconsolidation from AIG for purposes of the applicable tax, determined in a manner consistent with our pre-existing tax sharing agreements with AIG.

For the years ended December 31, 2022, 2021 and 2020, we paid a net amount of $1.0 billion, $1.5 billion and $1.7 billion in tax sharing payments in cash to AIG. The tax sharing payments may be subject to further adjustment in future periods. Amounts receivable from (payable to) AIG pursuant to the tax sharing agreements were $524 million, $223 million and $(815) million as of December 31, 2022, 2021 and 2020, respectively.

General Operating Services

Pursuant to the provisions of a service and expense agreement (the “AIG Service and Expense Agreement”) effective February 1, 1974 and the Transition Services Agreement, AIG provides operational services to us. For further information regarding these services, see Note 21 to our audited consolidated financial statements. The total service expenses incurred by us pursuant to these agreements were $114 million, $229 million and $204 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Historically, we have provided policy administration services to, and have received policy administration services from, previously affiliated AIG entities in connection with policies subject to the Fortitude Re transactions. For additional information with respect to these transactions, see Notes 1, 7 and 21 to our audited consolidated financial statements.

Advisory Transactions

Several of our asset management subsidiaries have served as investment managers or sub-managers, investment advisors or sub-advisors and portfolio managers or sub-managers for various funds pertaining to the asset management subsidiaries of AIG. The amount of fees we receive depends, in part, on the performance of the funds or the returns earned on the accounts which our subsidiaries are advising.

Certain of our investment management subsidiaries provide advisory, management, allocation, structuring, planning, oversight, administration and similar services (collectively, “Investment Services”) with respect to the investment portfolios of related party clients, including both insurance companies and non-insurance company subsidiaries of AIG. For additional information with respect to these Investment Services, see Note 21 to our audited consolidated financial statements. Management and advisory fee income for these Investment Services and related services was $95 million, $88 million and $88 million for the years ended December 31, 2022, 2021 and 2020.

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Reinsurance Agreements

In 2018, AIG Life UK ceded to AIRCO risks relating to the payment of obligations of life-contingent annuity claims in the annuitization phase of the contracts on or after June 30, 2018. In 2019 and 2020, AIG Life UK ceded to AIRCO risks relating to certain whole life policies. Reinsurance assets related to these treaties were $70 million, $167 million and $137 million as of December 31, 2022, 2021 and 2020, respectively. Amounts payable by AIG Life UK to AIRCO pursuant to these treaties were $32 million, $7 million and $46 million as of December 31, 2022, 2021 and 2020, respectively. Ceded premiums related to these treaties were $41 million, $42 million and $33 million for the years ended December 31, 2022, 2021 and 2020, respectively.

We have entered into reinsurance transactions with Fortitude Re, which prior to its sale in 2020 was a wholly owned subsidiary of AIG. For additional information with respect to these transactions, see Notes 1, 7 and 21 to our audited consolidated financial statements for 2022.

Compensation and Other Arrangements Concerning Employees

We maintain, or have maintained, human resources-related arrangements with AIG in the areas listed below.

Long-term Incentive Compensation

We participated in certain of AIG’s long-term incentive compensation programs prior to the IPO. Our total share-based compensation expense after tax for these programs was $54 million, $70 million and $58 million for the years ended December 31, 2022, 2021 and 2020. For further information regarding these plans, see Note 18 to the audited consolidated financial statements.

Short-term Incentive Compensation

We participated in AIG’s short-term incentive compensation programs for 2022 and prior years. Our total compensation expense after tax for these programs was $108 million, $121 million and $116 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Pension and other Postretirement Plans

Certain of our employees and retirees participate in frozen U.S. defined benefit pension plans sponsored by AIG that include participants from other affiliates of AIG (the “Pension Plans”). AIG recognized net pension credits for the Pension Plans and our allocated shares of these credits were $27 million, $52 million and $31 million for the years ended December 31, 2022, 2021 and 2020. Following the IPO, we have ceased to be a participating affiliate in, and do not have any liability with respect to, the Pension Plans.

Prior to August 22, 2022, AIG provided postemployment medical and life benefits for certain retired employees (the “Benefits”). Our share of other postretirement benefit expense recorded in the Consolidated Statements of Income (Loss) was $1 million, $3 million and $3 million for the years ended December 31, 2022, 2021 and 2020, respectively. Since August 22, 2022, the Benefits are provided by Corebridge with certain limited exceptions.

Defined Contribution Plans

AIG sponsors defined contribution plans for U.S. employees that provide for contributions by employees, as well as an employer contribution. The Company’s contributions relating to these plans were $57 million, $74 million and $72 million for the years ended December 31, 2022, 2021 and 2020, respectively.

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Severance Plans

Certain of our employees were eligible to participate in severance plans sponsored by AIG prior to 2023. Severance payments under these plans were generally triggered by a qualified termination or in connection with a qualified termination following a change in control (in each case subject to the terms of the applicable plans). In addition to severance payments, certain employees were also eligible for AIG-subsidized medical coverage and certain outplacement services post-termination. Our total compensation expense after tax for these programs was $88 million, $11 million and $27 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Continuity and Retention Plans

Certain of our employees were eligible to participate in certain continuity and retention plans sponsored by AIG prior to 2023. Our total compensation expense after tax for these programs was $4 million, $2 million and $2 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Revenues and Expenses Associated with AIG Agreements

The table below summarizes our material revenues and expenses in connection with agreements with AIG for the years ended December 31, 2022, 2021 and 2020:

	Year Ended December 31,
($ in million)	2022	2021	2020
Transaction
Promissory Notes	$(46)	$(17)	$(4)
Other Intercompany Funding Arrangements	(14)	(3)	(7)
Derivative Agreements	(15)	(17)	(19)
Tax Sharing Agreements	(1,032)	(1,532)	(1,707)
General Operating Services	(114)	(229)	(204)
Advisory Services	95	88	88
Compensation and Other Arrangements Concerning Employees	(290)	(237)	(254)
Total	$(1,416)	$(1,947)	$(2,107)
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Proposal 2: Advisory Vote on Executive Compensation

What am I voting on?

Under Section 14A of the Exchange Act, our shareholders are entitled to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This vote gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Specifically, we are asking our shareholders to vote on the following resolution:

RESOLVED: that the compensation paid to Corebridge Financial, Inc.’s named executive officers, as disclosed pursuant Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative disclosure contained in this Proxy Statement, is hereby APPROVED.

While the vote on this resolution is advisory and therefore not binding on the Board, the outcome of the vote and discussions with shareholders in the coming year will inform the Board’s evaluation of our compensation practices and future compensation decisions.

How does the Board recommend that I vote?

The Board recommends that you vote FOR the approval of the 2022 compensation of our named executive officers as disclosed in this Proxy Statement.

How will the proxyholders vote?

Unless otherwise instructed, the proxyholders will vote FOR the approval of the 2022 compensation of our named executive officers as disclosed in this Proxy Statement.

What is the vote required for approval of the resolution?

The resolution must receive the affirmative vote of a majority of the votes cast to be approved. Only votes cast “for” or “against” the resolution will be considered.

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Executive Compensation

Compensation Glossary

Term	Meaning
AIG Board	The Board of Directors of AIG Inc.
AIG CMRC	The Compensation and Management Resources Committee of the AIG Board
AIG PSU	A PSU granted by AIG Inc. and linked to the performance of its common stock
AIG RSU	A RSU granted by AIG Inc. and linked to the performance of its common stock
AIG stock option	A stock option granted by AIG Inc. and linked to the performance of its common stock
Corebridge RSU or CRBG RSU	A RSU granted or assumed by Corebridge and linked to the performance of Corebridge’s common stock
Corebridge SPC	The Special Purpose Committee of the Corebridge Board of Directors
Cash Dividend Equivalents	An unfunded and unsecured promise to pay cash to the holder of PSUs or RSUs in an amount equal to the dividends the holder would have received if the PSUs or RSUs had been actual shares. Cash Dividend Equivalents vest and are paid at the same time, and are subject to the same terms and conditions (including, for PSUs, increase or decrease based on achievement of performance criteria), as the PSUs or RSUs on which they are accrued
Corebridge Forward	Our expense savings and modernization initiative
Dividend Equivalent Units (“DEUs”)	Additional PSUs or RSUs equal in value to the amount of cash dividends that a holder of PSUs or RSUs would have received if the holder’s PSUs or RSUs had been actual shares. DEUs vest and are paid at the same time, and are subject to the same terms and conditions (including, for PSUs, increase or decrease based on achievement of performance criteria), as the PSUs or RSUs on which they are accrued. DEUs accrued on PSUs are paid in cash. DEUs accrued on RSUs are paid in stock
Equity Plan	The Corebridge Financial Inc. 2022 Omnibus Incentive Plan
Life Fleet	American General Life Insurance Company, The United States Life Insurance Company in the City of New York and The Variable Annuity Life Insurance Company, our primary risk-bearing entities
LTI	Long-term incentive
Non-Qualified Retirement Plan	American International Group, Inc. Non-Qualified Retirement Income Plan
PSU	A performance share unit which is an unfunded and unsecured promise to deliver one share of stock, subject to time-based and performance-based vesting conditions
Qualified Retirement Plan	American International Group, Inc. Retirement Plan
RSU	A restricted stock unit which is an unfunded and unsecured promise to deliver one share of stock, subject to time-based vesting conditions
STI	Short-term incentive
Stock option	An option to buy a specific number of shares of stock at a pre-set price
TSR	Total Shareholder Return which is a measure of financial performance indicating the total amount an investor reaps from an investment
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Compensation Highlights

2022 was a transition year for our compensation program. While our executives participated in AIG’s direct compensation program in 2022, they also began participation in our own retirement, health and welfare plans prior to the IPO. We also adopted our own equity compensation plans and certain compensation policies and practices during 2022, including a clawback policy and stock ownership guidelines for executives and directors. Accordingly, this section discusses highlights of both the AIG and Corebridge compensation programs and practices as applied to our executives.

Compensation Plan Design

The components of our executives’ compensation include direct compensation, indirect compensation and termination benefits as described in the following table.

Component	Description	Purpose
Direct Compensation
Base Salary	Fixed cash compensation	To fairly compensate executives for the responsibilities of their positions, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking
STI Awards	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	To drive business objectives and strategies and reward performance delivered during the year
LTI Awards	Equity-based compensation in the form of PSUs, RSUs and stock options	To reward long-term value creation, performance achievements and stock price appreciation
Indirect Compensation
Retirement, Health and Welfare Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	To assist with long-term financial support and security, including retirement savings
Termination Benefits
Severance Benefits	Lump sum payment and other benefits for certain terminations of employment	To offer competitive total compensation packages and enable us to obtain a release of employment-related claims
Change-in-Control Benefits	Benefits in the event of termination related to a change in control	To help ensure ongoing retention of executives when considering potential transactions that may create uncertainty as to their future employment and enable us to obtain a release of employment-related claims
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Corporate Governance Practices

AIG and Corebridge maintain strong corporate governance practices related to their compensation programs as described below.

What We Do	What We Don’t Do

Pay for performance

Align performance objectives with company strategy

Maintain meaningful Corebridge stock ownership guidelines

Cap payout opportunities under incentive plans applicable to our named executive officers

Maintain a robust clawback policy

Maintain double-trigger change-in-control benefits

Conduct annual risk review of incentive plans

x No tax gross-ups other than for tax equalization and relocation benefits

x No excessive perquisites, benefits or pension payments

x No reloading or repricing of stock options

x No equity grants below 100% of fair market value

x No Cash Dividend Equivalents or DEUs vest unless and until related LTI awards vest

2022 Target Total Direct Compensation

Our executives’ direct compensation is designed to give appropriate weighting to fixed and variable pay, short-term and long-term performance. The following charts show the breakdown between the various components of our named executive officers’ 2022 target total direct compensation. These charts do not reflect any compensation that was paid or granted to the named executive officers in the form of one-time special awards that are not part of annual compensation.

CEO

83% At Risk Pay, Subject to Clawback
17% Base Salary	30% Short-Term Cash Incentive	53% Long-Term Equity Incentive
		50% PSUs	50% RSUs

	Long-Term Equity Incentive Award Allocation	50% Performance Based	50% Time Based
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Other Named Executive Officers

76% At Risk Pay, Subject to Clawback
24% Base Salary	34% Short-Term Cash Incentive	42% Long-Term Equity Incentive
100% RSUs

	Long-Term Equity Incentive Award Allocation	100% Time Based

Compensation Discussion and Analysis

Our executives have historically participated in compensation and benefit plans that are sponsored and administered by AIG, including AIG’s direct compensation plans in 2022.

During 2022, we also began the process of transitioning from AIG compensation and benefit plans to our own plans. Accordingly, while our executives participated in AIG’s direct compensation program in 2022, they began participation in our own retirement, health and welfare plans during 2022. We also adopted our own equity compensation plans and certain compensation policies and practices during 2022, including a clawback policy and stock ownership guidelines for executives and directors.

This Compensation Discussion and Analysis provides an overview of the philosophy, goals and principal components of AIG’s 2022 direct compensation program as applied to our named executive officers (or “NEOs”) and an overview of our retirement and welfare plans and compensation policies.

Important Notes:
•	Certain non-GAAP financial measures are used as performance measures in the incentive compensation programs as discussed herein. For more information on these measures, see Appendix A and Appendix B.

•	None of the non-GAAP financial measures or 2022 financial information contained in this Proxy Statement reflect the pending implementation of the long duration targeted improvements accounting standard.

2022 Named Executive Officers

Named Executive Officer	Title as of December 31, 2022
Kevin Hogan	Chief Executive Officer
Elias Habayeb	Executive Vice President and Chief Financial Officer
Todd Solash	Executive Vice President and President, Individual Retirement and Life Insurance
Terri Fiedler	Executive Vice President and President, Retirement Services
Sabra Purtill(1)	Executive Vice President and Chief Investment Officer
Former Officers
Geoffrey Cornell(2)	Former Chief Investment Officer
Robert Scheinerman(3)	Former Executive Vice President and President, Group Retirement
(1)	Ms. Purtill ceased to be an executive officer on January 25, 2023.
(2)	Mr. Cornell ceased to be an executive officer on March 31, 2022.
(3)	Mr. Scheinerman ceased to be an executive officer on October 10, 2022.
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Direct Compensation Program Design

Philosophy

AIG’s compensation philosophy is based on a set of foundational principles that guide both how AIG structures its compensation program and how it reaches compensation decisions. It is intended to be long-term oriented and risk-balanced, enabling AIG to deploy the best talent for its various business needs.

Consistent with this philosophy, the AIG CMRC evaluates and adjusts the AIG programs for its executives annually, balancing AIG’s strategic priorities, talent needs, stakeholder feedback and market considerations to ensure the programs continue to meet their intended purpose.

The following table provides each foundational principle, the components of each principle and the application of each principle in practice.

Principle	Component	Application
Attract and retain the best talent	• Offer market-competitive compensation opportunities to attract and retain the best employees and leaders for business needs

Compensation levels set with reference to market data for talent peers with relevant experience and skillsets in the insurance and financial services industries where the company competes for talent

Employ special, one-time awards to promote retention

Pay for performance

• Create a pay-for-performance culture by offering STI and LTI compensation opportunities that reward employees for individual contributions and business performance

• Provide a market-competitive, performance-driven compensation structure through a four-part program that consists of base salary, STI, LTI and benefits

Majority of compensation is variable and at-risk

Incentives tied to company performance, business performance and individual contributions

Objective performance measures and goals used, which are clearly disclosed

Compensation provides significant upside and downside potential for superior performance and under performance

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Principle	Component	Application
Align interests with shareholders

• Align the long-term economic interests of key employees with those of shareholders by ensuring that a meaningful component of their compensation is provided in equity

• Motivate all employees to deliver long-term, sustainable and profitable growth, while balancing risk to create long-term, sustainable value for shareholders

• Avoid incentives that encourage employees to take unnecessary or excessive risks that could threaten the value or reputation of the company by rewarding both annual and long-term performance

• Maintain strong compensation best practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation

Majority of compensation is equity-based

Executives are subject to risk management policies, including a clawback policy and anti-hedging and pledging policies

Performance goals are set with rigorous standards commensurate with both the opportunity and company risk guidelines

Annual risk assessments evaluate compensation plans to ensure they appropriately balance risk and reward

Follow evolving compensation best practices through engagement with outside consultants and peer groups

Framework

AIG’s direct compensation program is designed to give appropriate weighting to fixed and variable pay, short- and long- term performance, and business unit and enterprise-wide contributions. AIG provides three elements of annual direct compensation: (i) base salary, (ii) an STI award and (iii) an LTI award as described in the table below. AIG’s annual target direct compensation and mix of components are set with reference to market data for comparable positions at AIG’s business and talent competitors.

Direct Compensation Framework
Base Salary	Base salary is fixed compensation for services that is intended to fairly compensate executives for the responsibilities of their position, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking.
STI Awards	STI awards are variable annual cash incentive awards determined based on performance relative to corporate and individual goals. STI awards are designed to drive business objectives and strategies and reward performance delivered during the year. The fundamental structure of the STI program provides an opportunity to incentivize and reward both leading and lagging indicators of performance, with a focus on guiding the organization towards balancing profitability, growth and risk.
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Direct Compensation Framework
LTI Awards	LTI awards are equity-based compensation in the form of PSUs, RSUs and stock options. LTI awards are designed to reward long-term value creation, performance achievements and stock price appreciation.

Direct Compensation Program Decision-Making Process

Roles and Responsibilities

The following table describes various roles and responsibilities related to the AIG and Corebridge direct compensation program decision-making process.

Individual/Entity	Responsibilities
AIG CMRC

The AIG CMRC consists solely of independent AIG Inc. directors and performs the following functions:

•approves compensation for AIG’s named executive officers and other executives within its purview (including Mr. Hogan for 2022)

•oversees AIG’s compensation and benefit programs

•oversees the assessment of risks related to AIG’s compensation programs

AIG Board

The AIG Board:

•approves AIG CMRC recommendations on compensation philosophy and the development and implementation of AIG’s compensation programs

•approves AIG CMRC recommendations on AIG’s equity plans

Corebridge SPC

The Corebridge SPC consists of three AIG Directors and two independent directors and meets as necessary to review and approve various compensation-related items, including:

•incentive program design, including metrics

•total direct compensation for executives, including STI awards, LTI grant dollar values and base salary

•compensation plans

•performance goals for the Chief Executive Officer

Section 16 Sub-Committee	The Section 16 Sub-Committee consists of two non-employee directors and has the authority to grant equity awards under the Equity Plan
Corebridge CEO	The Corebridge CEO presented recommendations for NEO compensation to the Corebridge SPC; no other NEO played a decision-making role in determining the compensation of any other NEO
AIG and Corebridge Human Resources Departments	The AIG and Corebridge Human Resources Departments perform many of the organizational and administrative tasks underlying AIG’s and Corebridge’s compensation practices
Independent Compensation Consultant	As AIG’s independent compensation consultant, Pay Governance LLC regularly attends AIG CMRC meetings and assists and advises the AIG CMRC in connection with its ongoing review of executive compensation policies and practices. The AIG CMRC annually reviews the independence of the compensation consultant pursuant to the listing standards of the NYSE. Pay Governance LLC does not perform any work for management
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Use of Market Data

AIG uses data for its relevant peer groups to support the key principles of its compensation philosophy, including attracting and retaining the best talent and paying for performance. For Mr. Hogan, AIG used a compensation peer group for executive compensation in 2022 to inform his compensation level and design. This group is comprised of:

1. The Allstate Corporation	7. CIGNA Corporation	13. The Progressive Corporation
2. American Express Company	8. Citigroup Inc.	14. Prudential Financial, Inc.
3. Bank of America Corporation	9. JPMorgan Chase & Co.	15. The Travelers Companies Inc.
4. BlackRock, Inc.	10. Manulife Financial Corporation	16. U.S. Bancorp
5. Capital One Financial Corp.	11. Marsh & McLennan Company, Inc.	17. Wells Fargo & Company
6. Chubb Limited	12. MetLife Inc.

For our other NEOs, AIG engaged Johnson Associates to prepare reports presenting market comparisons of total compensation levels.

The Annual Process

There is an established annual process for AIG’s executive compensation decision-making. In a typical year, during the first quarter, the AIG CMRC reviews and approves compensation decisions for executives under its purview (which included Mr. Hogan for 2022). In 2022, the AIG CEO reviewed and approved the base salaries and target compensation levels for our other NEOs. These reviews are performed against a backdrop of the business and individual performance evaluations for the prior year, in addition to compensation relative to peers with relevant experience and skillsets in the insurance and financial services industries where AIG competes for talent. The AIG CMRC also reviews and approves the performance metrics and goals that will apply to both STI and LTI awards. These metrics and goals are set based on AIG’s budgeting and strategic planning process.

During the balance of the year, the AIG CMRC receives updates on performance relative to expectations, providing an opportunity to assess potential payouts. Following year-end, the AIG CMRC reviews and assesses final performance in relation to short-term and long-term expectations and approved payouts. As is typical, the AIG CEO conducts reviews regarding individual performance and achievements which feed into the start of the process for the following year. The AIG CMRC continues to review any relevant feedback from shareholders received during engagement on an ongoing basis to inform their discussions and decisions.

In 2023, the Corebridge SPC also reviewed and assessed executive performance and approved the NEOs’ STI awards and 2023 target direct compensation.

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Direct Compensation Components

2022 Target Direct Compensation

2022 Target Direct Compensation for our executives was as follows:

NEO	Base Salary	2022 Target STI Award	2022 Target LTI Award	Total
Kevin Hogan	$1,250,000	$2,250,000	$4,000,000	$7,500,000
Elias Habayeb	$800,000	$1,200,000	$1,700,000	$3,700,000
Todd Solash	$950,000	$1,500,000	$2,000,000	$4,450,000
Terri Fiedler(1)	$650,000	$820,000	$980,000	$2,450,000
Sabra Purtill(2)	$950,000	$1,450,000	$1,600,000	$4,000,000
Geoff Cornell	$900,000	$1,100,000	$1,500,000	$3,500,000
Robert Scheinerman	$650,000	$820,000	$980,000	$2,450,000
(1)	Effective September 30, 2022 in conjunction with Ms. Fiedler’s appointment as President of Retirement Services. At the time of the LTI award grant in February 2022, Ms. Fiedler’s Target Direct Compensation was $1,800,000, including Target LTI Award of $720,000. Effective July 25, 2022 to September 30, 2022, Ms. Fiedler’s Target Direct Compensation was $2,100,000.
(2)	Effective April 12, 2022 in conjunction with Ms. Purtill’s appointment as Chief Investment Officer. At the time of the LTI award grant in February 2022, Ms. Purtill’s Target Direct Compensation was $3,200,000, including Target LTI Award of $1,300,000.

Base Salary

The 2022 base salary for each of our NEOs is listed in the table above. Salaries are reviewed annually to determine whether they should be adjusted based on a broad range of factors including role scope, experience, skillset, performance and salaries for comparable positions at competitors, as well as internal parity among similarly situated officers.

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STI Awards

2022 STI awards for our NEOs who did not terminate employment during 2022 (our “Active NEOs”) were based on a combination of a quantitative business performance score (the “Business Performance Score”) and an assessment of individual performance (the “Individual Performance Score”) as described below. The calculation was as follows, subject to an overall cap of 200% of the relevant Active NEO’s 2022 Target STI award:

2022 Target STI Award	X	Business Performance Score	X	Individual Performance Score	=	2022 Actual STI Award

2022 performance resulted in the following STI awards for the Active NEOs:

NEO	2022 Target STI Award	Business Performance Score	Individual Performance Score	2022 Actual STI Award
Kevin Hogan	$2,250,000	94%	113%	$2,400,000
Elias Habayeb	$1,200,000	94%	101%	$1,140,000
Todd Solash	$1,500,000	94%	99%	$1,395,000
Terri Fiedler	$820,000	94%	101%	$779,000
Sabra Purtill	$1,450,000	94%	99%	$1,348,500

Mr. Cornell and Mr. Scheinerman received pro-rated STI awards for 2022 in accordance with AIG’s executive severance plan.

Business Performance Score

The Business Performance Score was determined by measuring corporate performance with respect to certain key metrics approved by the AIG CMRC based on Corebridge’s strategy and focus at the time of the program’s design. Three metrics were chosen to incent performance across a range of activities and balance the different types of metrics. The 2022 metrics and their relative weightings were:

•	Normalized Adjusted Return on Average Equity (“Normalized ROaE”) – 40%
•	Normalized General Operating Expense (“Normalized GOE”) – 30%
•	Investment Performance vs. Benchmark – 30%
Note:	Normalized ROaE and Normalized GOE are non-GAAP financial measures used by
Corebridge. For more information on these measures, see Appendix A. Investment Performance vs. Benchmark measures the total return on our insurers’ portfolios that are managed by Company personnel against a primarily peer-based return benchmark.

To determine the Business Performance Score, the AIG CMRC approved targets, thresholds and caps for each metric. Performance at target for a metric would result in a contribution to the Business Performance Score equal to that metric’s weighting. Accordingly, performance at target for all of the metrics would result in a Business Performance Score of 100%.

Performance at threshold for a metric would result in a contribution to the Business Performance Score equal to 50% of the metric’s weighting. Performance below threshold would result in no contribution to the Business Performance Score. Performance at the cap or higher for a metric would result in an increased contribution to the Business Performance Score of 150% of the metric’s weighting. Accordingly, the Business Performance Score could range from 0% to 150%.

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The 2022 Business Performance Score was 94%. The following table presents the target and actual results for each of the metrics, along with their threshold, cap, relative weightings and ultimate contribution to the Business Performance Score. All amounts are listed in millions of U.S. dollars.

Performance Metric	Threshold (50%)	Target (100%)	Stretch (125%)	Maximum (150%)	Actual	Percent Achieved	Weighting	Percent Achieved (Weighted)
Normalized ROaE	10%	12%	13%	14%	11.1%	78%	40%	32%
Normalized GOE	($100M)	($150M)	($200M)	($250M)	($135M)	85%	30%	35%
Investment Performance vs. Benchmark	(100 bps)	Equal	+100 bps	+200bps	+97bps	124%	30%	37%
								94%

Individual Performance Score

The Individual Performance Score for each Active NEO was based on the Corebridge SPC’s assessment of the Active NEO’s individual performance with respect to the Active NEO’s objectives and could range from 0% to 150%. The Active NEOs’ objectives were structured to reward actions under four key pillars: Financial, Strategic, Operational and Organizational. The objectives reflect areas of importance for each Active NEO.

Financial (25%)	Strategic (25%)	Operational (25%)	Organizational (25%)
Assessed against relevant financial objectives based on the Active NEO’s role, such as:	Goals vary by Active NEO and cover areas such as:	Goals vary by Active NEO and cover areas such as:	Goals vary by Active NEO and cover areas such as:

• Revenue • Growth • Profitability • Budget Control • Cost Reduction • Risk Adjusted Profitability / Value of New Business	• Business Development and Growth • Customer Satisfaction and Quality	• Compliance • Risk • Productivity Measures • Operational Efficiencies • Demonstration of Accountability and Ownership for Risk-Taking	• Transformation • Tech Improvement • Diversity, Equity and Inclusion • Talent Retention and Development

In making its determination, the Corebridge SPC took into account the factors it deemed relevant, including the following achievements of the Active NEOs.

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Kevin Hogan, Chief Executive Officer
Financial

•  Delivered solid financial results:

○  Surpassed base net investment income results of prior year and budget

○  Achieved financial performance in line with target driven by strong fixed and fixed index annuity sales, rising rates and higher yields through new investment partnerships

•  Maintained Life Fleet risk-based capital ratio above target through strong capital management

•  Returned approximately $300 million of dividends to shareholders after IPO

Strategic

•  Contributed to successful completion of IPO

•  Facilitated operational separation from AIG through partnership with the AIG Separation Management Office

•  Maintained relationships with key distribution partners, intermediaries and customers via strategic engagement programs, contributing to higher year-on-year sales

Operational

•  Oversaw design and execution of Corebridge Forward

•  Centralized approach to data and customer experience to promote better cross-organizational outcomes for customers and colleagues

•  Aligned organizational workstreams to create synergies between customer experience and delivery

•  Successfully implemented digitization and automation opportunities to improve operational efficiencies and enhance customer experiences

Organizational

•  Established local partnerships to engage diverse professionals and students, positioning Corebridge as an employer of choice among diverse talent

•  Engaged employees through various internal events and established cross-functional practice groups to foster collaboration and expand development

Elias Habayeb, Executive Vice President and Chief Financial Officer
Financial

•  Maintained a strong balance sheet for Corebridge, including Life Fleet risk-based capital ratio above target, strong parent liquidity and financial leverage within target while delivering $2.2 billion of insurance company distributions

•  Assisted in implementing new capital structure with issuance of $6.5 billion in senior notes and $1 billion in junior subordinated notes and entry into delayed draw term loan facility and $2.5 billion revolving credit facility

•  Significantly improved quality of financial analysis to support executive decision-making

•  Carefully balanced continued investments for Finance to support standalone requirements while reducing overall Finance costs

Strategic

•  Successfully established capital and liquidity structure for Corebridge as a standalone company

•  Contributed to successful completion of IPO

•  Supported the implementation of arrangements with new investment management partners

Operational

•  Progressed Corebridge Forward and operational separation

•  Made significant progress in building up necessary capabilities in Finance to support new needs as a public company

•  Executed on a preparedness program to implement new long duration targeted improvements accounting standard

Organizational

•  Continued to promote and invest in talent, including significant internal promotions and new hires, the majority of which were diverse

•  Enhanced communication and development among finance team ensuring alignment on priorities and responsibilities as well as learning sessions and leadership training

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Todd Solash, Executive Vice President and President, Individual Retirement and Life Insurance
Financial

Individual Retirement

•  Strong Total Transaction Value (“TTV”) at robust margins

•  Fixed annuity sales up 89% year over year

•  Improved capital efficiency through reinsurance transactions

Life Insurance

•  Earnings up $152 million (158%) year over year

•  Total TTV margin improvement to 10% from 7.5% year over year

•  Improvement in UK profits and premiums

Strategic

•  Contributed to successful completion of IPO

•  Successful Partners Symposium engaged top strategic partners with Corebridge brand and future direction

•  Gained traction with key distribution partners, significantly increasing sales

Operational

•  Strong customer satisfaction results in UK and Ireland businesses

•  Continued progress in enhancing customer experience and improving scalability of life insurance business

•  Created more self-service opportunities in Individual Retirement via expansion of digital capabilities, including withdrawals on the web and further e-signature offerings

•  Progressed Corebridge Forward

Organizational

•  Obtained Women in Protection Award for Outstanding Contribution to Diversity and Inclusion

•  Continued support and direct sponsorship of Employee Resource Groups across all business lines

•  Continued to promote and invest in talent by filling a significant number of open roles with internal candidates and implementing significant new job grade promotions

Terri Fiedler, Executive Vice President and President, Retirement Services
Financial	• Drove significant year over year increase in Financial Distributor sales • Exceeded Individual Retirement sales goal • Maintained expense discipline, operating significantly below budget
Strategic

•  Successfully transitioned from Head of Financial Distributors to President of Retirement Services

•  Developed and piloted Territory Management Tool to allow sales professionals to manage business in a single app on a mobile device

•  Increased multi-ticket producers by more than 12% year over year

•  Expanded distribution network, increasing product availability and partner firms across Individual Retirement and Life Insurance

Operational

•  Completed comprehensive overhaul of internal sales desk telephony platforms

•  Enhanced overall controls environment with additional training, video updates and certification programs

•  Progressed Corebridge Forward

•  Augmented virtual selling tools with more video selling platforms and meeting efficiency tools

Organizational

•  Led reinvigoration of Women in Distribution Network as executive sponsor, delivering successful virtual and in-person development and charitable events

•  Completed first cohort of Diversity in Sales Council, which furthered development of diverse sales professionals through targeted training and mentorship

•  Actively engaged external DEI sales-oriented organizations, including Association for Wholesaler Diversity and Coalition for Equity in Wholesaling

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Sabra Purtill, Former Executive Vice President and Chief Investment Officer
Financial

•  Achieved risk-adjusted returns on fixed maturity portfolio above target in a challenging market and economic environment

•  Enabled strong credit performance

•  Designed plan to achieve expense reduction goals in Investments and began execution

Strategic

•  Completed closure of third-party asset management operations and contracts in public credit

•  Initiated sale of collateralized loan obligations manager

•  Established new derivative intermediary and its supporting IT, legal and accounting infrastructure

•  Contributed to successful completion of IPO

Operational	• Completed onboarding of Blackstone, including operational, risk and analytic functions • Executed transfer of investment portfolios to BlackRock
Organizational

•  Designed and began implementation of new target operating model for Investments, including planning and executing retention and completion plans for employees impacted by organizational changes

•  Assumed executive sponsor role for evaluation and coordination of sustainability program as an independent public company

•  Enhanced recruitment strategy to proactively include representation from all aspects of diversity (including gender, race, educational backgrounds, work/life experiences, identification, etc.) and reinforce our culture of diversity, equity and inclusion

LTI Awards

Prior to the IPO

Prior to the IPO, annual LTI awards for our employees were available under the umbrella of AIG’s global equity compensation program. Off-cycle LTI awards also were granted from time to time as part of a sign-on package or as a retention vehicle. The value of the LTI awards was linked to the performance of AIG’s common stock. AIG granted LTI awards to our employees primarily in the form of AIG RSUs but also granted AIG PSUs and AIG stock options to certain executives.

LTI Award Conversion

To ensure that our employees’ financial interests are appropriately aligned with Corebridge shareholders, all AIG RSUs that were held by our active employees at the time of the IPO were converted into Corebridge RSUs, on terms and conditions that are substantially the same as the corresponding AIG RSUs, with the number of AIG RSUs adjusted in a manner intended to preserve their intrinsic value as of immediately before and immediately following the conversion (subject to rounding). Specifically, the AIG RSUs were converted to Corebridge RSUs based on a conversion factor of 2.580952. The conversion factor was determined by the AIG closing stock price on September 14, the day before the IPO ($54.20) divided by the public offering price for Corebridge common stock in the IPO ($21.00).

In addition, all unvested AIG stock options that are held by our active employees as of the date that AIG ceases to own at least 50% of Corebridge’s common stock will be converted into Corebridge stock options in a similar manner as the RSU conversion.

Only Mr. Hogan holds outstanding AIG PSUs. These AIG PSUs will not convert to Corebridge PSUs.

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Annual 2022 LTI Awards

The AIG CMRC granted annual LTI awards to our NEOs in February 2022. When determining the amount of an annual LTI award for an executive, the AIG CMRC considers whether to modify the executive’s Target LTI Award. The actual LTI award granted can reflect a modifier of up to 150% of the executive’s Target LTI Award, based on the AIG CMRC’s assessment of a range of factors, including consideration of prior year performance and contributions, the complexity of expected contributions and the desire to enhance retention and/or provide incremental incentive for future success over the applicable performance period.

In February 2022, the AIG CMRC approved the following LTI awards for the named executive officers:

NEO	2022 Target LTI Award	Modifier	2022 Actual LTI Award
Kevin Hogan	$4,000,000	100%	$4,000,000
Elias Habayeb	$1,700,000	100%	$1,700,000
Todd Solash	$2,000,000	100%	$2,000,000
Terri Fiedler	$720,000	100%	$720,000
Sabra Purtill	$1,300,000	100%	$1,300,000
Geoff Cornell	$0	N/A	$0
Robert Scheinerman	$980,000	100%	$980,000

AIG’s 2022 LTI awards consisted of 50% AIG PSUs and 50% AIG RSUs for Mr. Hogan and 100% AIG RSUs for the other NEOs. As described above, the AIG RSUs awards to our NEOs were converted to Corebridge RSUs at the time of the IPO.

In making the actual awards, the dollar amounts listed above were converted into a number of AIG RSUs (and AIG PSUs in the case of Mr. Hogan) based on the average closing price of AIG common stock over the five trading days preceding the grant date, rounded down to the nearest whole unit.

2022 Annual Corebridge RSUs

One-third of the annual 2022 AIG RSUs that converted to Corebridge RSUs will vest on each of the first, second and third anniversaries of the grant date (February 22, 2022). The 2022 Corebridge RSUs accrue Cash Dividend Equivalents.

2022 AIG PSUs

Mr. Hogan’s annual 2022 AIG PSUs can be earned based on AIG performance over a period of three years and accrue Cash Dividend Equivalents. The performance metrics applicable to his award include:

•	Annual Improvement to Accident Year Combined Ratio, as Adjusted (“AYCR, ex-CAT”) calculated as a consecutive average annual improvement against each year in the performance period (weighted 50%)
•	Diluted Normalized Adjusted After-Tax Income (“AATI”) attributable to AIG Common Shareholders Per Share annual improvement over the three-year performance period (weighted 40%)
•	TSR over the three-year performance period relative to a group of General Insurance peer companies (weighted 10%)

All of these metrics include clearly defined goals associated with the achievement of “threshold,” “target,” “stretch” and “maximum” and are aligned to AIG’s strategic objectives.

Note: AYCR, ex-CAT and Diluted Normalized AATI attributable to AIG Common Shareholders Per Share are non-GAAP financial measures used by AIG. For more information on these measures, see Appendix B.

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Other 2022 LTI Awards

In addition to the annual grant above, in the first quarter of 2022, Mr. Hogan, Mr. Scheinerman and Ms. Fiedler received the LTI awards listed in the table below. Each of these awards were granted in the form of AIG RSUs that were converted to CRBG RSUs at the time of the IPO and have a three-year ratable vesting period.

NEO	Grant Date	Award Type	Amount
Kevin Hogan	February 22, 2022	Special recognition award	$1,000,000
Terri Fiedler	March 30, 2022	Retention award	$750,000
Robert Scheinerman	March 30, 2022	Retention award	$750,000

Also, on April 12, 2022, Ms. Purtill was granted AIG RSUs which were converted to 41,550 Corebridge RSUs on September 14, 2022. This grant was in replacement of AIG PSUs and AIG stock options she was granted on February 22, 2022 as an AIG executive. One-third of these Corebridge RSUs will vest on each of the first, second and third anniversaries of February 22, 2022.

2019 AIG PSU Payout

All of the NEOs received AIG PSUs in 2019. The three-year performance period for these AIG PSUs ended on December 31, 2021 and the AIG PSUs were settled in 2022. For Mr. Hogan, this award was subject to three equally weighted metrics:

•	Improvement in AYCR, including Average Annual Losses, measured annually (“AYCR Improvement”)
○	Metric capped at target if AYCR, including Average Annual Losses, is higher at the end of the three-year performance period than it was immediately preceding the start of the performance period
•	Growth in Core Normalized Book Value Per Share (“BVPS Growth”), measured annually
•	Core Normalized Return on Attributed Common Equity (“Normalized ROCE”), measured in the third year

For Mr. Hogan, the outcome based on these core metrics was then subject to a relative TSR assessment such that the payout would be capped at target if AIG’s three-year TSR performance was below median as compared to the TSR peer group, which was comprised of the S&P 500 Insurance Companies. The AIG PSU performance based on the core metrics yielded a score of 127%, but the payout was reduced to 100% due to the TSR cap.

For the other NEOs, the AIG PSUs were subject to two equally weighted metrics: AYCR Improvement and BVPS Growth. The AIG PSU performance yielded a score of 191%.

The threshold, target and maximum performance goals for each metric and their actual and earned performance are included in the following table.

	Performance Goal (% Payout)			Actual Performance			Earned Performance			Total Earned Performance
Metrics	Thres. (50%)	Target (100%)	Max. (200%)	FY19A	FY20A	FY21A	FY19A	FY20A	FY21A	2019-2021
AYCR Improvement	0.5pt	1pt	2pts	4.5pts	1.9pts	3.7pts	200%	188%	200%	196%
BVPS Growth	5%	10%	15%	16.6%	12.9%	19.3%	200%	158%	200%	186%
Normalized ROCE	9%	10%	11%	8.6%	6.7%	7.4%	N/A	N/A	0%	0%
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Our Indirect Compensation Plans and Termination Benefits

All employees, including our executives, are offered a benefits program that includes retirement, health and welfare and termination benefits.

Indirect Compensation
Retirement Benefits	We offer a tax-qualified 401(k) plan to our employees. All participants in the plan receive employer matching contributions of up to 100% of the first 6% of the eligible compensation that they contribute to the plan, up to the qualified plan compensation limit ($305,000 in 2022). We also provide an employer contribution of 3% of eligible compensation to all employees eligible to participate in the 401(k) plan, subject to tax law limits.
Health and Welfare Benefits	Our executives generally participate in the same broad-based health, life insurance and disability benefit programs as our other employees.
Perquisites	We provide executives with a limited number of benefits and perquisites that are generally aligned with those available to other employees.

Termination Benefits
Severance Benefits	Our executives are eligible for benefits under the Corebridge Executive Severance Plan (the “ESP”) upon termination by the Company without “cause” or resignation by the executive for “good reason.” To receive benefits under the ESP, the executives must execute a release of employment-related claims including restrictive covenants. Benefits include a lump sum payment equal to 1 or 1.5 (depending on job grade) times the sum of the executive’s salary and three-year average of actual STI payments.
Change-in-Control Benefits	In the event that an executive experiences a covered termination under the ESP within 24 months following a change in control, the lump sum payment under the plan will equal 1.5 or 2 (depending on job grade) times the sum of the executive’s salary and three-year average of actual STI payments.

Our Compensation Policies and Practices

Corebridge Clawback Policy

The Corebridge Clawback Policy was adopted by the Corebridge Board to encourage sound risk management and increase individual accountability and applies to all executive officers. The policy provides that, if the Board or a designated committee thereof (the “administrator”) determines that a covered event has occurred, the administrator may require the forfeiture and/or repayment of all or any portion of:

•	any outstanding and unpaid incentive compensation (i.e., any bonus, equity or equity-based award or other incentive compensation granted by Corebridge or any Corebridge affiliate), whether vested or unvested, that was awarded to the applicable executive and
•	any incentive compensation that was paid to and received by the applicable executive during the 12-month period preceding the date of the covered event.

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For this purpose, a “covered event” includes:

•	a material financial restatement;
•	an award or receipt of covered compensation by an executive based on materially inaccurate financial statements or performance metrics that are materially inaccurately determined;
•	a failure by an executive to properly identify, assess or sufficiently raise concerns about risk, including a supervisory role, that results in a material adverse impact on Corebridge or any of its affiliates and
•	an action or omission by an executive that results in material financial or reputational harm to Corebridge or a Corebridge affiliate or constitutes a material violation of our risk policies.

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits all employees and directors from engaging in hedging transactions with respect to any Corebridge securities, including by trading in any derivative security relating to Corebridge securities. In particular, other than pursuant to a compensation or benefit plan or dividend distribution, no employee or director may acquire, write or otherwise enter into an instrument that has a value determined by reference to Corebridge securities, whether or not the instrument is issued by Corebridge. Examples include put and call options, forward contracts, collars and equity swaps relating to Corebridge securities. The policy also prohibits pledging of Corebridge securities.

Executive Stock Ownership Guidelines

Our stock ownership guidelines provide that the value of the beneficial ownership of Corebridge common stock to be achieved under the guidelines is five times salary for our CEO and three times salary for our other executives. All executives are required to retain 50% of the net shares of Corebridge common stock received as a result of the exercise, vesting or payment of any stock option, restricted stock, RSU or other equity-based award granted by Corebridge until the applicable guideline is achieved.

Additional Information

Compensation Risk Review

Enterprise Risk Management (“ERM”) conducts a risk assessment of newly created or modified compensation plans to ensure the plans appropriately balance risk and reward. In connection with the review, ERM assigns a risk rating of low, medium or high to each active incentive plan, taking into account:

•	whether the plan design or administration may encourage excessive or unnecessary risk-taking;
•	whether the plan has appropriate safeguards in place to discourage fraudulent behavior;
•	whether the plan incorporates appropriate risk mitigants to lower risk (including deferrals, clawback conditions, time-based vesting for equity awards and capped payouts) and
•	whether payments are based on pre-established performance goals, including risk-adjusted metrics and compliance goals.

ERM conducted a review of compensation plans in 2022 and concluded that our compensation plans do not encourage unnecessary or excessive risk-taking and have the appropriate safeguards in place to discourage fraudulent behavior.

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Tax and Accounting Considerations

In reaching decisions on executive compensation, the AIG CMRC and Corebridge SPC consider the tax and accounting consequences, including that compensation in excess of $1 million paid to covered executive officers generally will not be deductible for federal income tax purposes under Section 162(m) of the Code.

Consideration of Most Recent “Say on Pay” Vote

As a newly public company, we have not yet conducted a “Say on Pay” vote. A “Say on Pay” vote is being solicited in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

The following directors serve as Corebridge SPC members: Mr. Zaffino, Ms. Fato, Mr. Schaper, Ms. Schioldager and Ms. Walsh. Ms. Schioldager and Ms. Walsh also serve as Section 16 Sub-Committee members. During 2022, none of our executive officers served as: (a) a member of the compensation committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as a member of our Board.

Compensation Committee Report

Corebridge is not currently required to maintain a compensation committee under certain NYSE transition rules. The Corebridge SPC has reviewed this Compensation Discussion and Analysis and discussed it with management. Based on that review and discussion, the Corebridge SPC recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Peter Zaffino (Chairman) Lucy Fato Chris Schaper	Amy Schioldager Patricia Walsh

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Compensation Tables

2022 Summary Compensation Table

The following table presents the total compensation of the NEOs for services performed in the years indicated. The total compensation reported in the following table includes items such as salary and STI awards as well as the grant date fair value of LTI awards. The LTI awards may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “direct compensation” as described in the Compensation Discussion and Analysis.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Kevin Hogan	2022	1,250,000	0	5,141,177	0	2,400,000	90,420	8,881,597
Chief Executive Officer	2021	1,250,000	0	3,262,558	999,999	2,407,500	85,188	8,005,245
Elias Habayeb	2022	800,000	600,000	1,729,454	0	1,140,000	27,723	4,297,177
Executive Vice President and Chief Financial Officer	2021	758,655	0	1,168,373	374,989	1,600,000	26,373	3,928,390
Todd Solash	2022	950,000	1,375,000	2,034,670	0	1,395,000	28,023	5,782,693
Executive Vice President and President, Individual Retirement and Life Insurance	2021	950,000	1,395,000	1,563,786	500,000	1,725,000	26,423	6,160,209
Terri Fiedler	2022	582,770	225,000	1,549,216	0	779,000	27,723	3,163,709
Executive Vice President and President, Retirement Services
Sabra Purtill	2022	906,156	125,000	1,335,982	0	1,348,500	63,623	3,779,261
Executive Vice President and Chief Investment Officer
Geoffrey Cornell	2022	463,847	500,000	0	0	511,500	2,056,636	3,531,983
Former Chief Investment Officer	2021	755,962	500,000	2,311,038	375,000	1,100,000	26,373	5,068,373
Robert Scheinerman	2022	552,500	375,000	1,813,708	0	635,500	1,639,949	5,016,657
Former Executive Vice President and President, Group Retirement	2021	650,000	375,000	766,238	244,998	984,000	26,373	3,046,609
(1)	This column reflects payouts of Leadership Continuity Awards which are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.” For Mr. Solash, this column also reflects the last installment of his sign-on bonus paid in June 2021 ($20,000).
(2)	The amounts in this column for 2022 represent the grant date fair value of Corebridge RSUs granted to each NEO and AIG PSUs granted to Mr. Hogan in 2022, determined in accordance with FASB ASC Topic 718. The assumptions made in calculating these amounts can be found in Note 18 of Corebridge’s consolidated financial statements for the year ended December 31, 2022. Mr. Hogan’s AIG PSUs are valued at $2,089,203 based on target performance, which represents the probable outcome of the performance conditions on the grant date. The grant date fair value of the AIG PSUs at the maximum level of performance is $4,178,389. The AIG PSUs and Corebridge RSUs are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”
(3)	For 2022, this column represents the STI awards for 2022 performance as determined in the first quarter of 2023. 100% of each award was vested and paid in February 2023.
(4)	This column includes the following incremental costs of 2022 perquisites and other benefits:

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Item	Description
Tax Preparation Services	Mr. Hogan - $18,485 Reflects cost of tax preparation services related to a prior international assignment
Company-paid life insurance premiums	Mr. Scheinerman - $231 Mr. Cornell - $147 All other NEOs - $273
401(k) Plan	Each NEO - $27,450 Reflects employer matching and non-elective contributions
Internet Stipend	Mr. Solash - $300 State-mandated internet stipend paid to all active employees in California and Illinois.
Separation-related payments	Mr. Scheinerman - $1,561,000 severance, $48,750 payout of unused paid time off Mr. Cornell - $1,965,000 severance, $64,039 payout of unused paid time off
Personal Use of Company Pool Cars	Mr. Hogan - $8,716 Ms. Purtill - $900 Reflects incremental costs of driver overtime compensation, fuel and maintenance attributable to personal use of company pool cars.
Flexible Perquisite Allowance	Mr. Hogan - $35,000 Ms. Purtill - $35,000 Perquisite allowance has been terminated for years after 2022.
Spousal Travel	Mr. Hogan - $496 Mr. Scheinerman - $2,518

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2022 Grants of Plan-Based Awards

The following table details all equity and non-equity plan-based awards granted to each of the named executive officers in 2022.

		Estimated Future Payouts Under Non-Equity Plan Awards(1)			Estimated Future Payouts Under Equity Plan Awards			All Other Stock Awards (# of Shares or Units)(2)	Grant Date Fair Value of Equity Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Kevin Hogan
2022 STI		0	2,250,000	4,500,000	—	—	—	—	—
2022 AIG PSUs	2/22/2022	—	—	—	16,512	33,025	66,050	—	2,089,203
2022 CRBG RSUs	2/22/2022	—	—	—	—	—	—	85,235	2,034,670
2022 CRBG RSUs	2/22/2022	—	—	—	—	—	—	42,616	1,017,304
Elias Habayeb
2022 STI		0	1,200,000	2,400,000	—	—	—	—	—
2022 CRBG RSUs	2/22/2022	—	—	—	—	—	—	72,449	1,729,454
Todd Solash
2022 STI		0	1,500,000	3,000,000	—	—	—	—	—
2022 CRBG RSUs	2/22/2022	—	—	—	—	—	—	85,235	2,034,670
Terri Fiedler
2022 STI		0	820,000	1,640,000	—	—	—	—	—
2022 CRBG RSUs	2/22/2022	—	—	—	—	—	—	30,684	732,481
2022 CRBG RSUs	3/30/2022	—	—	—	—	—	—	33,201	816,735
Sabra Purtill
2022 STI		0	1,450,000	2,900,000	—	—	—	—	—
2022 CRBG RSUs	2/22/2022	—	—	—	—	—	—	13,849	330,599
2022 CRBG RSUs	4/12/2022	—	—	—	—	—	—	41,550	1,005,383
Geoffrey Cornell
2022 STI		0	1,100,000	2,200,000	—	—	—	—	—
Robert Scheinerman
2022 STI		0	820,000	1,640,000	—	—	—	—	—
2022 CRBG RSUs	2/22/2022	—	—	—	—	—	—	41,764	996,973
2022 CRBG RSUs	3/30/2022	—	—	—	—	—	—	33,201	816,735
(1)	Amounts shown reflect the range of possible STI awards for 2022 performance. Actual amounts earned are reflected in the 2022 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
(2)	All Corebridge RSUs were originally granted as AIG RSUs and converted to Corebridge RSUs as described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”
(3)	Amounts shown represent the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. The AIG PSUs were valued at target which represents the probable outcome of the performance conditions on the grant date. The assumptions made in calculating these amounts can be found in Note 18 of Corebridge’s consolidated financial statements for the year ended December 31, 2022.

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SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

Leadership Continuity Awards

Leadership Continuity Awards are cash awards intended to provide select employees with compensation that is separate and distinct from their annual total direct compensation to incent them to continue their employment with the Company. They are typically paid out over a period of two or three years.

Our NEOs were awarded the following Leadership Continuity Awards in 2020 and 2021, each of which were, or will be, paid in two equal installments:

NEO	Award Date and Amount	Payment Dates
Elias Habayeb	October 2020 - $1,200,000	December 2020 and June 2022
Todd Solash	April 2020 - $750,000	May 2021 and May 2022
	November 2020 - $2,000,000	November 2021 and November 2022
Terri Fiedler	April 2020 - $450,000	May 2021 and May 2022
Sabra Purtill	July 2021 - $250,000	July 2022 and July 2023
Geoffrey Cornell	April 2020 - $1,000,000	May 2021 and May 2022
Robert Scheinerman	April 2020 - $750,000	May 2021 and May 2022

LTI Award Conversion

To ensure that our employees’ financial interests are appropriately aligned with Corebridge shareholders, all AIG RSUs that were held by our active employees at the time of the IPO were converted into Corebridge RSUs, on terms and conditions that are substantially the same as the corresponding AIG RSUs, with the number of AIG RSUs adjusted in a manner intended to preserve their intrinsic value as of immediately before and immediately following the conversion (subject to rounding). Specifically, the AIG RSUs were converted to Corebridge RSUs based on a conversion factor of 2.580952. The conversion factor was determined by the AIG closing stock price on September 14, the day before the IPO ($54.20) divided by the public offering price for Corebridge common stock in the IPO ($21.00).

In addition, all unvested AIG stock options that are held by our active employees as of the date that AIG ceases to own at least 50% of Corebridge’s common stock will be converted into Corebridge stock options in a similar manner as the RSU conversion.

Only Mr. Hogan holds outstanding AIG PSUs. These AIG PSUs will not convert to Corebridge PSUs.

Annual 2022 LTI Awards

AIG’s 2022 LTI awards consisted of 50% AIG PSUs and 50% AIG RSUs for Mr. Hogan and 100% AIG RSUs for the other NEOs. As described above, AIG RSUs awarded to our NEOs were converted to Corebridge RSUs at the time of the IPO.

One-third of the annual 2022 AIG RSUs which were converted to Corebridge RSUs will vest on each of the first, second and third anniversaries of the grant date (February 22, 2022). The 2022 Corebridge RSUs accrue Cash Dividend Equivalents.

Mr. Hogan’s annual 2022 AIG PSUs can be earned based on AIG performance over a period of three years and accrue Cash Dividend Equivalents. The performance metrics applicable to his award include:

•	Annual Improvement to AYCR, ex-CAT, calculated as a consecutive average annual improvement against each year in the performance period (weighted 50%)

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•	Diluted Normalized AATI attributable to AIG Common Shareholders Per Share growth over the three-year performance period (weighted 40%)
•	TSR over the three-year performance period relative to a group of General Insurance peer companies (weighted 10%)

All of these metrics include clearly defined goals associated with the achievement of “threshold,” “target,” “stretch” and “maximum” and are aligned to AIG’s strategic objectives.

Other 2022 LTI Awards

In addition to the annual grant above, in the first quarter of 2022, Mr. Hogan, Mr. Scheinerman and Ms. Fiedler received the LTI awards listed in the table below. Each of these awards were granted in the form of AIG RSUs that were converted to CRBG RSUs at the time of the IPO and have a three-year ratable vesting period.

NEO	Grant Date	Award Type	Amount
Kevin Hogan	February 22, 2022	Special recognition award	$1,000,000
Terri Fiedler	March 30, 2022	Retention award	$750,000
Robert Scheinerman	March 30, 2022	Retention award	$750,000

Also, on April 12, 2022, Ms. Purtill was granted AIG RSUs which were converted to 41,550 Corebridge RSUs on September 14, 2022. This grant was in replacement of AIG PSUs and AIG stock options she was granted on February 22, 2022 as an AIG executive. One-third of these Corebridge RSUs will vest on each of the first, second and third anniversaries of February 22, 2022.

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Outstanding Equity Awards as of December 31, 2022

The following table sets forth outstanding equity-based awards held by each named executive officer as of December 31, 2022.

	Option Awards(1)					Stock Awards
	Year Granted	Number of Securities underlying Unexercised Options (Exercisable)	Number of Securities underlying Unexercised Options (Unexercisable)	Exercise Price ($)	Expiration Date	Award Type(2)	Unvested (Not Subject to Performance Conditions)		Equity Incentive Plan Awards (Unearned and Unvested)
							Number	Market Value ($)(3)	Number	Market Value ($)(3)
Kevin Hogan	2021	—	85,470	44.10	2/22/2031	2022 AIG PSUs	—	—	16,512	1,044,219
	2020	—	116,959	32.43	3/11/2030	2022 CRBG RSUs	127,851	2,564,691	—	—
	2019	122,850	—	44.28	3/18/2029	2021 CRBG RSUs	61,013	1,223,921	—	—
	2018	125,418	—	55.94	3/13/2028	2021 AIG PSUs	—	—	21,281	1,345,810
						2020 CRBG RSUs	72,222	1,448,773	—	—
						2020 AIG PSUs	—	—	65,295	4,129,256
Elias Habayeb	2021	—	6,355	46.27	3/4/2031	2022 CRBG RSUs	72,449	1,453,327	—	—
	2021	—	25,641	44.10	2/22/2031	2021 CRBG RSUs	67,747	1,359,005	—	—
	2020	—	35,087	32.43	3/11/2030	2020 CRBG RSUs	78,166	1,568,010	—	—
	2019	36,855	—	44.28	3/18/2029
	2018	25,083	—	55.94	3/13/2028
Todd Solash	2021	—	42,735	44.10	2/22/2031	2022 CRBG RSUs	85,235	1,709,814	—	—
	2020	—	35,087	32.43	3/11/2030	2021 CRBG RSUs	91,520	1,835,891	—	—
	2019	8,000	—	53.32	6/24/2029	2020 CRBG RSUs	104,163	2,089,510	—	—
	2018	18,394	—	55.94	3/13/2028
Terri Fiedler	2021	—	15,384	44.10	2/22/2031	2022 CRBG RSUs	63,885	1,281,533
	2020	—	21,052	32.43	3/11/2030	2021 CRBG RSUs	32,945	660,877
	2019	10,265	—	46.96	5/8/2029	2020 CRBG RSUs	46,897	940,754
Sabra Purtill	2021	—	22,435	44.10	2/22/2031	2022 CRBG RSUs	55,399	1,111,304
	2020	—	21,929	32.43	3/11/2030	2021 CRBG RSUs	63,302	1,269,838
	2019	11,150	—	57.89	9/19/2029	2020 CRBG RSUs	52,910	1,061,375
Geoffrey Cornell	2021	16,129	—	51.37	6/30/2025
	2021	17,094	—	44.10	6/30/2025
	2018	16,722	—	55.94	6/30/2025
Robert Scheinerman	2021	20,940	—	44.10	10/31/2025
	2020	28,654	—	32.43	10/31/2025
	2019	6,500	—	53.32	10/31/2025
	2019	22,113	—	44.28	10/31/2025
	2018	15,050	—	55.94	10/31/2025
(1)	AIG stock options have an exercise price equal to the closing price of the underlying shares of AIG common stock on the NYSE on the date of grant and have a 10-year term from the date of grant. All of the AIG stock options granted in 2021 will vest in full in January 2024. All of the AIG stock options granted in 2020 will vest in full in January 2023.
(2)	The 2022 and 2021 AIG PSUs are shown at threshold payout. Whether the 2022 or 2021 AIG PSUs will be earned at the level shown or a different level, or at all, depends on AIG performance against metrics over a three-year performance period. 2022 and 2021 AIG PSUs will vest on January 1, 2025 and January 1, 2024, respectively. 2020 AIG PSUs are shown at target payout. 2020 AIG PSUs vested on January 1, 2023.

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All 2022 Corebridge RSUs will vest in three equal installments on the first, second and third anniversaries of the grant date (March 30, 2022 for Ms. Fiedler’s retention LTI award and February 22, 2022 in all other cases). All 2021 Corebridge RSUs will vest in full on January 1, 2024 and the 2020 Corebridge RSUs vested in full on January 1, 2023.

(3)	Values for AIG PSUs are based on the closing sale price of AIG common stock on the NYSE on December 30, 2022 of $63.24 per share. Values for Corebridge RSUs are based on the closing sale price of Corebridge common stock on the NYSE on December 30, 2022 of $20.06.

2022 Option Exercises and Vesting of Stock-based Awards

The following table sets forth the amounts realized by each named executive officer as a result of stock option exercises and the vesting of stock-based awards in 2022.

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Kevin Hogan	—	—	71,241	4,088,521
Elias Habayeb	—	—	28,222	1,619,661
Todd Solash	27,027	471,883	26,777	1,536,732
Terri Fiedler	—	—	17,583	1,009,088
Sabra Purtill	—	—	10,386	596,053
Former Executive Officers
Geoffrey Cornell	50,014	1,002,093	94,459	5,031,622
Robert Scheinerman	—	—	224,655	5,852,359
(1)	Represents the number of AIG stock options exercised in 2022 by Messrs. Solash and Cornell and reflects the actual sale price received less the exercise price.
(2)	Represents 2019 AIG RSUs and 2019 AIG PSUs that vested in January 2022 and, for Mr. Cornell, the first tranche of a retention AIG RSU award which vested on June 1, 2022 and 2020 and 2021 AIG RSUs which vested immediately upon his termination of employment on June 30, 2022, in each case, based on the value of the underlying shares of AIG common stock on the vesting date. For Mr. Scheinerman, amounts also include 2020, 2021 and 2022 Corebridge RSUs which vested immediately upon his termination of employment on October 31, 2022, based on the value of the underlying shares of Corebridge common stock on the vesting date.

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2022 Pension Benefits

The following table details the accumulated benefits under the pension plans in which certain of our named executive officers participate. These accumulated benefits are presented as if they were payable upon the named executive officer’s normal retirement at age 65 or current age if older. However, it is important to note that the Non-Qualified Retirement Plan benefits shown for the named executive officers may be at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely. Mr. Solash and Ms. Purtill do not participate in the Plans.

Name	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)
Kevin Hogan	Qualified Retirement Plan	25.917	675,395
	Non-Qualified Retirement Plan	25.917	820,440
Elias Habayeb	Qualified Retirement Plan	7.917	150,580
	Non-Qualified Retirement Plan	6.917	203,426
Todd Solash	Qualified Retirement Plan	0	0
	Non-Qualified Retirement Plan	0	0
Terri Fiedler	Qualified Retirement Plan	2.583	50,373
	Non-Qualified Retirement Plan	2.583	79,997
Sabra Purtill	Qualified Retirement Plan	0	0
	Non-Qualified Retirement Plan	0	0
Geoffrey Cornell	Qualified Retirement Plan	22.083	605,317
	Non-Qualified Retirement Plan	22.083	0
Robert Scheinerman	Qualified Retirement Plan	11.917	285,591
	Non-Qualified Retirement Plan	11.917	113,146
(1)	The named executive officers had the following years of service as of December 31, 2022: Mr. Hogan – 33.500; Mr. Habayeb – 16.333; Ms. Fiedler –10.625; Mr. Cornell – 29.121; Mr. Scheinerman – 19.274.
(2)	For Mr. Solash and Ms. Purtill, the amount shown in this column is zero because they do not participate in the Plans. For Mr. Cornell, the present value of his Qualified Retirement Plan benefit is based on the actual lump sum payment which he received on January 1, 2023. For Mr. Scheinerman, the present value of his Non-Qualified Retirement Plan benefit is based on the amount of the actual lump sum he will receive on May 1, 2023. All other present values of accumulated benefits are based on service and earnings as of December 31, 2022 (the pension plan measurement date for purposes of AIG’s financial statement reporting). The actuarial present values of the accumulated benefits under the Plans are calculated based on payment of a life annuity beginning at age 65, or current age if older. The actuarial present value of the benefit payable to Mr. Hogan would be $86,866 higher than the amounts in the table above if Mr. Hogan’s benefit commenced as of December 31, 2022 as a result of his employment termination for any reason other than disability or death. The discount rate assumption is 5.22% for the Qualified Retirement Plan. The discount rate assumption is 5.20% for the Non-Qualified Retirement Plan. The mortality assumptions are based on the Pri-2012 annuitant white collar mortality table projected using the AIG improvement scale.

Pension Plans

Corebridge does not maintain any active or frozen pension plans. However certain of our named executive officers have balances in the Qualified Retirement Plan and the Non-Qualified Retirement Plan (collectively, the “Plans”).

The Qualified Retirement Plan is a tax-qualified defined benefit plan and the Non-Qualified Retirement Plan provides for retirement benefits in excess of those permitted under the Qualified Retirement Plan. Effective January 1, 2016, benefit accruals under the Plans were frozen. At that time, the Plans were closed to new participants and existing participants ceased to accrue additional benefits after December 31, 2015.

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In the case of the Qualified Retirement Plan, all participants are vested in their benefits and, in the case of the Non-Qualified Retirement Plan, participants vest once they attain either (1) age 60 with five or more years of service or (2) age 55 with ten or more years of service.

Corebridge employees were deemed to terminate employment for purposes of the Qualified Retirement Plan on September 19, 2022, the date of the closing of the IPO. For purposes of the Non-Qualified Retirement Plan, however, Corebridge employees continue to be treated as active employees so long as they continue to be employed by Corebridge.

Form and Timing of Payments

Under the Qualified Retirement Plan, all participants have the option to elect to commence their benefit at the time of termination of their employment, either in the form of a monthly taxable annuity or lump sum payment. Alternatively, they may defer commencement until age 65.

Benefits accrued prior to March 31, 2012 under the Non-Qualified Retirement Plan are paid out as an annuity and benefits accrued after that date are paid as a lump sum. Vested participants must commence benefits when they terminate employment

Benefit Formulas

The Plans originally provided for a final average pay formula. The Plans’ final average pay formula ranges from 0.925% to 1.425% times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years through December 31, 2015 and 1.25% to 1.75% times average final pay for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

The benefit formula under the Plans was converted from the final average pay formula to a cash balance formula, effective April 1, 2012. The cash balance formula was comprised of pay credits, calculated based on 6% of a Plan participant’s annual pensionable compensation, and annual interest credits. Pensionable compensation under the cash balance formula included base salary, commissions, overtime and annual STI awards, with the Qualified Retirement Plan subject to IRC compensation limits and the Non-Qualified Retirement Plan subject to an annual compensation limit of $1,050,000 in 2015. Pay credits ceased under the Plans on December 31, 2015, but annual interest credits continue (2.06% in 2022, based upon the 30-year long-term Treasury rate). This rate is adjusted annually on January 1.

The NEOs other than Ms. Fiedler, Ms. Purtill and Mr. Solash have a final average pay formula benefit and a cash balance benefit. Ms. Fiedler has a cash balance benefit.

Early Retirement Benefits

Each of the Plans provides for reduced early retirement benefits. In the case of early retirement, participants in the Plans under the final average pay formula will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by 3, 4 or 5% (depending on age and years of credited service at retirement) for each year that retirement precedes age 65.

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Death and Disability Benefits

Each of the Plans also provide for death and disability benefits. The death benefit payable to a participant’s designated beneficiary under the Plans will generally equal the participant’s lump sum benefit or cash balance account. Under the Plans, participants who become disabled and receive payments under AIG’s long-term disability plan on and after the freeze date continue to receive service credit in determining age and length of service for early retirement subsidies and vesting purposes for a maximum of three additional years, and participants whose benefit is determined under the cash balance formula continue to receive interest credits to their cash balance account up to the date they commence their benefit. Ms. Fiedler’s benefit under the cash balance formula would have been $8,181 higher than the amount reflected in the table above if her benefit commenced as of December 31, 2022 as a result of her death.

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Potential Payments Upon Termination or Change in Control

Severance Benefits

During 2022, the NEOs were eligible for the AIG 2012 Executive Severance Plan (the “2012 ESP”). Effective January 1, 2023, Corebridge established the Corebridge Executive Severance Plan with terms substantially similar to those of the AIG 2012 ESP. The 2012 ESP provides for severance benefits in the case of termination other than death, disability, resignation or Cause (as defined below) and also in the case of voluntary termination for Good Reason (as defined below).

The 2012 ESP provides for severance payments and benefits upon qualifying terminations as follows, subject to the participant’s execution of a release of claims and agreement to abide by certain restrictive covenants:

•	For qualifying terminations not in connection with an AIG CIC (as defined below), severance in an amount equal to the product of a multiplier times the sum of base salary and the average amount of STI paid for the preceding three completed calendar years. For Mr. Hogan and Ms. Purtill, the multiplier was 1.5 on December 31, 2022 and, for all other NEOs, the multiplier was 1.
•	For qualifying terminations within two years following an AIG CIC, severance in an amount equal to the product of a multiplier times the sum of base salary and the greater of (a) the average amount of STI awards paid to the executive for the preceding three completed calendar years and (b) the executive’s target STI award for the most recently completed calendar year preceding the termination year. For Mr. Hogan and Ms. Purtill, the multiplier was 2 on December 31, 2022 and, for all other NEOs, the multiplier was 1.5.
•	For qualifying terminations on and after April 1 of the termination year not in connection with an AIG CIC, a pro-rata annual STI award for the year of termination based on the participant’s target STI award, adjusted for actual company performance, paid at the same time as such STI awards are regularly paid to similarly situated active employees.
•	For qualifying terminations on and after January 1 within two years following an AIG CIC, a pro-rata annual STI award for the year of termination based on the greater of (a) a participant’s target STI award and (b) a participant’s target STI award adjusted for actual company performance, paid at the same time as such STI awards are regularly paid to similarly situated active employees.

Participants are also entitled to continued health coverage under the Consolidated Omnibus Budget Reconciliation Act, a $40,000 payment that may be applied towards continued health coverage and life insurance and one year of additional age and service solely for the purpose of determining eligibility to enroll in retiree medical coverage.

Restrictive Covenants

Pursuant to the release of claims that each participant must execute to receive benefits under the 2012 ESP, each participant is generally prohibited from:

•	engaging in, being employed by, rendering services to or acquiring financial interests in certain competitive businesses for a period of six months after termination;
•	interfering with our business relationships with customers, suppliers or consultants for a period of six months after termination;
•	soliciting or hiring our employees for a period of one year after termination;
•	making false or disparaging comments about us and
•	disclosing our confidential information at any time following termination.
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Definitions

Term	Generally Means:
Cause

•  The participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (1) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (2) on a felony charge or (3) on an equivalent charge to those in clauses (1) and (2) in jurisdictions which do not use those designations;

•  the participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);

•  the participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which AIG or any of its subsidiaries or affiliates is a member; or

•  the participant’s material violation of AIG’s codes of conduct or any other AIG policy as in effect from time to time.

AIG CIC

•  Individuals who, on the effective date of the 2012 ESP, constituted the Board of Directors of AIG (or subsequent directors whose election or nomination was approved by a vote of at least two-thirds of such directors, including by approval of the proxy statement in which such person is named as a nominee for director) cease for any reason to constitute at least a majority of the Board;

•  any person is or becomes a beneficial owner of 50% or more of AIG’s voting securities;

•  consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving AIG that results in any person becoming the beneficial owner of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such transaction;

•  a sale of all or substantially all of AIG’s assets; or

•  AIG’s stockholders approve a plan of complete liquidation or dissolution of AIG.

The separation of Corebridge from AIG and the IPO do not constitute an AIG CIC.

Good Reason	A reduction of more than 20% in the participant’s annual target direct compensation. In the event of an AIG CIC, the definition of Good Reason also means: (1) a greater than 20% decrease in total direct compensation, (2) a material diminution in the participant’s authority, duties or responsibilities or (3) relocation of greater than 50 miles.

Cornell and Scheinerman Severance Arrangements

Mr. Cornell terminated as Chief Investment Officer on June 30, 2022. Mr. Scheinerman terminated as President, Group Retirement on October 31, 2022. Pursuant to their Release Agreement and Restrictive Covenant Agreements, (the “Release Agreements”), Mr. Cornell and Mr. Scheinerman received no additional benefits other than those to which they were already entitled under the 2012 ESP, as described above. In the Release Agreements, they each agreed to the restrictive covenants described above and a release of claims. The amount of severance payments and benefits for each of Messrs. Cornell and Scheinerman are included in the “All Other Compensation” column of the Summary Compensation Table.

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Treatment of LTI Awards Upon Termination

Corebridge RSUs

All Corebridge RSUs will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.

Reason for Termination	When are underlying shares delivered?
Involuntary Termination without Cause – no Corebridge CIC	The date the applicable award would otherwise have been delivered if employment had continued
Retirement	The date the applicable award would otherwise have been delivered if employment had continued
Disability	The date the applicable award would otherwise have been delivered if employment had continued
Death	Immediate delivery of shares
Involuntary Termination without Cause or resignation for Good Reason within 24 months of a Corebridge CIC	Immediate delivery of shares

For purposes of the Corebridge RSUs, the following definitions apply:

Term	Generally Means:
Cause	Generally defined the same as for the 2012 ESP above (with reference to Corebridge rather than AIG, as applicable)
Corebridge CIC

•  Individuals who, on the effective date of the Equity Plan, constituted the Board (or subsequent directors whose election or nomination was approved by a vote of at least two-thirds of such directors, including by approval of the proxy statement in which such person is named as a nominee for director) cease for any reason to constitute at least a majority of the Board;

•  any person is or becomes a beneficial owner of 50% or more of Corebridge’s voting securities, other than AIG;

•  consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Corebridge that results in any person becoming the beneficial owner of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such transaction;

•  a sale of all or substantially all of Corebridge’s assets; or

•  Corebridge’s stockholders approve a plan of complete liquidation or dissolution.

Neither the IPO nor any subsequent public offering of Corebridge voting securities by AIG or Argon that does not otherwise qualify as a Corebridge CIC as described above will be a Corebridge CIC.

Good Reason	“Good Reason” generally means (i) a greater than 20% decrease in total direct compensation, (ii) a material diminution in the participant’s authority, duties or responsibilities or (iii) relocation of greater than 50 miles
Retirement	A voluntary termination: (i) on or after age 60 with 5 years of service or (ii) on or after age 55 with 10 years of service.
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AIG PSUs

All AIG PSUs will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.

Reason for Termination	What will the participant receive?
Involuntary Termination without Cause – no AIG CIC	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued
Retirement	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued
Disability	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued
Death

Prior to Adjudication of Performance

Immediate delivery of shares corresponding to the target amount of PSUs initially granted

Following Adjudication of Performance

Immediate delivery of shares corresponding to the earned amount of PSUs

Involuntary Termination without Cause or resignation for Good Reason within 24 months of an AIG CIC

During Performance Period

Immediate delivery of shares corresponding to the target amount of PSUs initially granted, unless the AIG CMRC determines to use performance through the date of the AIG CIC

Following Performance Period

Immediate delivery of shares corresponding to the earned amount of PSUs

For purposes of the AIG PSUs:

•	AIG CIC and Cause are generally defined the same as for the 2012 ESP above
•	Good Reason and Retirement are generally defined the same as for the Corebridge RSUs above

AIG Stock Options

All AIG stock options will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.

Reason for Termination	For how long can the vested AIG stock options be exercised?
Involuntary Termination without Cause – no AIG CIC	For three years from date of termination (or until expiration date if earlier)
Retirement	For the remainder of the term of the options
Disability	For three years from date of disability (or until expiration date if earlier)
Death	For three years from date of death (or until expiration date if earlier)
Involuntary Termination without Cause or resignation for Good Reason within 24 months of an AIG CIC	For the remainder of the term of the options

For purposes of the AIG stock options:

•	AIG CIC and Cause are generally defined the same as for the 2012 ESP above
•	Good Reason and Retirement are generally defined the same as for the Corebridge RSUs above
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All LTI Awards

In the case of Retirement, involuntary termination without Cause or resignation for Good Reason within 24 months of an AIG or Corebridge CIC (as applicable), participants must execute a release containing restrictive covenants as a condition to vesting of stock options and delivery of shares pursuant to RSUs or PSUs.

Termination Payments Table

The following table sets forth the compensation and benefits that would have been provided to our named executive officers if they had been terminated on December 31, 2022 under the circumstances indicated, except with respect to Messrs. Cornell and Scheinerman who received the benefits set forth below upon their terminations on June 30, 2022 and October 31, 2022, respectively. The amounts shown below are not necessarily indicative of what we will pay under similar circumstances because a wide variety of factors can affect payment amounts, which can be determined with certainty only when an actual change in control or termination event occurs. In the event of an involuntary termination for Cause or a voluntary termination other than by retirement, no benefits would have been provided. In all cases included in the table, the NEOs would have been entitled to the benefits described in the 2022 Pension Benefits Table above.

Name	2022 STI Award ($)(1)	Severance ($)(2)	Medical and Life Insurance ($)(3)	Unvested Options ($)(4)	Unvested Stock Awards ($)(5)	Total ($)
Kevin Hogan
Involuntary Termination w/o “Cause”	2,115,000	5,508,750	40,000	5,239,403	18,267,997	31,171,150
By Executive with “Good Reason”	2,115,000	5,508,750	40,000	—	—	7,663,750
Qualifying CIC(6)	2,250,000	7,345,000	40,000	5,239,403	18,267,997	33,142,400
Death	2,250,000	—	—	5,239,403	14,796,334	22,285,737
Disability	2,115,000	—	—	5,239,403	18,267,997	25,622,400
Retirement	2,115,000	—	—	5,239,403	18,267,997	25,622,400
Elias Habayeb
Involuntary Termination w/o “Cause”	1,128,000	2,183,333	40,000	1,679,644	4,587,918	9,618,895
By Executive with “Good Reason”	1,128,000	2,183,333	40,000	—	—	3,351,333
Qualifying CIC(6)	1,200,000	3,275,000	40,000	1,679,644	4,587,918	10,782,562
Death	1,200,000	—	—	1,679,644	4,587,918	7,467,562
Disability	1,128,000	—	—	1,679,644	4,587,918	7,395,562
Retirement	—	—	—	—	—	—
Todd Solash
Involuntary Termination w/o “Cause”	1,410,000	2,285,208	40,000	1,898,978	5,905,316	11,539,502
By Executive with “Good Reason”	1,410,000	2,285,208	40,000	—	—	3,735,208
Qualifying CIC(6)	1,500,000	3,675,000	40,000	1,898,978	5,905,316	13,019,294
Death	1,500,000	—	—	1,898,978	5,905,316	9,304,294
Disability	1,410,000	—	—	1,898,978	5,905,316	9,214,294
Retirement	—	—	—	—	—	—
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Name	2022 STI Award ($)(1)	Severance ($)(2)	Medical and Life Insurance ($)(3)	Unvested Options ($)(4)	Unvested Stock Awards ($)(5)	Total ($)
Terri Fiedler
Involuntary Termination w/o “Cause”	770,800	1,258,000	40,000	943,062	3,008,771	6,020,633
By Executive with “Good Reason”	770,800	1,258,000	40,000	—	—	2,068,800
Qualifying CIC(6)	820,000	2,205,000	40,000	943,062	3,008,771	7,016,833
Death	820,000	—	—	943,062	3,008,771	4,771,833
Disability	770,800	—	—	943,062	3,008,771	4,722,633
Retirement	770,800	—	—	943,062	3,008,771	4,722,633
Sabra Purtill
Involuntary Termination w/o “Cause”	1,363,000	2,778,238	40,000	1,105,038	3,603,377	8,889,653
By Executive with “Good Reason”	1,363,000	2,778,238	40,000	—	—	4,181,238
Qualifying CIC(6)	1,450,000	4,925,000	40,000	1,105,038	3,603,377	11,123,415
Death	1,450,000	—	—	1,105,038	3,603,377	6,158,415
Disability	1,363,000	—	—	1,105,038	3,603,377	6,071,415
Retirement	—	—	—	—	—	—
Geoffrey Cornell
Involuntary Termination w/o “Cause”	511,500	1,925,000	40,000	1,306,873	3,184,408	6,967,781
Robert Scheinerman
Involuntary Termination w/o “Cause”	635,500	1,521,000	40,000	1,283,621	4,250,090	7,730,211
(1)	In the case of death, an NEO’s STI award is based on the NEO’s target amount and paid as soon as administratively possible after the date of death (but in no event later than March 15th of the following year). For a Qualifying CIC, STI award is shown at target.
(2)	For Ms. Purtill, this column includes the outstanding tranche of her 2021 Leadership Continuity Award in the amount of $125,000.
(3)	This column reflects a lump sum payment of $40,000 that can be used to pay for continued healthcare and life insurance coverage following a qualifying termination. The amounts do not include medical and life insurance benefits upon permanent disability or death to the extent that they are generally available to all salaried employees.
(4)	The amounts in this column represent the total market value of unvested AIG stock options as of December 31, 2022 for which vesting would be accelerated, based on the difference between the exercise price of the options and the closing sale price of shares of AIG common stock on the NYSE of $63.24 on December 30, 2022.
(5)	The amounts in this column include: (i) the total market value (based on the AIG closing sale price on the NYSE of $63.24 on December 30, 2022) of shares of AIG common stock underlying unvested AIG PSU awards as of December 31, 2022 and (ii) the total market value (based on the Corebridge closing sale price on the NYSE of $20.06 on December 30, 2022) of shares of Corebridge common stock underlying unvested Corebridge RSU awards as of December 31, 2022. For the 2020 AIG PSU awards, actual earned AIG PSUs are reflected except in the case of death in which target PSUs are reflected. For 2021 and 2022 AIG PSUs, target PSUs are reflected. Amounts also reflect all Cash Dividend Equivalents and DEUs associated with AIG PSU and Corebridge RSU awards.
(6)	“Qualifying CIC” assumes that an event has occurred that constitutes both an AIG CIC and Corebridge CIC and that the NEO is entitled to change in control benefits under the 2012 ESP and the terms of the NEO’s equity awards. The amount of AIG PSUs vesting is shown (i) at the actual amounts earned for the 2020 AIG PSUs and (ii) at target for the 2021 and 2022 AIG PSUs.
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Pay Versus Performance

The following table provides information regarding “Compensation Actually Paid” to our NEOs as determined and defined under SEC rules and does not reflect compensation actually earned, realized or received by them. The Corebridge SPC did not consider this information in making its pay decisions for 2022.
Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO¹ ($)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs[1] ($)	Value of Initial Fixed $100 Investment based on:[2]		Net Income ($ Millions)[3]	Normalized ROaE[4]
					CRBG TSR ($)	Peer Group TSR ($)
2022	8,881,597	14,151,089	4,261,914	4,107,460	99.03	109.12	8,469	11.1%
(1)	This table presents pay versus performance information for 2022 for Kevin Hogan (“CEO”) and Elias Habayeb, Todd Solash, Terri Fiedler, Sabra Purtill, Geoff Cornell and Robert Scheinerman (the “Other NEOs”). 2022 Compensation Actually Paid reflects the following adjustments to the applicable amounts in the Summary Compensation Table (“SCT”):
	CEO ($)	Average of Other NEOs ($)
2022 Total Reported in SCT	8,881,597	4,261,914
Less value of stock and option awards reported in SCT	(5,141,177)	(1,410,505)
Plus year-end value of awards granted in 2022 that were unvested and outstanding as of 12/31/2022(a)	4,772,278	947,231
Plus change in fair value of prior year awards that were unvested and outstanding as of 12/31/2022(b)	5,638,392	166,277
Plus change in fair value of prior year awards that vested in 2022(c)	—	(143,572)
Plus value of awards granted in 2022 that vested in 2022	—	286,116
Compensation Actually Paid for 2022	14,151,089	4,107,460
(a)	December 31, 2022 fair value of Corebridge RSUs was calculated based on the closing Corebridge stock price on that date. December 31, 2022 fair value of AIG PSUs and AIG stock options was calculated based on the closing AIG stock price on that date.
(b)	December 31, 2021 fair value of all AIG RSUs, AIG PSUs and AIG stock options was calculated based on the closing AIG stock price on that date.
(c)	Change in fair value for awards that vested in 2022 was calculated based on the closing price on the vesting date.
(2)	The Peer Group TSR uses the S&P 500 Insurance Index, which we also use in the stock performance graph included in our Annual Report. The comparison assumes $100 was invested for the period starting September 15, 2022, the IPO date, through the end of 2022 (the “Measurement Period”) for purposes of calculating the cumulative TSR of the Company and the S&P 500 Insurance Index over the Measurement Period. Historical stock performance is not necessarily indicative of future stock performance.
(3)	Net Income is derived from our audited consolidated financial statements.
(4)	We determined Normalized ROaE to be the most important financial performance measure used to link Company performance to Compensation Actually Paid in 2022. We may determine a different financial performance measure to be the most important financial performance measure in future years. Normalized ROaE is a non-GAAP financial measure. For more information on this measure, see Appendix A.
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Relationship Between Compensation Actually Paid and TSR

The following chart sets forth the relationship between: (i) 2022 Compensation Actually Paid to our CEO and the average of 2022 Compensation Actually Paid to the Other NEOs and (ii) the Company’s cumulative TSR over the Measurement Period.

CEO and Average Other NEO Compensation Actually Paid
Versus Company TSR

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Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between: (i) 2022 Compensation Actually Paid to our CEO and the average of 2022 Compensation Actually Paid to the Other NEOs and (ii) our 2022 Net Income.

CEO and Average Other NEO Compensation Actually Paid
Versus Net Income

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Relationship Between Compensation Actually Paid and Normalized ROaE

The following chart sets forth the relationship between: (i) 2022 Compensation Actually Paid to our CEO and the average of 2022 Compensation Actually Paid to the Other NEOs and (ii) our 2022 Normalized ROaE.

CEO and Average Other NEO Compensation Actually Paid
Versus Normalized ROaE

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Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR for the Measurement Period to that of the S&P 500 Insurance Index over the same period.

Comparison of Cumulative TSR of Corebridge Financial, Inc. and S&P 500
Insurance Index (September 15, 2022 indexed to $100)

Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our NEOs for 2022 to Company performance. The measures in these tables are not ranked.

Certain of these measures are non-GAAP financial measures. For more information on non-GAAP measures, see Appendix A and Appendix B.
CEO	Other NEOs
Measures used in determining 2022 Actual STI Award: • Normalized ROaE • Normalized GOE • Investment Performance vs. Benchmark	Measures used in determining 2022 Actual STI Award: • Normalized ROaE • Normalized GOE • Investment Performance vs. Benchmark
Measures used in determining performance for 2022 AIG PSUs: • AYCR, ex-CAT • Diluted normalized AATI Attributable to AIG Common Shareholders Per Share • AIG Relative TSR
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Proposal 3: Advisory Vote on the Frequency of the Advisory
Vote Approving Executive Compensation

What am I voting on?

In addition to the non-binding advisory vote to approve 2022 executive compensation (the “Say-on-Pay” vote) described in Proposal 2 above, Section 14A of the Exchange Act requires that Corebridge shareholders have an opportunity at least once every six years to vote on the frequency of a Say-on-Pay vote. You may vote that the Say-on-Pay vote occur every year, every two years or every three years or you may abstain.

The results of the vote on this proposal will not be binding on the Board, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. The Board will consider the outcome of the vote and disclose its decision as to frequency by filing a Current Report on Form 8-K with the SEC no later than 150 days after the date of the Annual Meeting.

How does the Board recommend that I vote?

Your Board recommends a vote to hold the Say-on-Pay vote ANNUALLY. The Board believes that an annual Say-on-Pay vote is a corporate governance best practice and values shareholder perspectives on our compensation programs, including the feedback received from the Say-on-Pay vote.

How will the proxyholders vote?

Unless otherwise instructed, the proxyholders will vote to hold the Say-on-Pay vote ANNUALLY.

What is the vote required for approval of one of the options?

An option must receive the affirmative vote of a majority of the votes cast to be approved. Only votes cast “for” or “against” an option will be considered.

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Proposal 4: Ratification of Appointment of Independent
Registered Public Accounting Firm

What am I voting on?

We are asking shareholders to vote on a proposal to ratify the appointment of PwC as our independent registered public accounting firm (“Independent Auditor”) for 2023.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of our Independent Auditor and annually reviews its qualifications, performance and independence. The Audit Committee has appointed PwC as our Independent Auditor for 2023.

We are requesting shareholder ratification of PwC’s appointment as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit Committee may reconsider whether or not to retain PwC. Also, regardless of whether the appointment is ratified, the Audit Committee in its discretion may change the appointment of PwC at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

PwC has served as our Independent Auditor since 2020 and reports directly to the Audit Committee. In selecting PwC as our Independent Auditor for 2023, the Audit Committee considered a number of factors, including:

•	the professional qualifications of PwC, the lead audit partner and other key engagement partners;
•	PwC’s depth of understanding of our businesses, accounting policies and practices and internal control over financial reporting;
•	PwC’s independence program and its processes for maintaining its independence;
•	the appropriateness of PwC’s fees for audit and non-audit services (on both an absolute basis and as compared to fees charged to peer companies of comparable size and complexity by PwC and its peer firms); and
•	the impact of a change in the Independent Auditor.

Representatives of PwC are expected to be present during the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

How does the Board recommend that I vote?

The Board recommends that you vote FOR the ratification of PwC as our independent registered public accounting firm for 2023.

How will the proxyholders vote?

Unless otherwise instructed, the proxyholders will vote FOR the ratification of PwC as our independent registered public accounting firm for 2023.

What is the vote required for ratification of the appointment?

The ratification must receive the affirmative vote of a majority of the votes cast to be approved. Only votes cast “for” or “against” the ratification will be considered.

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Audit Committee Report

The roles of management, the Independent Auditor and the Audit Committee are as follows:

Management is responsible for the preparation, presentation and integrity of our financial statements, for our accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

The Independent Auditor is responsible for performing an independent audit of our financial statements in accordance with the standards of PCAOB, expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the U.S. and expressing an opinion on the effectiveness of internal control over financial reporting. The Independent Auditor has free access to the Audit Committee to discuss any matters it deems appropriate.

The Audit Committee is responsible for assisting the Board in its oversight of:

•	the integrity of our financial statements and accounting and financial reporting processes (including our internal control over financial reporting);
•	our compliance with legal and regulatory requirements;
•	the Independent Auditor’s qualifications, independence and performance; and
•	the performance of our internal audit function.

In the performance of its oversight function, the Audit Committee considered and discussed our 2022 audited financial statements with management and PwC, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee also discussed with PwC the matters required to be discussed by applicable PCAOB and SEC requirements. Finally, the Audit Committee received the written disclosures and the letter from PwC as required by PCAOB’s rules regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC its independence.

Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board the inclusion of the audited financial statements for the year ended December 31, 2022 in Corebridge’s 2022 Annual Report on Form 10-K.

Audit Committee
Alan Colberg (Chair)
Christopher Lynch
Peter Zaffino

Pre-Approval Policy

Under the Corebridge Financial, Inc. Audit Committee Pre-Approval Policy, the Audit Committee must pre- approve the audit and non-audit services performed by the Independent Auditor to ensure that the provision of those services does not impair the auditor’s independence. Accordingly, before the Company engages the Independent Auditor to render a service, the engagement must be either: (1) specifically approved by the Audit Committee, or (2) entered into pursuant to a general pre-approval for specified services granted by the Audit Committee under the policy. The Audit Committee will periodically review the policy for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards, including SEC and PCAOB regulations.

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Prior to granting any pre-approval, the Audit Committee will review and discuss with the Independent Auditor any documentation supplied by the Independent Auditor as to the nature and scope of the proposed services and any potential impact on the auditor’s independence. In particular, the Audit Committee will carefully scrutinize the retention of the Independent Auditor in connection with any tax-related transaction initially recommended by the Independent Auditor.

Fees Paid to PricewaterhouseCoopers LLP

The table below shows the fees paid by Corebridge to PwC in 2022 and 2021.

	Year Ended December 31,
($ in millions)	2022	2021
Audit Fees(1)	29.9	31.6
Audit-Related Fees(2)	11.5	5.8
Tax Fees(3)	0	0
All Other Fees(4)	.1	0
Total	41.5	37.4
(1)	Audit Fees – Fees and related expenses billed for annual financial statement audit and quarterly review services that are customary for the Independent Auditor to render an opinion.
(2)	Audit-Related Fees – Fees and related expenses billed for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and for other services that are traditionally performed by the Independent Auditor. Services performed include services related to the implementation of the long-duration targeted improvements accounting standard, certain standalone audits and other non-core services.
(3)	Tax Fees - Fees and related expenses billed for permitted tax services, including tax compliance, tax advice and tax planning and preparation.
(4)	All Other Fees - Fees and related expenses billed for other permitted non-audit services including regulatory compliance services.

The services provided by PwC and the fees paid by Corebridge were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by PwC during the most recently completed fiscal year in its annual independence evaluation.

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Voting Instructions and Information

Why am I Receiving these Materials?

You are receiving these materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any postponed or reconvened meeting.

When and Where Is the Annual Meeting?

The Annual Meeting will be held virtually via the internet on June 20, 2023 at 8:30 a.m., Eastern Time. Shareholders may access the Annual Meeting at www.virtualshareholdermeeting.com/CRBG2023.

Who Can Vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you were a shareholder of record on April 24, 2023. You are entitled to direct the voting of your shares if you were a beneficial owner of shares held in street name on the record date. Each share of Corebridge common stock held by you on the record date is entitled to one vote.

What is the Difference Between a Shareholder of Record and a Beneficial Owner of Shares Held in Street Name?

If your shares of Corebridge common stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered a shareholder of record or a “registered shareholder” of those shares.

If your shares are held in an account at a bank, brokerage firm or other intermediary, you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials, as well as a voting instruction form, from the intermediary holding your shares and, as a beneficial owner, you have the right to direct the intermediary as to how to vote them. Most individual shareholders are beneficial owners of shares held in street name.

Who Were the Registered Shareholders on the Record Date?

As of April 24, 2023, Corebridge had three shareholders of record:

Shareholder	Address
American International Group, Inc.	1271 Avenue of the Americas, 41st Floor New York, New York 10020
Argon Holdco LLC	c/o Blackstone Inc. 345 Park Ave. New York, New York 10154
Cede & Co. L.L.C.	570 Washington Boulevard Jersey City, New Jersey 07310

This list will also be available for inspection by appointment during ordinary business hours at the offices of Corebridge at 28 Liberty Street, New York, New York 10005 during the ten days prior to the Annual Meeting. To make an appointment or receive the list by email, please email corebridgecorporategovernance@aig.com. Any updates or changes related to the process for inspecting the stockholder list will be posted on the Investors section of our website at www.corebridgefinancial.com

What Do I Need to Participate in the Annual Meeting?

Shareholders can participate in the Annual Meeting by logging into the meeting website at www.virtualshareholdermeeting.com/CRBG2023. To log in, you will need the 16-digit control number provided on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting (the “control number”). We recommend that you log in at least 15 minutes in advance of the Annual Meeting.

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Can I Ask Questions at the Virtual Annual Meeting?

Shareholders will be able to submit written questions during the meeting in the “Ask A Question” field of the website by selecting a question topic, typing the question in the designated text box and clicking “Submit.”

Consistent with the rules of conduct for our Annual Meeting, and to allow us to answer questions from as many shareholders as possible, each shareholder may submit a maximum of one question. We ask that questions be succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped and answered together to avoid repetition.

What if I Have Trouble Accessing, or Technical Difficulties During, the Annual Meeting?

We will have technicians ready to assist with any technical difficulties in accessing or participating in the Annual Meeting. The technical support number will be posted on the Annual Meeting log in page.

How Do I Vote?

Shareholders may cast their vote in one of four ways:

•	By Internet. Go to www.proxyvote.com. To be valid, your vote must be received by 11:59 p.m., Eastern Time, on June 19, 2023. You will need your control number to access the website.
•	By Telephone. Call 1-800-690-6903 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the U.S. or Canada. International calling charges apply outside the U.S. and Canada. You will need your control number to vote. To be valid, your vote must be received by 11:59 p.m., Eastern Time, on June 19, 2023.
•	By Mail. Mark your voting instruction form or proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your vote must be received by 11:59 p.m., Eastern Time, on June 19, 2023.
•	During the Annual Meeting.

How Can I Revoke My Proxy or Change My Vote?

You have the power to revoke your proxy or change your vote by:

For a Proxy Submitted by Internet or Telephone

•	Subsequently submitting a new proxy through the internet or by telephone that is received by 11:59 p.m., Eastern Time, on June 19, 2023;
•	Executing and mailing a later-dated proxy card that is received prior to 11:59 p.m., Eastern Time, on June 19, 2023 or
•	Voting during the Annual Meeting.
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For a Proxy Submitted by Mail

•	Subsequently executing and mailing another proxy card bearing a later date that is received prior to 11:59 p.m., Eastern Time, on June 19, 2023 or
•	Voting during the Annual Meeting.

How Will My Shares Be Voted?

Each share of AIG common stock is entitled to one vote. Your shares will be voted in accordance with your instructions. In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or the internet, the proxy holders will have, and intend to exercise, discretion to vote your shares in accordance with their best judgment on any matters not identified in this Proxy Statement that are brought to a vote at the Annual Meeting.

If your shares are registered in your name and you sign and return a proxy card or vote by telephone or the internet but do not give voting instructions on a particular proposal, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares in street name and do not give voting instructions on a proposal, your broker is only permitted under the rules of the NYSE to vote your shares in its discretion on Proposal 3 (ratification of the appointment of the independent auditor) and is required to withhold a vote on each of the other proposals, resulting in a so-called “broker non-vote.”

How are Abstentions and Broker Non-Votes Treated?

Only votes cast “for” or “against” a proposal will be considered; abstentions and broker non-votes will not be treated as a vote “for” or “against” a proposal and therefore will have no effect on the vote.

How Many Votes are Required to Transact Business at the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of Corebridge common stock entitled to vote will constitute a quorum. On the record date, 648,143,336 shares were outstanding. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum.

How Do I Obtain More Information About Corebridge?

A copy of Corebridge’s 2022 Annual Report, which includes Corebridge’s 2022 Annual Report on Form 10-K filed with the SEC, has been delivered or made available to shareholders. You also may obtain, free of charge, a copy of the 2022 Corebridge Annual Report and Corebridge’s 2022 Annual Report on Form 10-K by writing to Corebridge Financial, Inc., 28 Liberty Street, New York, New York 10005, Attention: Investor Relations. These documents also are available in the Investors section of our website at www.corebridgefinancial.com.

Who Pays for the Expenses of this Proxy Solicitation?

Corebridge will bear the cost of the solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and certain officers and regular employees of the Company without additional compensation. Corebridge has retained Morrow Sodali LLC to assist in the solicitation of proxies for a fee of approximately $8,500, plus reasonable out-of-pocket expenses and disbursements of that firm. Corebridge will reimburse brokers and others holding Corebridge common stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

Who Counts the Votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes. A representative of Broadridge will act as the independent Inspector of Election and supervise the voting, decide the validity of proxies and certify the results.

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Other Matters

Other Matters to Be Presented During the 2023 Annual Meeting of Shareholders

The Board knows of no other matters to be presented during the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxyholders to vote the proxy in accordance with their judgment on such matters.

Shareholder Proposals for the 2024 Annual Meeting

All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to Exchange Act Rule 14a-8 should be sent to the Corporate Secretary of Corebridge by mail or email as set forth below under “—Communications with the Board” and must be received by December 30, 2023.

The By-laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of our outstanding shares of Corebridge common stock continuously for at least three years to nominate and include in Corebridge’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Notice of director nominees submitted pursuant to this proxy access by-law must be delivered to the Corporate Secretary of Corebridge by mail or email as set forth below under “—Communications with the Board” and must be received no earlier than November 30, 2023 and no later than December 30, 2023. The notice of director nominees must include all of the information required by the By-laws.

Under the By-laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made during the 2024 Annual Meeting of Shareholders and not submitted for inclusion in next year’s Proxy Statement (either pursuant to Exchange Act Rule 14a-8 or the proxy access provisions of the By-laws) must be delivered to the Corporate Secretary of Corebridge by mail or email as set forth below under “—Communications with the Board” no earlier than February 21, 2024 and no later than March 22, 2024. The notice must include all of the information required by the By-laws. For shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card, the notice must also include information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act. The presiding person of the meeting may refuse to acknowledge or introduce any proposal or nomination of director if it was not timely submitted or does not comply with the By-laws.

Communications with the Board

Shareholders and other interested parties may communicate with the Board as a whole, a group of Board members or any individual Board member, by writing to Corporate Secretary, c/o Corebridge Financial, Inc., 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019 or by emailing corebridgecorporategovernance@aig.com.

The Corporate Secretary opens all communications and forwards them to the appropriate recipient. However, at the discretion of the Corporate Secretary, items unrelated to the directors’ duties and responsibilities as members of the Board may not be forwarded, including the following materials:

•	Unsolicited marketing or advertising material, mass mailings, junk mail and “spam”
•	Unsolicited newsletters, newspapers, magazines, books and publications
•	Other materials deemed to be trivial, irrelevant, inappropriate and/or harassing
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Corporate Governance Materials Available on Our Website

The following documents are available, free of charge, in the Investors—Leadership and Governance—Governance Documents section of our website at www.corebridgefinancial.com:

•	Corebridge Financial, Inc. Amended and Restated Certificate of Incorporation
•	Corebridge Financial, Inc. Second Amended and Restated By-laws
•	Corebridge Financial, Inc. Audit Committee Charter
•	Corebridge Financial, Inc. Corporate Governance Guidelines
•	Corebridge Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics
•	Corebridge Code of Conduct

You may also request print copies of any of these documents by writing to our Investor Relations department at the address set forth under “Voting Instructions and Information—How Do I Obtain More Information about Corebridge?”

Codes of Conduct

Any amendment to the Corebridge Code of Conduct and Corebridge Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to Corebridge’s directors, officers or senior financial officers will be posted on our website within the time period required by the SEC and the NYSE. Information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings.

Electronic Delivery of Proxy Materials

To reduce paper mailed to your home and help lower printing and postage costs, we are offering shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, shareholders may follow the instructions when voting online at www.proxyvote.com. If you own shares indirectly through a broker, bank or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.

What if I Share the Same Address as Another Corebridge Shareholder?

If you share an address with one or more other Corebridge shareholders, you may have received only a single copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials (“Notice”) for your entire household. This practice, known as “householding,” is intended to reduce printing and mailing costs. If you are a registered shareholder and you prefer to receive a separate Annual Report, Proxy Statement or Notice this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding” and receive a single copy, contact Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are a beneficial owner of shares held in street name, please contact your bank, brokerage firm or other intermediary to make your request. There is no charge for separate copies.

Incorporation by Reference

No reports, documents or websites that are cited or referred to in this Proxy Statement shall be deemed to form part of, or to be incorporated by reference into, this Proxy Statement.

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To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by Corebridge under the Securities Act or the Exchange Act, the letter to stockholders at the beginning of this Proxy Statement and the sections entitled “Audit Committee Report” and “Compensation Committee Report” (to the extent permitted by SEC rules) shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

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Cautionary Statement Regarding
Forward-Looking Statements

This Proxy Statement contains forward-looking statements. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others, risks related to:

•	market conditions, including risks related to rapidly increasing interest rates, declining or negative interest rates, deterioration of market conditions, geopolitical tensions, equity market declines or volatility and the COVID-19 pandemic;
•	insurance risk and related exposures, including risks related to insurance liability claims exceeding reserves, reinsurance becoming unavailable and the occurrence of events causing acceleration of the amortization of deferred acquisition costs;
•	our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;
•	liquidity, capital and credit, including risks related to our access to funds from our subsidiaries being restricted, the possible incurrence of additional debt, the ability to refinance existing debt, the illiquidity of some of our investments, a downgrade in our insurer financial strength ratings and non-performance by counterparties;
•	our business and operations, including risks related to pricing for our products, guarantees within certain of our products, our use of derivatives instruments, marketing and distribution of our products through third parties, our reliance on third parties to provide business and administrative services, maintaining the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal or regulatory proceedings, our business strategy becoming ineffective, intense competition, catastrophes, changes in our accounting principles and financial reporting requirements, our foreign operations, business or asset acquisitions and dispositions and our ability to protect our intellectual property;
•	the intense regulation of our business;
•	estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;
•	competition and employees, including risks related to our ability to attract and retain key employees and employee error and misconduct;
•	our investment managers, including our reliance on agreements with Blackstone IM which we have a limited ability to terminate or amend and increased regulation or scrutiny of investment advisers and investment activities;
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•	our separation from AIG, including risks related to the replacement or replication of functions and the loss of benefits from AIG’s global contracts, our inability to file a single US consolidated income federal income tax return for a five-year period, and limitations on our ability to use deferred tax assets to offset future taxable income;
•	our agreements with Fortitude Re; and
•	other factors discussed in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.

Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in our filings with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

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Appendix A
Corebridge Non-GaaP Financial Measures

In our reports, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly-named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations. APTOI excludes the impact of the following items:

Fortitude-Related Adjustments

The modco reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

As a result of entering into the reinsurance agreements with Fortitude Re we recorded a loss which was primarily attributed to the write-off of DAC, VOBA and deferred cost of reinsurance assets. The total loss and the ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

Investment-Related Adjustments

APTOI excludes “Net realized gains (losses),” including changes in the allowance for credit losses on available-for-sale securities and loans, as well as gains or losses from sales of securities, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, also included in Net realized gains (losses) are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

Our investment-oriented contracts, such as universal life insurance, and fixed, fixed index and variable annuities, are also impacted by net realized gains (losses), and these secondary impacts are also excluded from APTOI. Specifically, the changes in benefit reserves and DAC, VOBA and DSI assets related to net realized gains (losses) are excluded from APTOI.

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Variable, fixed index annuities and index universal life insurance products adjustments

Certain of our variable annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and are accounted for as embedded derivatives. Additionally, certain fixed index annuity contracts contain GMWB or indexed interest credits which are accounted for as embedded derivatives, and our index universal life insurance products also contain embedded derivatives. Changes in the fair value of these embedded derivatives, including rider fees attributed to the embedded derivatives, are recorded through “Net realized gains (losses)” and are excluded from APTOI.

Changes in the fair value of securities used to hedge guaranteed living benefits are excluded from APTOI.

Other adjustments

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•	restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•	non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•	separation costs;
•	non-operating litigation reserves and settlements;
•	loss (gain) on extinguishment of debt;
•	losses from the impairment of goodwill; and
•	income and loss from divested or run-off business.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•	changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•	deferred income tax valuation allowance releases and charges.

Book value, excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets (“Adjusted Book Value”) is used to eliminate the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio where there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors because it eliminates items that can fluctuate significantly from period to period, including changes in fair value of our available-for-sale securities portfolio and foreign currency translation adjustments. This measure also eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for

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which there is largely no offsetting impact for certain related insurance liabilities. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Normalized Adjusted Return on Average Equity is derived by dividing AATOI by average Adjusted Book Value. AATOI and average Adjusted Book Value are normalized for separation related items, COVID mortality claims, annual actuarial assumptions update, litigation matters, and (better)/ worse than expected return on business transactions. The measures are also adjusted for the impact of macroeconomic and market factors such as variances to expected return on alternative investments, expected fair value changes on fixed maturity securities, foreign exchange gains (losses), embedded derivative gains (losses), and changes in fair value for market risk benefits.

Normalized GOE represents GOE on an adjusted pre-tax operating income basis less separation related impacts and certain one-time non-recurring items.

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Appendix B
Aig Non-GaaP Financial Measures

Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. The non-GAAP financial measures presented may not be comparable to similarly named measures reported by other companies.

AIG uses the following operating performance measures because AIG believes they enhance the understanding of the underlying profitability of continuing operations and trends of its business segments. AIG believes they also allow for more meaningful comparisons with its insurance competitors.

Adjusted Pre-Tax Income (APTI) is derived by excluding the items set forth below from income from continuing operations before income tax. This definition is consistent across AIG’s segments. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and measures that AIG believes to be common to the industry. APTI is a GAAP measure for AIG’s segments. Excluded items include the following:

•	changes in fair value of securities used to hedge guaranteed living benefits;
•	changes in benefit reserves and deferred policy acquisition costs, value of business acquired, and deferred sales inducements related to net realized gains and losses;
•	changes in the fair value of equity securities;
•	net investment income on Fortitude Re funds withheld assets held by AIG in support of Fortitude Re’s reinsurance obligations to AIG post deconsolidation of Fortitude Re (Fortitude Re funds withheld assets);
•	following deconsolidation of Fortitude Re, net realized gains and losses on Fortitude Re funds withheld assets;
•	loss (gain) on extinguishment of debt;
•	all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Earned income on such economic hedges is reclassified from net realized gains and losses to specific APTI line items based on the economic risk being hedged (e.g. net investment income and interest credited to policyholder account balances);
•	income or loss from discontinued operations;
•	net loss reserve discount benefit (charge);
•	pension expense related to lump sum payments to former employees;
•	net gain or loss on divestitures and other;
•	non-operating litigation reserves and settlements;
•	restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify the AIG organization;
•	the portion of favorable or unfavorable prior year reserve development for which AIG has ceded the risk under retroactive reinsurance agreements and related changes in amortization of the deferred gain;
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•	integration and transaction costs associated with acquiring or divesting businesses;
•	losses from the impairment of goodwill;
•	non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles; and
•	income from elimination of the international reporting lag.

Adjusted After-tax Income Attributable to AIG Common Shareholders (AATI) is derived by excluding the tax effected APTI adjustments described above, dividends on preferred stock, noncontrolling interest on net realized gains (losses), other non-operating expenses and the following tax items from net income attributable to AIG:

•	deferred income tax valuation allowance releases and charges;
•	changes in uncertain tax positions and other tax items related to legacy matters having no relevance to current businesses or operating performance; and
•	net tax charge related to the enactment of the Tax Cuts and Jobs Act.

Diluted Normalized Adjusted After-tax Income (AATI) Attributable to AIG Common Shareholders Per Share further adjusts diluted AATI attributable to AIG common shareholders per share for the effects of certain volatile or market-related items. AIG believes this measure is useful to investors for performance management because it presents the trends in diluted AATI attributable to AIG common shareholders per share without the impact of certain items that can experience volatility in short-term results. Diluted normalized AATI attributable to AIG common shareholders per share is derived by excluding the following from AATI attributable to AIG common shareholders per share: the difference between actual and expected (1) catastrophe losses, net of reinsurance, (2) alternative investment returns, (3) fair value changes on fixed maturity securities, and (4) return on business transactions; update of actuarial assumptions; prior year loss reserve development, net of reinsurance and premium adjustments; and COVID-19 mortality. General Insurance EPS is further adjusted for certain business factors related to neutralizing Corebridge’s impact on AIG’s earnings per share.

AIG Return on Common Equity (ROCE)-Adjusted After-tax Income Excluding Accumulated Other Comprehensive Income (AOCI) adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets and Deferred Tax Assets (DTA) (Adjusted Return on Common Equity) is used to show the rate of return on common shareholders’ equity. AIG believes this measure is useful to investors because it eliminates items that can fluctuate significantly from period to period, including changes in fair value of AIG’s available for sale securities portfolio, foreign currency translation adjustments and U.S. tax attribute deferred tax assets. This measure also eliminates the asymmetrical impact resulting from changes in fair value of AIG’s available for sale securities portfolio wherein there is largely no offsetting impact for certain related insurance liabilities. In addition, AIG adjusts for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re. AIG excludes deferred tax assets representing U.S. tax attributes related to net operating loss carryforwards and foreign tax credits as they have not yet been utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As net operating loss carryforwards and foreign tax credits are utilized, the portion of the DTA utilized is included in Adjusted Return on Common Equity. Adjusted Return on Common Equity is derived by dividing actual or annualized adjusted after-tax income attributable to AIG common shareholders by average AIG common shareholders’ equity, excluding AOCI adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets, and DTA (Adjusted Common Shareholders’ Equity).

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Corebridge Adjusted Pre-tax Operating Income (APTOI) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to Corebridge’s current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that Corebridge believes to be common in Corebridge’s industry. Corebridge believes the adjustments to pre-tax income are useful for gaining an understanding of Corebridge’s overall results of operations.

APTOI excludes the impact of the following items:

Fortitude Related Adjustments:

The modco reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

As a result of entering into the reinsurance agreements with Fortitude Re, AIG recorded a loss which was primarily attributed to the write-off of DAC, VOBA and deferred cost of reinsurance assets. The total loss and the ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of Corebridge’s ongoing business operations.

Investment Related Adjustments:

APTOI excludes “Net realized gains (losses),” including changes in the allowance for credit losses on available-for-sale securities and loans, as well as gains or losses from sales of securities, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Corebridge’s derivative results, including those used to economically hedge insurance liabilities, also included in Net realized gains (losses) are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

Corebridge’s investment-oriented contracts, such as universal life insurance, and fixed, fixed index and variable annuities, are also impacted by net realized gains (losses), and these secondary impacts are also excluded from APTOI. Specifically, the changes in benefit reserves and DAC, VOBA and DSI assets related to net realized gains (losses) are excluded from APTOI.

Variable, Fixed Index Annuities and Index Universal Life Insurance Products Adjustments:

Certain of Corebridge’s variable annuity contracts contain guaranteed minimum withdrawal benefits (GMWBs) and are accounted for as embedded derivatives. Additionally, certain fixed index annuity contracts contain GMWB or indexed interest credits which are accounted for as embedded derivatives, and our index universal life insurance products also contain embedded derivatives.

Changes in the fair value of these embedded derivatives, including rider fees attributed to the embedded derivatives, are recorded through “Net realized gains (losses)” and are excluded from APTOI. Changes in the fair value of securities used to hedge guaranteed living benefits are excluded from APTOI.

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Other Adjustments:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•	restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify Corebridge’s organization;
•	non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•	separation costs;
•	non-operating litigation reserves and settlements;
•	loss (gain) on extinguishment of debt;
•	losses from the impairment of goodwill; and
•	income and loss from divested or run-off business.

Corebridge Adjusted After-tax Operating Income Attributable to Corebridge’s Common Shareholders (Adjusted After-tax Operating Income or AATOI) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to Corebridge:

•	changes in uncertain tax positions and other tax items related to legacy matters having no relevance to current businesses or operating performance; and
•	deferred income tax valuation allowance releases and charges.

Life and Retirement* Normalized Adjusted Return on Average Equity (ROAE) is derived by dividing AATOI by average Adjusted Book Value. AATOI and average Adjusted Book Value are normalized for separation related items, COVID mortality claims, annual actuarial assumptions update, litigation matters, and (better)/ worse than expected return on business transactions. The measures are also adjusted for the impact of macroeconomic and market factors such as variances to expected return on alternative investments, expected fair value changes on fixed maturity securities, foreign exchange gains (losses), embedded derivative gains (losses), and changes in fair value for market risk benefits.

Life and Retirement* Diluted Normalized AATOI per Share The measure will be and is normalized for certain separation related items, COVID mortality claims, annual actuarial assumptions update, litigation matters, changes in accounting or tax legislation and adjustment for unplanned business transactions. The measures will also be adjusted for the impact of macroeconomic and market factors such as variances to expected private equity / real estate returns, expected hedge fund returns, expected fair value changes on fixed maturity securities, foreign exchange gains (losses), embedded derivative gains (losses), and changes in fair value for market risk benefits.

Ratios AIG, along with most property and casualty insurance companies, uses the loss ratio, the expense ratio and the combined ratio as measures of underwriting performance. These ratios are relative measurements that describe, for every $100 of net premiums earned, the amount of losses and loss adjustment expenses (which for General Insurance excludes net loss reserve discount), and the amount of other underwriting expenses that would be incurred. A combined ratio of less than 100 indicates underwriting income and a combined ratio of over 100 indicates an underwriting loss. The ratios are calculated using the relevant segment information calculated under GAAP, and thus may not be comparable to similar ratios calculated for regulatory reporting purposes. The underwriting environment varies across countries and products, as does the degree of litigation activity, all of which affect such

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ratios. In addition, investment returns, local taxes, cost of capital, regulation, product type and competition can have an effect on pricing and consequently on profitability as reflected in underwriting income and associated ratios.

Accident Year Loss and Accident Year Combined Ratios, as Adjusted (Accident Year Loss Ratio, ex- CAT and Accident Year Combined Ratio, ex-CAT) exclude catastrophe losses (CATs) and related reinstatement premiums, prior year development (PYD), net of premium adjustments, and the impact of reserve discounting. Natural catastrophe losses are generally weather or seismic events, in each case, having a net impact on AIG in excess of $10 million and man-made catastrophe losses, such as terrorism and civil disorders that exceed the $10 million threshold. AIG believes that adjusted ratios are meaningful measures of underwriting results on an ongoing basis as they exclude catastrophes and the impact of reserve discounting which are outside of management’s control. AIG also excludes prior year development to provide transparency related to current accident year results. Underwriting ratios are computed as follows:

•	Loss Ratio = Loss and loss adjustment expenses incurred ÷ Net premiums earned (NPE)
•	Acquisition Ratio = Total acquisition expenses ÷ NPE
•	General Operating Expense Ratio = General operating expenses ÷ NPE
•	Expense Ratio = Acquisition ratio + General operating expense ratio
•	Combined Ratio = Loss ratio + Expense ratio
•	CATs and Reinstatement Premiums = [Loss and loss adjustment expenses incurred - (CATs)] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes] - Loss ratio
•	Accident Year Loss Ratio, as Adjusted (AYLR, ex-CAT) = [Loss and loss adjustment expenses incurred - CATs - PYD] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes +/(-) Prior year premiums + Adjustment for ceded premium under reinsurance contracts related to prior accident years]
•	Accident Year Combined Ratio, as Adjusted (AYCR, ex-CAT) = AYLR ex-CAT + Expense ratio
•	Prior Year Development net of reinsurance and prior year premiums = [Loss and loss adjustment expenses incurred - CATs - PYD] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes +/(-) Prior year premiums] - Loss ratio - CATs and reinstatement premiums ratio
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Underwriting Ratios General Insurance	Twelve Months Ended			Three Months Ended
	December 31,			December 31,	June 30,
	2022	2021	2020	2022	2018
Loss ratio	60.8	64.2	71.0	58.5	65.7
Catastrophe losses and reinstatement premiums	(5.0)	(5.4)	(10.3)	(3.8)	(2.3)
Prior year development, net of reinsurance and prior year premiums	1.8	0.6	0.1	2.3	0.8
Adjustment for ceded premiums under reinsurance contracts and other	—	—	—	—	1.2
Accident year loss ratio, as Adjusted	57.6	59.4	60.8	57.0	65.4
Acquisition ratio	19.3	19.6	20.4	19.8	21.1
General operating expense ratio	11.8	12.0	12.9	11.6	14.5
Expense ratio	31.1	31.6	33.3	31.4	35.6
Combined ratio	91.9	95.8	104.3	89.9	101.3
Accident Year Combined Ratio, ex-CATs	88.7	91.0	94.1	88.4	101.0

Underwriting Ratios Commercial Insurance	Twelve Months Ended December 31,
	2022	2021
Loss ratio	63.5	71.4
Catastrophe losses and reinstatement premiums	(6.1)	(6.8)
Prior year development, net of reinsurance and prior year premiums	1.0	(2.9)
Accident year loss ratio, as Adjusted	58.4	61.7
Acquisition ratio	15.8	16.8
General operating expense ratio	10.3	10.6
Expense ratio	26.1	27.4
Combined ratio	89.6	98.8
Accident Year Combined Ratio, ex-CATs	84.5	89.1

AIG 200 Cumulative Run-rate Net GOE Savings represents exit run-rate savings that will emerge over time as a direct result of actions taken under the AIG 200 program.

AIG 200 Net GOE Exit Run-rate Savings Excluding Corebridge AIG 200 Cumulative Run-rate Net GOE Savings excluding Corebridge initiated savings.

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Life and Retirement* Normalized GOE represents Corebridge GOE on an adjusted pre-tax operating income basis less separation related impacts and certain one-time non-recurring items.

Relative Tangible Book Value Per Common Share represents Tangible book value per common share compared to peers’ Tangible book value per common share. Tangible book value per common share is derived by dividing Total AIG common shareholders’ equity, excluding goodwill, value of business acquired, value of distribution channel acquired and other intangible assets, by total common shares outstanding.

	Twelve Months Ended December 31, 2022
Net Premiums Written - Change in Constant Dollar	General Insurance	Global Commercial Lines
Foreign exchange effect on worldwide premiums:
Change in net premiums written
Increase (decrease) in original currency	3.8%	6.3%
Foreign exchange effect	(5.2)	(3.5)
Increase (decrease) as reported in U.S. dollars	(1.4)%	2.8%
*	Life and Retirement represents Life and Retirement plus components of Other Operations.

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COREBRIDGE FINANCIAL INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

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The Board of Directors recommends that you vote FOR each of the following director nominees:

Nominees:	**For**	**Against**	**Abstain**
1a. Adam Burk	☐	☐	☐
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1i. Elaine Rocha	☐	☐	☐
1j. Chris Schaper	☐	☐	☐
1k. Amy Schioldager	☐	☐	☐
1l. Patricia Walsh	☐	☐	☐
1m. Peter Zaffino	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. Approve, on an advisory basis, the 2022 named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Approve, on an advisory basis, the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

	For	**Against**	**Abstain**
4. Ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2023.	☐	☐	☐

NOTE: Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V17035-P90512

COREBRIDGE FINANCIAL INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 20, 2023 8:30 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Kevin Hogan, Chris Nixon and Chris Banthin, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COREBRIDGE FINANCIAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. Eastern Time, on June 20, 2023, virtually at www.virtualshareholdermeeting.com/CRBG2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side